FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227784-01

November 13, 2018 FREE WRITING PROSPECTUS COLLATERAL TERM SHEET $650,884,977 (Approximate Total Mortgage Pool Balance) UBS 2018-C14 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Société Générale Natixis Real Estate Capital LLC Cantor Commercial Real Estate Lending, L.P. Rialto Mortgage Finance, LLC CIBC Inc. Sponsors and Mortgage Loan Sellers UBS Securities LLC Cantor Fitzgerald & Co. Natixis Société Générale Co-Lead Managers and Joint Bookrunners CIBC World Markets Drexel Hamilton Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-227784) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2018-C14

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated November 15, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Natixis Securities Americas LLC Cantor Fitzgerald & Co.
Co-Managers:	CIBC World Markets Corp. Drexel Hamilton, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (39.7%), Société Générale (“SG”) (23.2%), Rialto Mortgage Finance, LLC (“RMF”) (18.4%), Natixis Real Estate Capital LLC (“Natixis“) (8.1%), Cantor Commercial Real Estate Lending, L.P. (“CCRE“) (5.4%) and CIBC Inc. (“CIBC“) (5.2%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Rialto Capital Advisors, LLC
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:	RMF, as the retaining sponsor, intends to cause its majority-owned affiliate to retain at least 5.0% of the certificate balance or notional amount in each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. See “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about December 13, 2018
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG	18	196	$258,228,859	39.7%
Société Générale	8	14	$151,062,500	23.2%
Rialto Mortgage Finance, LLC	11	11	$119,681,117	18.4%
Natixis Real Estate Capital LLC	3	6	$53,012,500	8.1%
Cantor Commercial Real Estate Lending, L.P.	1	1	$35,000,000	5.4%
CIBC Inc.	4	8	$33,900,000	5.2%
Total	45	236	$650,884,977	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$650,884,977
Number of Mortgage Loans:	45
Number of Mortgaged Properties:	236
Average Mortgage Loan Cut-off Date Balance:	$14,464,111
Average Mortgaged Property Cut-off Date Balance:	$2,757,987
Weighted Average Mortgage Rate:	5.291%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):	117
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):	116
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant(2):	5.7%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(3):	1.89x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):	59.8%
Weighted Average Mortgage Loan Maturity Date LTV(3)(4):	53.2%
Weighted Average U/W NOI Debt Yield(3):	12.2%

Amortization Overview
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:	45.2%
% Mortgage Loans with Amortization through Maturity Date:	28.9%
% Mortgage Loans which pay Interest Only through Maturity Date:	25.9%
Weighted Average Remaining Amortization Term (months)(5):	349

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	80.7%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	86.7%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	75.7%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	75.8%
% Mortgage Loans with Upfront Engineering Reserves:	52.3%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	53.4%
% Mortgage Loans with In Place Hard Lockboxes:	53.2%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	98.5%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	74.4%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	25.6%

Please see footnotes on the following page.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Initial Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2018.

(2)	With respect to the Lafayette Park mortgage loan, each of the four mortgaged properties is leased to a different state agency within the Minnesota Department of Administration. Excluding the Lafayette Park mortgage loan, the % of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant is 0.0%.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(4)	The Cut-off Date LTV and Maturity Date LTV for the following mortgage loans is based on an appraised value for one or more mortgaged properties that is not an “As-Is” appraised value.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as GNL Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $172,290,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $170,205,000. The Cut-off Date LTV and Maturity Date LTV based on the appraised value representing the sum of the “As-Is” appraised values are 57.9% and 57.9%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Crowne Plaza – Jacksonville (Airport), the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $30,400,000 for the mortgaged property as of September 4, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $5,250,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $25,400,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the PIP extraordinary assumption for the mortgaged property are 72.5% and 56.4%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites – Clearwater, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $18,300,000 for the mortgaged property as of August 20, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,150,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $15,700,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the mortgaged property are 76.3% and 58.7%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites Detroit Novi, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $15,000,000 for the mortgaged property, which assumes the completion of $1,035,208 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $13,900,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” appraised value for the mortgaged property are 71.9% and 60.6%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express – Fort Pierce, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $9,100,000 for the mortgaged property as of August 9, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,450,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $7,600,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the Mortgaged Property are 83.7% and 70.9%, respectively.

(5)	Excludes mortgage loans that are interest-only for the full loan term to maturity.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of only the office, retail, industrial, and mixed use properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
$2,200,000	-	$5,000,000	6	$21,829,664	3.4%	5.689%	119	1.72	x	62.2%	51.5%
$5,000,001	-	$10,000,000	16	$123,119,473	18.9%	5.419%	118	1.70	x	63.4%	55.3%
$10,000,001	-	$15,000,000	11	$139,611,847	21.4%	5.495%	118	1.56	x	66.9%	57.6%
$15,000,001	-	$20,000,000	3	$57,295,369	8.8%	5.497%	118	1.61	x	66.9%	53.9%
$20,000,001	-	$25,000,000	1	$21,000,000	3.2%	5.750%	119	1.35	x	60.9%	52.5%
$25,000,001	-	$30,000,000	2	$60,000,000	9.2%	4.064%	87	3.69	x	32.6%	32.6%
$30,000,001	-	$35,000,000	3	$102,500,000	15.7%	5.501%	119	1.75	x	58.4%	53.5%
$35,000,001	-	$40,000,000	1	$37,250,000	5.7%	4.722%	118	2.27	x	65.2%	65.2%
$40,000,001	-	$44,325,000	2	$88,278,624	13.6%	5.275%	120	1.84	x	56.3%	51.9%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
3.8511%	-	4.7500%	3	$97,250,000	14.9%	4.316%	99	3.14	x	45.1%	45.1%
4.7501%	-	4.9500%	3	$64,537,500	9.9%	4.877%	119	2.01	x	60.6%	57.5%
4.9501%	-	5.1500%	3	$41,876,691	6.4%	5.005%	116	1.71	x	66.2%	55.2%
5.1501%	-	5.3500%	7	$90,518,198	13.9%	5.262%	119	1.75	x	56.9%	51.8%
5.3501%	-	5.5500%	11	$139,339,266	21.4%	5.440%	119	1.48	x	66.2%	58.0%
5.5501%	-	5.7500%	7	$102,558,657	15.8%	5.702%	119	1.57	x	60.3%	50.7%
5.7501%	-	5.9500%	8	$51,114,380	7.9%	5.822%	119	1.64	x	66.2%	56.0%
5.9501%	-	6.0723%	3	$63,690,285	9.8%	6.010%	118	1.84	x	62.0%	53.4%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Property Type Distribution(1)
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pad NRA(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Retail	23	$227,311,951	34.9%	3,523,442	$177	5.220%	118	94.5%	1.76	x	59.3%	52.5%
Anchored	14	$121,199,035	18.6%	2,045,471	$104	5.425%	118	93.7%	1.46	x	67.9%	59.2%
Unanchored	6	$39,410,788	6.1%	309,703	$198	5.305%	118	90.5%	1.60	x	63.1%	53.9%
Outlet Center	1	$35,000,000	5.4%	367,047	$195	5.210%	119	99.0%	1.82	x	47.7%	44.1%
Super Regional Mall	1	$30,000,000	4.6%	779,084	$434	4.278%	116	98.3%	3.15	x	32.5%	32.5%
Shadow Anchored	1	$1,702,128	0.3%	22,137	$58	5.446%	119	93.0%	1.39	x	74.5%	65.1%
Office	160	$188,444,558	29.0%	3,349,205	$140	4.932%	109	96.4%	2.24	x	55.8%	52.7%
Suburban	8	$79,662,123	12.2%	1,106,364	$143	5.119%	119	97.4%	1.78	x	60.3%	56.5%
CBD	5	$67,250,000	10.3%	1,381,168	$111	4.334%	91	94.3%	3.14	x	50.7%	50.7%
Medical	145	$33,902,092	5.2%	698,553	$187	5.700%	119	97.3%	1.59	x	55.4%	46.6%
R&D	2	$7,630,343	1.2%	163,120	$152	4.853%	120	100.0%	2.08	x	57.2%	57.2%
Hospitality	10	$129,618,495	19.9%	1,192	$257,618	5.719%	118	76.4%	1.86	x	64.5%	53.2%
Full Service	3	$65,551,944	10.1%	482	$404,280	5.894%	118	76.3%	1.88	x	63.9%	54.5%
Limited Service	6	$45,189,859	6.9%	593	$85,090	5.770%	119	75.1%	1.85	x	65.1%	53.3%
Extended Stay	1	$18,876,691	2.9%	117	$161,339	4.990%	116	80.0%	1.80	x	64.9%	48.8%
Mixed Use	25	$39,351,469	6.0%	415,124	$202	5.584%	119	93.9%	1.40	x	61.7%	54.9%
Office/Industrial/R&D	1	$14,000,000	2.2%	156,948	$89	5.410%	120	85.3%	1.37	x	62.2%	55.6%
Retail/Office	1	$11,800,000	1.8%	112,460	$105	5.770%	118	100.0%	1.29	x	69.4%	59.9%
Medical/Retail	22	$7,551,469	1.2%	136,796	$187	5.700%	119	95.4%	1.59	x	55.4%	46.6%
Multifamily/Retail	1	$6,000,000	0.9%	8,920	$673	5.481%	116	100.0%	1.44	x	53.6%	53.6%
Multifamily	8	$35,477,607	5.5%	515	$75,388	5.594%	118	94.8%	1.79	x	61.5%	53.6%
Garden	8	$35,477,607	5.5%	515	$75,388	5.594%	118	94.8%	1.79	x	61.5%	53.6%
Self Storage	2	$16,704,167	2.6%	50,645	$9,441	5.414%	119	95.2%	1.51	x	67.1%	64.2%
Industrial	3	$5,782,597	0.9%	111,625	$121	5.144%	119	100.0%	1.82	x	61.6%	56.2%
Flex	1	$3,250,000	0.5%	33,622	$97	5.370%	119	100.0%	1.61	x	65.0%	55.5%
Warehouse/Distribution	1	$1,595,080	0.2%	58,148	$152	4.853%	120	100.0%	2.08	x	57.2%	57.2%
Warehouse	1	$937,517	0.1%	19,855	$152	4.853%	120	100.0%	2.08	x	57.2%	57.2%
Manufactured Housing Community	4	$4,200,000	0.6%	136	$30,882	5.790%	119	93.0%	1.57	x	66.9%	57.7%
Other	1	$3,994,133	0.6%	44	$90,776	5.894%	119	93.2%	2.10	x	52.6%	40.6%
Assisted Living	1	$3,994,133	0.6%	44	$90,776	5.894%	119	93.2%	2.10	x	52.6%	40.6%
Total/Weighted Average	236	$650,884,977	100.0%			5.291%	116	91.5%	1.89	x	59.8%	53.2%

Please see footnotes on page 10.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Florida	46	$96,095,368	14.8%	5.829%	119	1.85	x	62.5%	53.9%
Texas	20	$63,908,321	9.8%	5.395%	119	1.85	x	60.4%	52.2%
California	3	$40,498,224	6.2%	5.314%	119	1.65	x	63.6%	58.9%
California - Northern(4)	3	$40,498,224	6.2%	5.314%	119	1.65	x	63.6%	58.9%
South Carolina	20	$40,408,967	6.2%	5.328%	118	1.64	x	63.0%	50.7%
Minnesota	5	$37,370,543	5.7%	4.725%	118	2.27	x	65.2%	65.1%
Nebraska	3	$35,479,187	5.5%	5.217%	119	1.82	x	47.8%	44.1%
Massachusetts	1	$35,000,000	5.4%	5.357%	119	1.46	x	64.0%	57.1%
Georgia	17	$34,703,811	5.3%	5.410%	118	1.66	x	64.3%	60.2%
Other	121	$267,420,556	41.1%	5.127%	111	2.04	x	57.4%	50.8%
Total/Weighted Average	236	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Cut-off Date LTV Ratios(2)(3)
							Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
32.5%	-	45.0%	2	$60,000,000	9.2%	4.064%	87	3.69	x	32.6%	32.6%
45.1%	-	50.0%	1	$35,000,000	5.4%	5.210%	119	1.82	x	47.7%	44.1%
50.1%	-	55.0%	3	$13,987,997	2.1%	5.633%	118	1.88	x	53.0%	46.1%
55.1%	-	60.0%	5	$117,550,230	18.1%	5.334%	119	1.87	x	57.0%	51.9%
60.1%	-	65.0%	16	$210,277,813	32.3%	5.528%	119	1.62	x	62.8%	54.7%
65.1%	-	70.0%	14	$164,564,769	25.3%	5.411%	118	1.74	x	67.1%	59.0%
70.1%	-	74.5%	4	$49,504,167	7.6%	5.224%	118	1.51	x	73.3%	64.0%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Maturity Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
32.5%	-	45.0%	5	$102,987,997	15.8%	4.584%	100	2.94	x	39.3%	37.1%
45.1%	-	55.0%	17	$214,522,819	33.0%	5.552%	118	1.64	x	60.9%	50.1%
55.1%	-	60.0%	14	$206,501,494	31.7%	5.447%	119	1.75	x	63.3%	57.8%
60.1%	-	65.0%	7	$69,622,667	10.7%	5.323%	118	1.53	x	69.8%	63.0%
65.1%	-	65.2%	2	$57,250,000	8.8%	4.975%	118	1.96	x	68.4%	65.2%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
1.25x	-	1.30x	2	$15,991,667	2.5%	5.733%	118	1.28	x	70.5%	60.4%
1.31x	-	1.40x	8	$93,849,753	14.4%	5.564%	119	1.36	x	66.0%	57.9%
1.41x	-	1.50x	4	$66,000,000	10.1%	5.290%	118	1.46	x	65.5%	58.5%
1.51x	-	1.60x	7	$99,521,821	15.3%	5.545%	119	1.57	x	60.8%	52.9%
1.61x	-	1.70x	5	$44,258,258	6.8%	5.762%	119	1.65	x	62.7%	52.2%
1.71x	-	1.80x	6	$66,181,331	10.2%	5.463%	118	1.77	x	63.7%	50.3%
1.81x	-	1.90x	2	$45,312,500	7.0%	5.149%	119	1.84	x	53.5%	48.4%
1.91x	-	2.00x	3	$55,133,266	8.5%	5.709%	117	1.97	x	64.3%	56.9%
2.01x	-	2.25x	2	$48,319,133	7.4%	4.939%	120	2.08	x	56.8%	55.8%
2.26x	-	2.50x	4	$56,317,247	8.7%	5.000%	118	2.29	x	63.8%	61.7%
2.51x	-	4.22x	2	$60,000,000	9.2%	4.064%	87	3.69	x	32.6%	32.6%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Please see footnotes on page 10.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity
				Weighted Averages(1)
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
60	1	$30,000,000	4.6%	3.851%	57	4.22	x	32.6%	32.6%
120	44	$620,884,977	95.4%	5.360%	118	1.78	x	61.1%	54.2%
Total/Weighted Average	45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Remaining Terms to Maturity
						Weighted Averages(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
57	-	60	1	$30,000,000	4.6%	3.851%	57	4.22	x	32.6%	32.6%
89	-	120	44	$620,884,977	95.4%	5.360%	118	1.78	x	61.1%	54.2%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Underwritten NOI Debt Yields(2)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
8.2%	-	9.5%	3	$22,704,167	3.5%	5.432%	118	1.49	x	63.6%	61.4%
9.6%	-	10.0%	7	$64,199,753	9.9%	5.427%	118	1.39	x	67.3%	58.9%
10.1%	-	10.5%	3	$60,450,000	9.3%	5.433%	119	1.41	x	64.9%	57.7%
10.6%	-	11.0%	6	$142,530,698	21.9%	5.096%	119	1.85	x	63.1%	59.0%
11.1%	-	11.5%	5	$33,150,000	5.1%	5.502%	118	1.57	x	65.9%	57.6%
11.6%	-	12.0%	1	$43,953,624	6.8%	5.700%	119	1.59	x	55.4%	46.6%
12.1%	-	12.5%	2	$15,700,000	2.4%	5.145%	118	1.75	x	62.2%	54.4%
12.6%	-	13.0%	4	$63,802,079	9.8%	5.252%	119	1.88	x	56.2%	51.0%
13.1%	-	13.5%	1	$6,287,528	1.0%	5.640%	118	1.73	x	61.0%	51.3%
13.6%	-	14.0%	4	$69,648,297	10.7%	4.877%	116	2.39	x	49.2%	41.9%
14.1%	-	14.5%	1	$11,981,974	1.8%	5.738%	119	1.73	x	65.5%	50.3%
14.6%	-	19.3%	8	$116,476,856	17.9%	5.361%	103	2.52	x	55.7%	48.4%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Partial IO	22	$294,318,500	45.2%	5.445%	118	1.58	x	63.8%	56.7%
Amortizing	16	$187,978,977	28.9%	5.650%	118	1.71	x	61.8%	49.8%
Full IO	7	$168,587,500	25.9%	4.620%	107	2.65	x	50.7%	50.7%
Total/Weighted Average	45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Refinance	32	$458,117,062	70.4%	5.361%	119	1.76	x	59.1%	51.5%
Acquisition	11	$178,667,914	27.4%	5.120%	108	2.26	x	61.5%	57.5%
Recapitalization	1	$9,900,000	1.5%	4.920%	117	1.79	x	62.5%	52.6%
Refinance/Acquisition	1	$4,200,000	0.6%	5.790%	119	1.57	x	66.9%	57.7%
Total/Weighted Average	45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Please see footnotes on page 10.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total/Weighted Average” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	The Cut-off Date LTV and Maturity Date LTV for the following mortgage loans is based on an appraised value for one or more mortgaged properties that is not an “As-Is” appraised value.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as GNL Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $172,290,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $170,205,000. The Cut-off Date LTV and Maturity Date LTV based on the appraised value representing the sum of the “As-Is” appraised values are 57.9% and 57.9%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Crowne Plaza – Jacksonville (Airport), the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $30,400,000 for the mortgaged property as of September 4, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $5,250,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $25,400,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the PIP extraordinary assumption for the Mortgaged Property are 72.5% and 56.4%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites – Clearwater, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $18,300,000 for the mortgaged property as of August 20, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,150,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $15,700,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the mortgaged property are 76.3% and 58.7%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites Detroit Novi, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $15,000,000 for the mortgaged property, which assumes the completion of $1,035,208 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $13,900,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” appraised value for the mortgaged property are 71.9% and 60.6%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express – Fort Pierce, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $9,100,000 for the mortgaged property as of August 9, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,450,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $7,600,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the Mortgaged Property are 83.7% and 70.9%, respectively.

(4)	“California—Northern” includes zip codes above 93600.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
GNL Portfolio(2)	SG	Various, Various	Various	$44,325,000	6.8%	$152	57.2%	2.08x	11.0%
Heartland Dental Medical Office Portfolio	UBS AG	Various, Various	Various	$43,953,624	6.8%	$187	55.4%	1.59x	11.7%
Lafayette Park	Natixis	St. Paul, MN	Office	$37,250,000	5.7%	$111	65.2%	2.27x	11.0%
Riverwalk II	CCRE	Lawrence, MA	Office	$35,000,000	5.4%	$111	64.0%	1.46x	10.2%
Nebraska Crossing	SG	Gretna, NE	Retail	$35,000,000	5.4%	$195	47.7%	1.82x	12.7%
Clevelander South Beach	UBS AG	Miami Beach, FL	Hospitality	$32,500,000	5.0%	$720,339	63.9%	2.00x	14.9%
1670 Broadway	UBS AG	Denver, CO	Office	$30,000,000	4.6%	$111	32.6%	4.22x	16.6%
Christiana Mall	SG	Newark, DE	Retail	$30,000,000	4.6%	$434	32.5%	3.15x	13.8%
Village at Lee Branch II	RMF	Birmingham, AL	Retail	$21,000,000	3.2%	$94	60.9%	1.35x	10.7%
Regency Properties Portfolio	UBS AG	Various, Various	Retail	$20,000,000	3.1%	$58	74.5%	1.39x	10.8%
Total/Weighted Average				$329,028,624	50.6%		55.0%	2.14x	12.3%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Room/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Room/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as GNL Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $172,290,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $170,205,000. The Cut-off Date LTV and Maturity Date LTV based on the appraised value representing the sum of the “As-Is” appraised values are 57.9% and 57.9%, respectively.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV Ratio(1)	Total Debt Cut-off Date LTV Ratio(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Riverwalk II	$35,000,000	$5,000,000	1.46x	1.31x	64.0%	69.3%	10.2%	9.4%
1670 Broadway	$30,000,000	$64,800,000	4.22x	2.16x	32.6%	59.6%	16.6%	9.1%

(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
Christiana Mall	$30,000,000	$308,000,000	$212,000,000	3.15x	1.93x	32.5%	52.9%	13.8%	8.5%

(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV Ratio and Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), and related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
GNL Portfolio	A-2, A-3	$44,325,000	UBS 2018-C14	No	(2)	(2)
	A-1 (controlling)	$54,175,000	KeyBank National Association	Yes
	Total	$98,500,000
Heartland Dental Medical Office Portfolio	A-1, A-10	$44,000,000	UBS 2018-C14	No	(3)	(3)
	A-2 (controlling), A-3, A-4, A-5, A-6, A-7, A-8, A-9	$136,500,000	UBS AG	Yes
	Total	$180,500,000
Lafayette Park	A-2	$37,250,000	UBS 2018-C14	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$38,000,000	CSAIL 2018-C14(4)	Yes
	Total	$75,250,000
Riverwalk II	A-1 (controlling), A-2, A-5	$35,000,000	UBS 2018-C14	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-3, A-4, A-6	$25,000,000	CGCMT 2018-C6(5)	No
	Total	$60,000,000
Nebraska Crossing	A-1 (controlling)	$35,000,000	UBS 2018-C14	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-2, A-3, A-4	$36,500,000	SG	No
	Total	$71,500,000
Clevelander South Beach	A-1 (controlling), A-3	$32,500,000	UBS 2018-C14	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-2	$10,000,000	UBS AG	No
	Total	$42,500,000
1670 Broadway	A-2, A-4, A-5	$30,000,000	UBS 2018-C14	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling), A-3, A-6	$48,000,000	UBS 2018-C13	Yes
	Total	$78,000,000
Christiana Mall	A-2-C	$30,000,000	UBS 2018-C14	No	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	A-1-A (controlling)(6), A-2-A, A-3-A, B-1, B-2, B-3	$284,320,000	BBCMS 2018-CHRS	Yes
	A-1-C, A-1-D, A-1-E	$82,840,000	Barclays Bank PLC	No
	A-3-B, A-3-C	$53,136,000	DBGS 2018-C1	No
	A-1-B	$50,000,000	WFCM 2018-C47	No
	A-2-B	$30,000,000	UBS 2018-C13	No
	A-2-D, A-2-E	$19,704,000	SG	No
	Total	$550,000,000
Regency Properties Portfolio	A-1 (controlling)	$20,000,000	UBS 2018-C14	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-2	$15,250,000	UBS AG	No
	Total	$35,250,000
Ellsworth Place	A-3	$15,000,000	UBS 2018-C14	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling)	$24,000,000	WFCM 2018-C47	Yes
	A-2	$20,000,000	UBS 2018-C13	No
	A-4, A-5	$10,000,000	RMF	No
	Total	$69,000,000
Barrywoods Crossing	A-2	$10,000,000	UBS 2018-C14	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling)	$21,000,000	UBS 2018-C13	Yes
	Total	$31,000,000

(1)	Identifies the expected holder as of the Closing Date.

(2)	The GNL Portfolio Whole Loan is expected to initially be serviced under the UBS 2018-C14 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1, after which the GNL Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “GNL Portfolio Servicing Shift PSA”). The master servicer and special servicer under the GNL Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C14 certificates after the securitization of the related controlling pari passu Note A-1.

(3)	The Heartland Dental Medical Office Portfolio Whole Loan is expected to initially be serviced under the UBS 2018-C14 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-2, after which the Heartland Dental Medical Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-2 (the “Heartland Dental Medical Office Portfolio Servicing Shift PSA”). The master servicer and special servicer under the Heartland Dental Medical Office Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C14 certificates after the securitization of the related controlling pari passu Note A-2.

(4)	CSAIL 2018-C14 is expected to close on or about November 28th 2018.

(5)	CGCMT 2018-C6 is expected to close on or about December 11th 2018.

(6)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
Christiana Mall	SG	Newark, DE	Retail	$30,000,000	4.6%	MSC 2011-C1
Granville Corners(2)	UBS AG	Oxford, NC	Retail	$1,645,390	0.3%	JPMCC 2003-C1
Crowne Plaza - Jacksonville (Airport)	UBS AG	Jacksonville, FL	Hospitality	$18,418,678	2.8%	DLJCM 1998-CG1
Regency(3)	UBS AG	Odessa, TX	Multifamily	$8,188,207	1.3%	MLCFC 2006-1
Marquee West(3)	UBS AG	Odessa, TX	Multifamily	$898,706	0.1%	JPMCC 2004-PNC1
Delk Road Self Storage	Natixis	Marietta, GA	Self Storage	$12,512,500	1.9%	MSBAM 2015-C22

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Part of collateral for the Regency Properties Portfolio mortgage loan.

(3)	Part of collateral for the Heritage Multifamily Portfolio mortgage loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

San Francisco Bay
Fremont
Newark
Menlo Park
ALAMEDA COUNTY
DIABLO RANGE
SAN MATEO COUNTY
Palo Alto
Milpitas
Calaveras Reservoir
Mountain View
SANTA CLARA COUNTY
Alum Rock
Sunnyvale
Santa Clara
Los Altos Hills
Cupertino
SAN JOSE
West Valley
Willow Glen
SANTA CRUZ MTS.
Campbell
Saratoga
Monte Sereno
Los Gatos
Almaden
Castle Rock State Park

Ann Arbor
DETROIT
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
Erie
Ashtabula
TOLEDO
Euclid
PA
Lorain
CLEVELAND
Warren
FORT WAYNE
Amherst
Findlay
Medina
AKRON
Youngstown
Lima
Mansfield
Massillon
Louisville
OHIO
PITTSBURGH
IN
Marysville
Cambridge
Huber Heights
COLUMBUS
Wheeling
Reynoldsburg
DAYTON
Lancaster
Middletown
Morgantown
Marietta
Hamilton
Chillicothe
Belpre
CINCINNATI
Parkersburg
Covington
Highland Heights
Athens
APPALACHIAN MOUNTAINS
Portsmouth
WAYNE NATIONAL FOREST
WEST VIRGINIA
Frankfort
KENTUCKY
Huntington
Charleston
MONONGAHELA NATIONAL FOREST

CALGARY
SASKATCHEWAN
Regina
Swift Current
Medicine Hat
BRITISH COLUMBIA
ALBERTA
Cranbrook
Lethbridge
CANADA
U.S.
Sandpoint
Shelby
Whitefish
Malta
Havre
Williston
Kalispell
Sidney
Great Falls
MONTANA
Missoula
Helena
Lewistown
Butte
Miles City
SD
Belgrade
Billings
Salmon
Bozeman
Laurel
Dillon
ND
IDAHO
Cody
Sheridan
Gillette
Worland
Rapid City
Hailey
Idaho Falls
BOISE
WYOMING
Jackson
Pocatello
Riverton
Casper
Douglas
Twin Falls
Lander
NE

COLO.
KANSAS
Wichita
Springfield
Stillwater
MO
Santa Fe
TULSA
Amarillo
OKLAHOMA CITY
Ft. Smith
ALBUQUERQUE
Norman
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Red River
Lubbock
Allen
FT. WORTH
DALLAS
Shreveport
Las Cruces
Arlington
EL PASO
Abilene
Tyler
CIUDAD JUAREZ
Midland
TEXAS
Waco
Odessa
San Angelo
Killeen
AUSTIN
Beaumont
College Station
SAN ANTONIO
HOUSTON
Galveston
CHIHUAHUA
Victoria
Gulf of Mexico
MEXICO
Laredo
Corpus Christi
McAllen
MONTERREY
Brownsville

MISSOURI
ILLINOIS
Grafton
Godfrey
Alton
Wentzville
O'Fallon
St. Charles
Florissant
Spanish Lake
Lake St. Louis
St. Peters
Edwardsville
Dardenne Prairie
Granite City
Weldon Spring
Overland
University City
Chesterfield
Creve Coeur
Clayton
East St. Louis
Town and Country
Frontenac
Ballwin
ST. LOUIS
Wildwood
Kirkwood
Webster Groves
Cahokia
Belleville
Fenton
Gray Summit
Concord
Oakville
Columbia
House Springs
Arnold
Cedar Hill
Barnhart
Waterloo

GNL Portfolio

1	Nimble Storage	211, 251 and 281 River Oaks Parkway, San Jose, CA 95134
2	NetScout Systems	915 Guardian Way, Allen, TX 75013
3	Mallinckrodt	381 and 385 Marshall Avenue, St. Louis, MO 63119
4	PPD Global Labs	2 Tesseneer Drive, Highland Heights, KY 41076
5	PNC Bank	901 State Street, Erie, PA 16501
6	FedEx Ground	6401 18th Avenue North, Great Falls, MT 59405
7	Weatherford International	13400 West Highway 80 East, Odessa, TX 79765

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Various
Original Balance(2):	$44,325,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$44,325,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	6.8%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	647,713 SF
Borrower Sponsor:	Global Net Lease Operating Partnership, L.P.			Cut-off Date Balance per SF(2):	$152
Mortgage Rate:	4.8530%			Maturity Date Balance per SF(2):	$152
Note Date:	11/9/2018			Property Manager:	Global Net Lease Properties, LLC
First Payment Date:	1/1/2019
Maturity Date:	12/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(5)(6):	$10,856,824
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NOI Debt Yield(2):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(2):	11.0%
Additional Debt Type(2)(3):	Pari Passu			UW NCF DSCR(2):	2.08x
Additional Debt Balance(2)(3):	$54,175,000			Most Recent NOI(5)(6):	$8,061,391 (7/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	$8,011,118 (12/31/2017)
Reserves(4)				3rd Most Recent NOI(6):	$7,407,598 (12/31/2016)
Type	Initial	Monthly	Initial Cap	Most Recent Occupancy(6):	100.0% (12/1/2018)
RE Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	100.0% (12/31/2016)
Replacement Reserves:	$0	Springing	N/A	Appraised Value (as of)(7):	$172,290,000 (Various)
TI/LC:	$0	Springing	$5,000,000	Cut-off Date LTV Ratio(2)(7):	57.2%
Deferred Maintenance:	$233,500	$0	N/A	Maturity Date LTV Ratio(2)(7):	57.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$98,500,000	100.0%	Loan Payoff:	$90,167,460	91.5%
			Reserves:	$233,500	0.2%
			Closing Costs:	$1,173,429	1.2%
			Return of Equity:	$6,925,611	7.0%
Total Sources:	$98,500,000	100.0%	Total Uses:	$98,500,000	100.0%

(1)	The GNL Portfolio Whole Loan was co-originated by KeyBank National Association (“KeyBank”) and Société Générale.

(2)	The GNL Portfolio Mortgage Loan (as defined below) is part of the GNL Portfolio Whole Loan, which is comprised of three pari passu promissory notes with an aggregate original principal balance of $98,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the GNL Portfolio Whole Loan.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI from Most Recent NOI is primarily attributed to NetScout Systems’ recent lease commencement date of August 6, 2018. NetScout Systems is the second largest tenant by net rentable area and annual underwritten base rent.

(6)	The FedEx Ground property and NetScout Systems property were constructed in 2017 and 2018, respectively. Therefore, the FedEx Ground property is excluded from 3rd Most Recent NOI and 3rd Most Recent Occupancy, while the NetScout Systems property is excluded from 3rd Most Recent NOI, 3rd Most Recent Occupancy, 2nd Most Recent NOI, 2nd Most Recent Occupancy, Most Recent NOI, and Most Recent Occupancy.

(7)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the appraised value of $172,290,000, which reflects a 1.2% premium attributed to the aggregate value of the GNL Portfolio Properties (as defined below). The sum of the values of each of the GNL Portfolio Properties on an individual basis is $170,205,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.9% and 57.9%, respectively.

The Mortgage Loan. The largest mortgage loan (the “GNL Portfolio Mortgage Loan”) is part of a whole loan (the “GNL Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $98,500,000. The GNL Portfolio Whole Loan is secured by the fee interests in seven office and industrial buildings located in six states (collectively, the “GNL Portfolio Properties” or “GNL Portfolio”). The GNL Portfolio Whole Loan was co-originated by KeyBank and Société Générale. Promissory Notes A-2 and A-3, with an aggregate original principal balance of $44,325,000, represent the GNL Portfolio Mortgage Loan and will be included in the UBS 2018-C14 Trust. The below table summarizes the GNL Portfolio Whole Loan, including the remaining promissory Note A-1, which is currently held by KeyBank and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The GNL Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust until the controlling pari passu Note A-1 is securitized, whereupon the GNL Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

GNL Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$54,175,000	$54,175,000	KeyBank	Yes
Note A-2	$34,325,000	$34,325,000	UBS 2018-C14	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C14	No
Total	$98,500,000	$98,500,000

The proceeds of the GNL Portfolio Whole Loan were used to refinance the GNL Portfolio Properties, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and Borrower Sponsor. The borrowing entities for the GNL Portfolio Whole Loan are ARG FEGRFMT001, LLC, ARC MPSTLMO001, LLC, ARG NSALNTX001, LLC, ARC NSSNJCA001, LLC, ARC PNEREPA001, LLC, ARC PPHHTKY001, LLC and ARC WIODSTX001, LLC (collectively, the “GNL Portfolio Borrowers”), each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the GNL Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the GNL Portfolio Whole Loan.

The non-recourse carveout guarantor and borrower sponsor of the GNL Portfolio Whole Loan is Global Net Lease Operating Partnership, L.P., a Delaware limited partnership that serves as the business operations entity of Global Net Lease, Inc. (NYSE: GNL) (“GNL”). Founded in 2011, GNL is a publicly traded real estate investment trust focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing net-lease assets across the United States and Western and Northern Europe. As of June 30, 2018, GNL owned a portfolio of 333 properties totaling approximately 25.0 million SF. GNL is an affiliate of AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital while growing into one of the largest external managers of direct investment programs in the United States, serving over 150,000 shareholders. See “Description of the Mortgage Pool–Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The GNL Portfolio is comprised of seven single tenant office and industrial buildings with an aggregate of 647,713 SF. The borrower sponsor acquired the GNL Portfolio Properties in separate transactions between August 2013 and August 2018 and subsequently completed capital repairs at the GNL Portfolio Properties bringing the borrower sponsor’s total cost basis to approximately $158.0 million, resulting in a loan-to-cost ratio of 62.3%. The GNL Portfolio is geographically diverse with properties located in six different states and seven different markets. The three largest states by allocated loan amount are California (39.4%), Texas (35.2%) and Missouri (11.1%), which account for approximately 35.1%, 31.6% and 16.3% of underwritten base rent, respectively. The remaining three GNL Portfolio Properties, located in Kentucky, Montana and Pennsylvania, do not individually account for more than 6.1% of the allocated loan amount or 7.3% of underwritten base rent.

The three largest GNL Portfolio Properties by allocated loan amount and underwritten base rent account for approximately 83.6% and 81.0%, respectively, of the GNL Portfolio and include Nimble Storage, NetScout Systems and Mallinckrodt. The Nimble Storage property consists of three, two-story Class A, office buildings constructed between 1979 and 1982 and renovated in 2013. The Nimble Storage property buildings feature open office areas, private offices, conference and meeting rooms, break rooms and engineering labs. The Nimble Storage property has additional amenities that include an outdoor courtyard with seating, a barbeque grill, and a bocce ball court, indoor bicycle storage and a fitness room. The NetScout Systems property is a three-story, Class A, single-tenant office building that was constructed as a build-to-suit property in 2018. Additionally, the NetScout Systems property office building includes a 482 space, four-story parking garage located on the west side of the office building. The NetScout Systems property includes a cafeteria, a fitness center, an outdoor courtyard with a turf putting green and a patio with a grilling area. The Mallinckrodt property consists of three interconnected three-story office and research and development (“R&D”) buildings, two of which were primarily constructed in 1980 and renovated in 2004 and are utilized as office and laboratory space. The third building at the Mallinckrodt property was constructed in 2008 and is a pharmaceutical pilot production plant.

Portfolio Summary
Property Name	Location	Net Rentable Area (SF)(1)	Approximate % of SF	Year Built/Renovated	Allocated Cut-Off Date Balance(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(3)
Nimble Storage	San Jose, CA	164,608	25.4%	1979-1982/2013	$38,773,831	$67,000,000	57.2%
NetScout Systems	Allen, TX	144,779	22.4%	2018/N/A	$32,627,890	$56,380,000	57.2%
Mallinckrodt	St. Louis, MO	89,900	13.9%	1980-2008/2004, 2017	$10,937,693	$18,900,000	57.2%
PPD Global Labs	Highland Heights, KY	73,220	11.3%	1983/2015	$6,018,625	$10,400,000	57.2%
PNC Bank	Erie, PA	97,203	15.0%	1909, 1968/2000	$4,513,968	$7,800,000	57.2%
FedEx Ground	Great Falls, MT	58,148	9.0%	2017/N/A	$3,544,623	$6,125,000	57.2%
Weatherford International	Odessa, TX	19,855	3.1%	1950/2010	$2,083,370	$3,600,000	57.2%
Total/Wtd. Avg.		647,713	100.0%		$98,500,000	$172,290,000	57.2%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Cut-off Date Balance is based on the GNL Portfolio Whole Loan.

(3)	The Appraised Value of $172,290,000 reflects a 1.2% premium attributed to the aggregate value of the GNL Portfolio Properties. The sum of the values of each of the GNL Portfolio Properties as of September and October 2018, on an individual basis, was $170,205,000, which represents an Allocated Cut-off Date LTV Ratio of 57.9%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

Major Tenants.

Nimble Storage (164,608 SF, 25.4% of NRA, 35.1% of underwritten base rent). Founded in 2008, Nimble Storage is an information technology company focused on providing external network data storage products and solutions to corporate customers. In 2017, Hewlett Packard Enterprise (NYSE: HPE) (rated Baa2/BBB/BBB+ by Moody’s/S&P/Fitch) (“HPE”) acquired Nimble Storage for approximately $1 billion and Nimble Storage is now fully integrated into HPE. HPE is a global technology company that offers enterprise technology solutions and services, including servers, storage, networking and financial services. Nimble Storage occupies 100.0% of the net rentable area at the Nimble Storage property through October 2021, with one, five-year renewal option at fair market rent. The lease does not provide any termination or contraction options.

NetScout Systems (144,779 SF, 22.4% of NRA, 29.6% of underwritten base rent). NetScout Systems (NASDAQ: NTCT) (“NetScout”) is a provider of business assurance, which encompasses service assurance, cybersecurity and business intelligence solutions. NetScout oversees the designing, developing, manufacturing, marketing, selling and support of products that assure the performance and availability of critical business applications and services in complex, high-speed networks. NetScout was founded in 1984 and is headquartered in Westford, Massachusetts. NetScout occupies 100.0% of the net rentable area at the NetScout Systems property through August 2030, with three, five-year renewal options at fair market rent. The lease does not provide any termination or contraction options.

Mallinckrodt (89,900 SF, 13.9% of NRA, 16.3% of underwritten base rent). Mallinckrodt Pharmaceuticals (NYSE: MNK) (rated B+ by S&P) (“Mallinckrodt”) is a specialty pharmaceutical company that develops, manufactures, markets and distributes specialty pharmaceutical products and diagnostic imaging agents. Founded in 1867 in St. Louis, Missouri, Mallinckrodt’s global headquarters are located in Staines-upon-Thames, United Kingdom, while its United States headquarters remain in St. Louis. Mallinckrodt has occupied 100.0% of the Mallinckrodt property since 2004 pursuant to a lease that expires in August 2024, with two, five-year renewal options at fair market rent. The lease does not provide any termination or contraction options. Mallinckrodt reportedly completed a $5 million renovation in 2017 that covered approximately 50% of the Mallinckrodt property and included reconfiguration of offices and cafeteria space, the addition of a third-floor office space in place of a two-story atrium and resealing and reconfiguration of the parking lot.

The following table presents certain information relating to the major leases at the GNL Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Nimble Storage	BBB+/ Baa2/BBB	164,608	25.4%	$4,299,912	35.1%	$26.12	10/31/2021
NetScout Systems	NR/NR/NR	144,779	22.4%	$3,623,818	29.6%	$25.03	8/31/2030
Mallinckrodt	NR/NR/B+	89,900	13.9%	$1,990,578	16.3%	$22.14	8/31/2024
PPD Global Labs	NR/NR/NR	73,220	11.3%	$895,910	7.3%	$12.24	12/31/2024
PNC Bank	A+/A3/A-	97,203	15.0%	$744,017	6.1%	$7.65	7/31/2029
FedEx Express	NR/Baa2/BBB	58,148	9.0%	$440,863	3.6%	$7.58	6/30/2026
Weatherford International	NR/NR/B	19,855	3.1%	$244,055	2.0%	$12.29	11/1/2025
Subtotal/Wtd. Avg.		647,713	100.0%	$12,239,153	100.0%	$18.90
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		647,713	100.0%	$12,239,153	100.0%	$18.90

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the GNL Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	1	164,608	25.4%	25.4%	$26.12	$4,299,912	35.1%	35.1%
2022	0	0	0.0%	25.4%	$0.00	$0	0.0%	35.1%
2023	0	0	0.0%	25.4%	$0.00	$0	0.0%	35.1%
2024	2	163,120	25.2%	50.6%	$17.70	$2,886,488	23.6%	58.7%
2025	1	19,855	3.1%	53.7%	$12.29	$244,055	2.0%	60.7%
2026	1	58,148	9.0%	62.6%	$7.58	$440,863	3.6%	64.3%
2027	0	0	0.0%	62.6%	$0.00	$0	0.0%	64.3%
2028	0	0	0.0%	62.6%	$0.00	$0	0.0%	64.3%
2029 & Beyond	2	241,982	37.4%	100.0%	$18.05	$4,367,835	35.7%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	7	647,713	100.0%		$18.90	$12,239,153	100.00%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

The Markets. Located on approximately 9.82 acres, the Nimble Storage property is located in San Jose, California, approximately four miles northwest of the San Jose central business district and within the southern portion of the San Francisco Bay area. The immediately surrounding area predominantly consists of office and R&D facilities and is occupied by several high-technology firms, including AT&T, Canon, Cisco Systems, PayPal and Samsung. This technology-concentrated area, referred to as the Golden Triangle of Silicon Valley, is bounded by State Highway 237 to the north, U.S. Highway 101 to the south and Interstate 880 to the east, all three of which provide access to the Nimble Storage property. According to a third-party market research report, the Nimble Storage property is located in the San Jose North submarket of the Silicon Valley office market. The submarket contains 11.6 million SF of office inventory, has an overall vacancy of 13.8% and an average rental rate of $40.44 PSF. The appraisal indicated that the higher submarket vacancy, relative to the market vacancy of 8.2%, reflects the significant repositioning of older developments, which are currently under renovation and are available for lease.

The NetScout Systems property is located in Allen, Texas, approximately 25.0 miles north of the Dallas central business district and part of the greater Dallas-Fort Worth-Arlington, Texas metropolitan statistical area (“Dallas MSA”). The Dallas MSA had an estimated 2017 population of approximately 7.5 million, making it the fourth most populous metropolitan area in the United States. The NetScout Systems property is situated within a commercial office and retail area that is also a densely populated residential neighborhood. The NetScout Systems property benefits from immediate proximity to U.S. Highway 75, which is located east of the NetScout Systems property and provides direct access to downtown Dallas. According to a third-party market research report, the NetScout Systems property is located in the Dallas/Ft. Worth office market and the Allen/McKinney office submarket. The submarket consists of approximately 9.1 million SF of office inventory, has an overall vacancy rate of 10.3% and average asking rents of $27.69 PSF.

The Mallinckrodt property is located in St. Louis, Missouri within St. Louis County, which is approximately 13 miles west of the St. Louis central business district. The Mallinckrodt property is a part of the Owen Ridge office park, a planned development that consists of various office, research and development and industrial uses. The Mallinckrodt property is situated within close proximity to multiple major thoroughfares, including Interstates 64 and 44, which both provide the area with access to the greater St. Louis metropolitan area. According to a third-party market research report, the Mallinckrodt property is located in the St. Louis office market and the Brentwood/Maplewood office submarket. The submarket has approximately 2.4 million SF of office inventory, an overall vacancy rate of 2.2% and average asking rents of $18.97 PSF. The St. Louis office market as a whole contains 32 research and development properties totaling 2.7 million SF with a vacancy rate of 5.3%.

The following table presents certain information relating to the demographics of the GNL Portfolio Properties:

GNL Portfolio 2018 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household	3-mile Average Household	5-mile Average Household Income
Nimble Storage	San Jose, CA	27,222	114,591	404,756	$175,817	$149,191	$129,620
NetScout Systems	Allen, TX	6,089	111,007	277,810	$151,162	$126,210	$124,827
Mallinckrodt	St. Louis, MO	11,706	110,800	312,025	$102,906	$105,910	$97,637
PPD Global Labs	Highland Heights, KY	4,801	58,468	143,096	$103,020	$71,484	$74,433
PNC Bank	Erie, PA	22,338	95,511	151,312	$35,633	$52,541	$59,167
FedEx Ground	Great Falls, MT	1,752	16,486	46,807	$50,582	$60,635	$58,185
Weatherford International	Odessa, TX	1,008	13,261	30,644	$137,953	$117,747	$99,889

Source: Third party market research report

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GNL Portfolio Properties:

Cash Flow Analysis(1)

	2015	2016	2017	7/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)(3)	$7,276,078	$7,448,113	$7,976,062	$8,283,594	$12,239,153	$18.90
Total Recoveries	$1,526,397	$1,145,781	$1,575,833	$1,481,292	$2,958,184	$4.57
Other Income	$15,061	$13,310	$13,310	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,329,381)	($2.05)
Effective Gross Income	$8,817,537	$8,607,204	$9,565,204	$9,764,886	$13,867,956	$21.41
Total Operating Expenses	$1,552,230	$1,199,606	$1,554,087	$1,703,495	$3,011,132	$4.65
Net Operating Income	$7,265,307	$7,407,598	$8,011,118	$8,061,391	$10,856,824	$16.76
Capital Expenditures	$0	$0	$0	$0	$129,543	$0.20
TI/LC	$0	$0	$0	$0	$658,041	$1.02
Net Cash Flow	$7,265,307	$7,407,598	$8,011,118	$8,061,391	$10,069,241	$15.55

Occupancy %(4)	100.0%	100.0%	100.0%	100.0%	91.3%
NOI DSCR(5)	1.50x	1.53x	1.65x	1.66x	2.24x
NCF DSCR(5)	1.50x	1.53x	1.65x	1.66x	2.08x
NOI Debt Yield(5)	7.4%	7.5%	8.1%	8.2%	11.0%
NCF Debt Yield(5)	7.4%	7.5%	8.1%	8.2%	10.2%

(1)	The FedEx Ground and NetScout Systems properties were constructed in 2017 and 2018, respectively. Therefore, the FedEx Ground property is excluded from 2015 and 2016 historical cash flows and Occupancy %, while the NetScout Systems property is excluded from 2015, 2016, 2017 and TTM 7/31/2018 cash flows and Occupancy %.

(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated November 1, 2018 and includes (i) contractual rent steps through November 2019 in the amount of $154,022 and (ii) straight-line rent of $64,532 associated with the investment grade tenant PNC Bank through the term of its lease.

(3)	The increase in Underwritten Gross Potential Rent over 7/31/2018 TTM Gross Potential Rent is primarily attributable to NetScout Systems’ recent lease commencement date of August 6, 2018. NetScout Systems is the second largest tenant by net rentable area and annual underwritten base rent.

(4)	UW Occupancy % is based on economic vacancy of 8.7%. As of December 1, 2018, the GNL Portfolio was 100.0% leased.

(5)	Debt service coverage ratios and debt yields are based on the GNL Portfolio Whole Loan.

Escrows and Reserves. The GNL Portfolio Whole Loan documents provide for an upfront escrow in the amount of $233,500 for required repairs.

The requirement for the GNL Portfolio Borrowers to make monthly deposits into the tax escrow is waived for each respective GNL Portfolio Property so long as (i) no event of default exists, (ii) each applicable lease is in full force and effect and requires the applicable tenant to pay taxes directly, and (iii) the GNL Portfolio Borrowers have received satisfactory evidence that all applicable taxes have been paid on time with respect to the applicable GNL Portfolio Property. The requirement for the GNL Portfolio Borrowers to make deposits to the insurance escrow is waived so long as the applicable GNL Portfolio Property is insured under a blanket insurance policy in accordance with the GNL Portfolio Whole Loan documents. The requirement for the GNL Portfolio Borrowers to make monthly deposits into the replacement reserve account is waived so long as no Cash Sweep Period (as defined below) has occurred and is continuing. Following the occurrence and during the continuance of a Cash Sweep Period, the GNL Portfolio Borrowers are required to make monthly deposits equal to $0.25 PSF per annum for replacement reserves. The requirement for the GNL Portfolio Borrowers to make monthly deposits to the tenant improvement and leasing commission (“TI/LC”) reserve account is waived so long as no Cash Sweep Period has occurred and is continuing. Following the occurrence and during the continuance of a Cash Sweep Period, the GNL Portfolio Borrowers are required to make monthly deposits equal to $1.00 PSF per annum for TI/LC reserves, subject to a cap of $5,000,000. In lieu of monthly deposits, the GNL Portfolio Borrowers will be allowed to deposit an unconditional irrevocable letter of credit on every third payment date occurring during the existence of a Cash Sweep Period in an amount equal to $1.00 PSF per annum, subject to a cap of $5,000,000.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default and will continue until such event of default is cured, (ii) any bankruptcy action of the GNL Portfolio Borrowers (provided that in no event will a Cash Sweep Period due to a bankruptcy of the GNL Portfolio Borrowers be cured), (iii) a Manager Sweep Event (as defined below), (iv) a DSCR Sweep Event (as defined below), (v) a Major Tenant Cash Flow Sweep (as defined below) or (vi) a Minor Tenant Cash Flow Sweep (as defined below).

A “Manager Sweep Event” will commence upon, with respect to (i) a borrower affiliated property manager, any bankruptcy action of the property manager and (ii) a property manager that is not affiliated with the GNL Portfolio Borrowers, (a) the date of the occurrence of an involuntary bankruptcy petition or (b) the date which is 60 days after the occurrence of any other bankruptcy action of such property manager unless the property manager is replaced with a qualified manager within such 60-day period. In any case, a Manager Sweep Event will continue until the property manager is replaced with a qualified manager under a replacement management agreement.

A “DSCR Sweep Event” will commence upon any period that the interest-only debt service coverage ratio as calculated in the GNL Portfolio Whole Loan documents based on the trailing three-month period is less than 1.70x and will continue until such time as (i) the interest-only debt service coverage ratio for the immediately preceding three-month period is at least 1.70x for two consecutive calendar quarters (a “DSCR Cure”), (ii) the GNL Portfolio Borrowers have delivered the DSCR/Tenant Cure – Letter of Credit (as defined below), or (iii) the GNL Portfolio Borrowers have completed a partial prepayment of the GNL Portfolio Whole Loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding three-month period of 1.70x or greater.

A “Major Tenant Cash Flow Sweep” will commence upon (i) any bankruptcy action of Nimble Storage or NetScout Systems (each a “Major Tenant” and such bankruptcy action, a “Major Tenant Bankruptcy”), (ii) the earlier to occur of (a) the date a Major Tenant gives notice of its intention to vacate,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

abandon, or go dark at the applicable premises or (b) the date that a Major Tenant vacates, abandons, surrenders, or goes dark at the applicable premises for five consecutive business days (a “Major Tenant Vacation”), (iii) the continuation of any default by a Major Tenant under its respective lease (each a “Major Tenant Lease”) beyond any applicable notice and cure periods (a “Major Tenant Lease Default”), or (iv) the earlier to occur of (a) the date of any termination or cancellation of a Major Tenant Lease or (b) the earlier to occur of the date (x) that is (1) 12 months prior to the then applicable expiration of the Major Tenant Lease of Nimble Storage or (2) nine months prior to the then applicable expiration of the Major Tenant Lease of NetScout Systems or (y) on which notice for extension is due under the applicable Major Tenant Lease (a “Major Tenant Lease Expiration”). A Major Tenant Cash Flow Sweep will continue until (i) only in the case of a Major Tenant Bankruptcy, the applicable Major Tenant is no longer the subject of a bankruptcy or similar proceeding and has satisfied all other conditions under the GNL Portfolio Whole Loan documents, (ii) only in the case of a Major Tenant Vacation, the applicable Major Tenant has resumed operations at the premises and has satisfied all other requirements under the GNL Portfolio Whole Loan documents, (iii) only in the case of a Major Tenant Lease Default, the applicable Major Tenant has fully cured all applicable defaults under its Major Tenant Lease, (iv) the applicable Major Tenant has been replaced with an acceptable replacement tenant under the GNL Portfolio Whole Loan documents, (v) only in the case of a Major Tenant Vacation, the applicable Major Tenant has subleased its premises to an acceptable subtenant under the GNL Portfolio Whole Loan documents, (vi) only in the case of a Major Tenant Lease Expiration, the applicable Major Tenant has renewed the term of its Major Tenant Lease, (vii) funds swept as a result of a Major Tenant Cash Flow Sweep have reached (a) $7,400,000 if related to Nimble Storage, (b) $5,000,000 if related to NetScout Systems, or (c) $12,400,000 if related to both Nimble Storage and NetScout Systems, (viii) the GNL Portfolio Borrowers have delivered a DSCR/Tenant Cure – Letter of Credit, or (ix) in the case of any Major Tenant Cash Flow Sweep other than a Major Tenant Lease Default, the occurrence of a DSCR Cure.

A “Minor Tenant Cash Flow Sweep” will commence upon the earlier to occur of (i) the date of any termination or cancellation of the Mallinckrodt lease or the PPD Global Labs lease (each tenant, a “Minor Tenant”, and each lease, a “Minor Tenant Lease”) or (ii) the earlier to occur of the date (a) that is 12 months prior to the then applicable expiration of the applicable Minor Tenant Lease (or any renewal or replacement thereof) or (b) on which notice for extension is due under the applicable Minor Tenant Lease. A Minor Tenant Cash Flow Sweep will continue until (i) the applicable Minor Tenant has renewed the term of its Minor Tenant Lease, (ii) the applicable Minor Tenant has been replaced with an acceptable replacement tenant under the GNL Portfolio Whole Loan documents, (iii) funds swept as a result of a Minor Tenant Cash Flow Sweep have reached (a) $2,700,000 if related to Mallinckrodt, (b) $2,300,000 if related to PPD Global Labs, or (c) $5,000,000 if related to both Mallinckrodt and PPD Global Labs, (iv) the GNL Portfolio Borrowers have delivered a DSCR/Tenant Cure – Letter of Credit, or (v) the occurrence of a DSCR Cure.

A “DSCR/Tenant Cure – Letter of Credit” means an unconditional and irrevocable letter of credit in an amount initially equal to the aggregate amount of funds that would have been excess cash flow for the immediately preceding three-month period, with such amount recalculated and increased every three-month period thereafter, up to any applicable capped amount.

Lockbox and Cash Management. The GNL Portfolio Borrowers are required to direct all tenants to deposit all rents directly into a hard lockbox account controlled by the lender. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the GNL Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the GNL Portfolio Whole Loan during the continuance of such Cash Sweep Period.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. At any time after January 1, 2021, and prior to the GNL Portfolio Whole Loan maturity date, the GNL Portfolio Borrowers may obtain the release of any of the GNL Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default that applies only to the property to be released), (ii) the GNL Portfolio Borrowers prepay a portion of the GNL Portfolio Whole Loan equal to: (a) 115% of the allocated loan amount of the property being released if released to an unaffiliated third party and (b) 120% of the allocated loan amount of the property being released if released to a borrower affiliate, (iii) the debt service coverage ratio for the remaining GNL Portfolio Properties following the release based on the trailing 12 months is equal to or greater than the greater of the interest-only debt service coverage ratio immediately preceding such release and 2.08x and (iv) the debt yield for the remaining GNL Portfolio Properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 11.00%.

Substitutions. The GNL Portfolio Borrowers may obtain the release of any one or more of the GNL Portfolio Properties (individually or collectively, the “Release Property”) by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the Release Property), (ii) such substitution is being requested in connection with (1) a sale of the Release Property to a third party that is not an affiliate of the GNL Portfolio Borrowers or (2) a Major Tenant Cash Flow Sweep or a Minor Tenant Cash Flow Sweep with respect to the applicable tenant that occupies the Release Property, (iii) the GNL Portfolio Borrowers have delivered to the lender a rating agency confirmation as to the substitution, (iv) after giving effect to the substitution, the debt yield for the trailing 12 months for all of the GNL Portfolio Properties is equal to or greater than (1) 10.0% and (2) the debt yield for the trailing 12 months for all of the GNL Portfolio Properties immediately preceding such substitution, (v) the GNL Portfolio Borrowers have delivered to the lender an acceptable appraisal of each proposed Substitute Property and each proposed Release Property indicating an appraised value of the Substitute Property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the Release Property (as reflected in such acceptable appraisal) and (vi) the GNL Portfolio Borrowers have delivered to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The GNL Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the GNL Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the GNL Portfolio Properties. The GNL Portfolio Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Various
Original Balance(1):	$44,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$43,953,624			Title Vesting:	Fee Simple
% of Initial Pool Balance:	6.8%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	962,501 SF
Borrower Sponsor:	Richard Eugene Workman			Cut-off Date Balance per SF(1):	$187
Mortgage Rate:	5.7000%			Maturity Date Balance per SF(1):	$158
Note Date:	10/26/2018			Property Manager:	Self-managed
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (12); YM1 (104); O (4)			UW NOI:	$21,164,378
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.0%
Additional Debt Balance(1):	$136,356,128			UW NCF DSCR(1):	1.59x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	$20,451,419 (6/30/2018 TTM)
Reserves(3)				2nd Most Recent NOI(4):	$17,428,719 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	$13,960,122 (12/31/2016)
RE Tax:	$250,000	Springing	N/A	Most Recent Occupancy:	96.8% (9/13/2018)
Insurance:	$384,109	Springing	N/A	2nd Most Recent Occupancy:	97.0% (6/30/2018)
Replacements:	$0	$16,042	$385,000	3rd Most Recent Occupancy:	97.0% (12/31/2017)
Deferred Maintenance:	$316,121	$0	N/A	Appraised Value (as of):	$325,235,000 (Various)
TI/LC:	$109,315	$80,208	$1,925,002	Cut-off Date LTV Ratio(1):	55.4%
Rent Concession Funds:	$62,050	$0	N/A	Maturity Date LTV Ratio(1):	46.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$180,500,000	100.0%	Loan Payoff:	$149,277,510	82.7%
			Reserves:	$1,121,595	0.6%
			Closing Costs:	$8,087,845	4.5%
			Return of Equity:	$22,013,050	12.2%
Total Sources:	$180,500,000	100.0%	Total Uses:	$180,500,000	100.0%

(1)	The Heartland Dental Medical Office Portfolio Mortgage Loan (as defined below) is part of the Heartland Dental Medical Office Portfolio Whole Loan (as defined below), which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Heartland Dental Medical Office Portfolio Whole Loan.

(2)	Partial Release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(4)	Several of the Heartland Dental Medical Office Portfolio Properties (as defined below) were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, the 3rd Most Recent NOI includes full-year financial reporting for only 122 of the 169 Heartland Dental Medical Office Portfolio Properties and the 2nd Most Recent NOI includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. Most Recent NOI includes full-year financial reporting for all 169 Heartland Dental Medical Office Portfolio Properties.

The Mortgage Loan. The second largest mortgage loan (the “Heartland Dental Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “Heartland Dental Medical Office Portfolio Whole Loan”) evidenced by ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Heartland Dental Medical Office Portfolio Whole Loan is secured by the fee interests in a 169-property portfolio totaling 962,501 SF, geographically distributed throughout 24 states, with the largest concentrations in Illinois (237,545 SF; 24.7% of NRA), Florida (179,190 SF; 18.6% of NRA) and Georgia (72,239 SF; 7.5% of NRA) (collectively, the “Heartland Dental Medical Office Portfolio Properties” or “Heartland Dental Medical Office Portfolio”). Promissory Notes A-1 and A-10, with an aggregate original principal balance of $44,000,000, represent the Heartland Dental Medical Office Portfolio Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust until the controlling pari passu Promissory Note A-2 is securitized, whereupon the Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the Heartland Dental Medical Office Portfolio Whole Loan, including the remaining promissory notes, which are currently held by UBS AG and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Heartland Dental Medical Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$39,957,840	UBS 2018-C14	No
Note A-2	$30,000,000	$29,968,380	UBS AG	Yes
Note A-3	$20,000,000	$19,978,920	UBS AG	No
Note A-4	$20,000,000	$19,978,920	UBS AG	No
Note A-5	$20,000,000	$19,978,920	UBS AG	No
Note A-6	$15,000,000	$14,984,190	UBS AG	No
Note A-7	$15,000,000	$14,984,190	UBS AG	No
Note A-8	$10,000,000	$9,989,460	UBS AG	No
Note A-9	$6,500,000	$6,493,149	UBS AG	No
Note A-10	$4,000,000	$3,995,784	UBS 2018-C14	No
Total	$180,500,000	$180,309,752

The proceeds of the Heartland Dental Medical Office Portfolio Whole Loan were used to refinance existing debt on the Heartland Dental Medical Office Portfolio Properties, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is PRD Owner, LLC (the “Heartland Dental Medical Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Heartland Dental Medical Office Portfolio Whole Loan. The Heartland Dental Medical Office Portfolio Borrower is wholly owned by PRD Mezz Owner, LLC, which is wholly owned by Professional Resource Development, Inc. (“PRDI”). PRDI is owned by Richard E. Workman 2001 Trust with Richard, Angela, Jordan, Jared, Meredith, and Madison Workman as the beneficiaries (33.33%), Workman Irrevocable Trust, with Jordan M. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Jared R. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Meredith A. Workman as the beneficiary (16.66%), and Workman Irrevocable Trust, with Madison A. Workman as the beneficiary (16.66%). The borrower sponsor and non-recourse carveout guarantor is Dr. Richard Eugene Workman.

Richard Eugene Workman founded PRDI in 2003 and currently serves as its President. PRDI, based in Effingham, Illinois, is a full-service real estate investment and development company that owns and develops commercial real estate throughout the United States. PRDI’s services include market analysis, site selection, site acquisition, site planning and design, leasing, permitting and zoning approvals, construction management, build-to-suits, and acquisition of existing assets and notes. As of December 31, 2017, PRDI reported total assets of $298.4 million and stockholders’ equity of $24.4 million. PRDI’s investment portfolio includes 241 single and multitenant medical office properties primarily occupied by dental offices affiliated with Heartland Dental, LLC (“Heartland Dental”) and its affiliates. Heartland Dental is 100% beneficially owned by Heartland Dental Holding Corporation, a Delaware corporation, which is majority-owned and controlled by affiliates of KKR & Co. Inc.

Richard Eugene Workman founded Heartland Dental in 1997 and currently retains a 4.28% ownership interest in the company. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the Preliminary Prospectus. Heartland Dental is a dental service organization (“DSO”) that develops and manages the administrative functions of dental practices through Administrative Service Agreements (“ASAs”) with multiple professional corporations (“PCs”) located throughout the United States. Heartland Dental, through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. See “Major Tenant” below for more information on Heartland Dental.

The Properties. The Heartland Dental Medical Office Portfolio Properties are comprised of 169 properties totaling approximately 962,501 SF of space across 24 states, with no state representing more than 24.7% of NRA or 23.0% of UW NCF. Sixty-two (62) of the Heartland Dental Medical Office Portfolio Properties, representing 284,718 SF (29.6% of NRA), were built between 2013 and 2018 and 134 of the Heartland Dental Medical Office Portfolio Properties, representing approximately 680,377 SF (70.7% of NRA), were built between 2000 and 2018. Eleven (11) of the 169 Heartland Dental Medical Office Portfolio Properties, totaling approximately 42,782 SF or 4.4% of NRA, are subject to condominium structures and represent approximately $8.1 million (4.5%) of the Allocated Original Balance (as shown in the Portfolio Summary table below) of the Heartland Dental Medical Office Portfolio Whole Loan. See “Description of the Mortgage Pool—Condominium Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

The following table presents certain information relating to the Heartland Dental Medical Office Portfolio Properties:

Portfolio Summary
State	No. of Properties	Net Rentable Area (SF)(1)	Approximate % of SF	UW NCF	% of UW NCF	Allocated Original Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Florida	39	179,190	18.6%	$4,609,359	23.0%	$41,664,150	23.1%	$75,565,000	55.1%
Illinois	23	237,545	24.7%	$3,646,754	18.2%	$32,720,160	18.1%	$59,600,000	54.9%
South Carolina	17	69,247	7.2%	$1,502,059	7.5%	$13,708,420	7.6%	$25,080,000	54.7%
Missouri	8	68,201	7.1%	$1,472,593	7.4%	$13,280,570	7.4%	$22,350,000	59.4%
Georgia	13	72,239	7.5%	$1,357,863	6.8%	$12,489,450	6.9%	$24,610,000	50.7%
Indiana	12	62,211	6.5%	$1,328,830	6.6%	$11,891,670	6.6%	$22,110,000	53.8%
Texas	10	50,597	5.3%	$1,260,308	6.3%	$11,363,270	6.3%	$20,040,000	56.7%
Tennessee	11	50,674	5.3%	$1,210,481	6.1%	$10,749,150	6.0%	$19,730,000	54.5%
Oklahoma	5	24,949	2.6%	$491,555	2.5%	$4,506,800	2.5%	$8,145,000	55.3%
Kentucky	4	25,175	2.6%	$402,499	2.0%	$3,597,810	2.0%	$5,840,000	61.6%
Maryland	2	10,539	1.1%	$344,196	1.7%	$2,921,440	1.6%	$4,300,000	67.9%
Arizona	3	9,892	1.0%	$283,930	1.4%	$2,578,680	1.4%	$5,310,000	48.6%
Wisconsin	3	15,166	1.6%	$296,839	1.5%	$2,562,750	1.4%	$3,950,000	64.9%
Alabama	3	13,300	1.4%	$270,712	1.4%	$2,521,770	1.4%	$4,400,000	57.3%
Ohio	3	14,233	1.5%	$271,449	1.4%	$2,494,200	1.4%	$4,150,000	60.1%
Virginia	2	10,129	1.1%	$240,010	1.2%	$2,202,970	1.2%	$3,825,000	57.6%
Arkansas	2	13,994	1.5%	$227,141	1.1%	$2,138,570	1.2%	$3,670,000	58.3%
Nebraska	2	8,067	0.8%	$214,648	1.1%	$1,967,830	1.1%	$3,620,000	54.4%
Michigan	2	9,026	0.9%	$177,105	0.9%	$1,626,450	0.9%	$2,710,000	60.0%
Colorado	1	4,150	0.4%	$166,696	0.8%	$1,520,860	0.8%	$2,770,000	54.9%
Kansas	1	4,207	0.4%	$94,528	0.5%	$814,290	0.5%	$1,400,000	58.2%
Minnesota	1	3,600	0.4%	$52,922	0.3%	$495,020	0.3%	$950,000	52.1%
New Hampshire	1	3,270	0.3%	$41,823	0.2%	$343,000	0.2%	$490,000	70.0%
New Mexico	1	2,900	0.3%	$38,443	0.2%	$340,720	0.2%	$620,000	55.0%
Total/Wtd. Avg.	169	962,501	100.0%	$20,002,741	100.0%	$180,500,000	100.0%	$325,235,000	55.5%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

As of September 13, 2018 the Heartland Dental Medical Office Portfolio Properties were 96.8% occupied across 244 leases. A total of 104 Heartland Dental Medical Office Portfolio Properties, representing approximately 543,597 SF (56.5% of NRA) of space at the Heartland Dental Medical Office Portfolio, are single tenant and 100.0% leased by Heartland Dental and its affiliates. In total, Heartland Dental and its affiliates lease approximately 796,231 SF (82.7% of NRA) of space at 168 Heartland Dental Medical Office Portfolio Properties, 166 of which are medical offices and two of which are corporate offices located in Effingham, Illinois. The remainder of the Heartland Dental Medical Office Portfolio’s net rentable area is leased by unaffiliated medical office tenants (14.1% of NRA).

Eighty-nine (89) of the Heartland Dental Medical Office Portfolio Properties (44.9% of NRA) were originally built and leased by Heartland Dental (built-to-suit for Heartland Dental as the intended user and tenant and first generation space in under-serviced areas) (collectively, the “De Novo Properties”). Seventy-seven (77) of the Heartland Dental Medical Office Portfolio Properties (39.9% of NRA) were acquired with existing medical office practices in place and have since been leased by Heartland Dental and its affiliates (collectively, the “Affiliate Properties”). Twenty-seven (27) of the De Novo Properties (11.9% of NRA) are newly constructed with operations commencing after January 1, 2016 and therefore are represented with non-stabilized operations (collectively, the “De Novo Model Properties”). Sixty-two (62) of the De Novo Properties (32.9% of NRA) are properties with operations commencing prior to January 1, 2016 and therefore are represented with stabilized operations (collectively, the “De Novo Base Properties”).

The 166 De Novo Properties and Affiliate Properties collectively generate total revenues of approximately $321.9 million with EBITDAR of approximately $79.2 million and average EBITDAR margins of 24.6% as of June 30, 2018, all of which are related to Heartland Dental leased buildings and units. Excluding the 27 recently opened De Novo Model Properties, the 139 De Novo Base Properties and Affiliate Properties collectively generate total revenues of approximately $293.8 million with EBITDAR of $76.8 million and average EBITDAR margins of 26.1% as of June 30, 2018. The De Novo Base Properties have a weighted average EBITDAR margin of 25.9% and a weighted average revenue of $555 PSF as of the June 30, 2018 trailing 12-month period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

The following tables present certain information relating to the tenant type distributions at the Heartland Dental Medical Office Portfolio Properties:

Distribution by Tenant Type(1)
Tenant Type	No. of Properties	Net Rentable Area (SF)(2)	Approximate % of SF	UW NOI	% of UW NOI	UW NOI Debt Yield(3)	Allocated Original Balance(3)	% of Whole Loan Original Balance	Appraised Value
De Novo Base	62	317,104	32.9%	$8,115,799	38.3%	11.6%	$69,957,170	38.8%	$126,055,000
Affiliate	77	384,489	39.9%	$7,732,434	36.5%	11.8%	$65,338,670	36.2%	$113,440,000
De Novo Model	27	114,930	11.9%	$3,705,053	17.5%	11.4%	$32,492,330	18.0%	$62,220,000
Corporate	2	127,152	13.2%	$1,319,696	6.2%	12.9%	$10,266,760	5.7%	$19,820,000
Other	1	18,826	2.0%	$291,396	1.4%	11.9%	$2,445,070	1.4%	$3,700,000
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	11.7%	$180,500,000	100.0%	$325,235,000

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Information is based on the underwritten rent roll.

(3)	Allocated Original Balance and UW NOI Debt Yield are based on the Heartland Dental Medical Office Portfolio Whole Loan.

Distribution by Tenant Type(1)
Tenant Type	Allocated Original Balance(2)	UW Base Rent(3)	% of UW Base Rent	UW Base Rent PSF(4)	6/30/2018 TTM Revenue(5)	6/30/2018 EBITDAR(5)	EBITDAR %(5)	UW Total Rent(5)	EBITDAR/ UW Base Rent(5)(6)	EBITDAR/ UW Total Rent(5)(6)
De Novo Base	$69,957,170	$8,426,917	37.8%	$28.21	$124,307,274	$32,240,003	25.9%	$8,313,624	4.90x	3.88x
Affiliate	$65,338,670	$8,163,101	36.6%	$21.82	$169,530,613	$44,574,432	26.3%	$9,122,128	5.98x	4.89x
De Novo Model	$32,492,330	$3,962,543	17.8%	$34.48	$28,014,107	$2,392,341	8.5%	$3,872,166	0.77x	0.62x
Corporate	$10,266,760	$1,404,132	6.3%	$11.04	N/A	N/A	N/A	N/A	N/A	N/A
Other	$2,445,070	$363,222	1.6%	$21.15	N/A	N/A	N/A	N/A	N/A	N/A
Total/Wtd. Avg.	$180,500,000	$22,319,914	100.0%	$23.95	$321,851,994	$79,206,776	24.6%	$21,307,918	4.62x	3.72x

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	UW Base Rent includes all spaces leased to affiliated and unaffiliated third party tenants at the Heartland Dental Medical Office Portfolio Properties.

(4)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

(5)	Information excludes spaces leased to unaffiliated third party tenants.

(6)	De Novo Model properties are newly constructed with operations commencing after January 1, 2016 and are represented with non-stabilized operations. EBITDAR/UW Base Rent and EBITDAR/UW Total Rent excluding the De Novo Model tenants is 5.47x and 4.41x, respectively.

The borrower sponsor acquired or constructed the Heartland Dental Medical Office Portfolio Properties at various times since November 1999 with land acquisition costs totaling approximately $61.5 million, building costs totaling approximately $162.3 million, and total costs totaling approximately $223.8 million as of June 30, 2018.

Major Tenant.

Heartland Dental (796,231 SF, 82.7% of NRA, 86.8% of underwritten base rent). Heartland Dental (Moody’s/S&P: B3/B-), through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. Heartland Dental provides a full range of management and financial services to its supported PCs in the multispecialty dental services system and has ASAs with 67 PCs located in 35 different states. The ASAs represent Heartland Dental’s right to manage the administrative functions of the supported PCs and their dental group practices during the five- to 25-year terms of the agreements, which enable Heartland Dental to control substantially all nonprofessional activities of each dental practice. The ASAs also provide PCs with the right to operate in space leased directly by Heartland Dental.

Heartland Dental’s competitors include American Dental Partners, Great Expressions, InterDent, Aspen Dental, and Western Dental, which are regionally- or nationally-branded DSOs or health maintenance organization dental providers. In comparison to its competitors, Heartland Dental operates and supports locally-branded dental offices, lending to a doctor-centric and neighborhood-provider approach.

Heartland Dental has an integration team that leverages the Heartland Dental platform and expertise to maximize the success of its De Novo (new offices in under-serviced areas) strategy. When considering potential locations, Heartland Dental’s De Novo team uses demographic analyses to optimize locations within its existing markets. Heartland Dental utilizes its network of brokers and developers to seek out potential locations. In addition, Heartland Dental utilizes a healthcare site selection analytics firm to assist in continuing to identify site locations. Heartland Dental’s analytics include patient demographics, population statistics, recruiting conditions, and competitive environment. Heartland Dental supports a network of over 1,300 dentists and the company has approximately 11,000 team members in more than 875 supported dental practices across 37 states.

As of June 30, 2018, Heartland Dental Holding Corporation reported total assets of $3.0 billion, total shareholders’ equity of $1.4 billion, and cash of $19.2 million, compared to December 31, 2017, when Heartland Dental Holding Corporation reported total assets of $1.6 billion, total shareholders’ equity of $428.2 million, and cash of $11.0 million. Heartland Dental, as a subsidiary of Heartland Dental Holding Corporation, only has annual financial statements available as part of the parent company’s annual audited financials/supplemental schedules. As of December 31, 2017, Heartland Dental reported total assets of $1.7 billion, total shareholders’ equity of $493.3 million, and cash of $6.6 million.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

On April 30, 2018, KKR & Co. Inc. (“KKR”) acquired a majority interest in Heartland Dental from Ontario Teachers’ Pension Plan, while Ontario Teachers’ Pension Plan retained a significant minority stake in Heartland Dental. KKR, founded in 1976 and led by Henry Kravis and George Roberts, is a global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate, credit, and hedge funds worldwide. As of June 30, 2018, KKR reported $191.3 billion of assets under management.

The Heartland Dental Medical Office Portfolio Properties are subject to individual leases between PRDI, as landlord, and Heartland Dental and its affiliates, as tenant. The dental practice leases are unaffiliated with one another apart from their relationship to Heartland Dental. The leases with Heartland Dental are primarily structured with an initial lease term of 10 years, with two, 10-year renewal options with annual base rent increasing annually by the greater of (i) 2.5% or (ii) the percentage change in the CPI factor from the lease commencement date to the anniversary date. At the commencement of each renewal period, rent resets to fair market value.

The following table presents certain information relating to the lease rollover schedule at the Heartland Dental Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	3,709	0.4%	0.4%	$13.01	$48,240	0.2%	0.2%
2018	3	4,779	0.5%	0.9%	$21.27	$101,659	0.5%	0.7%
2019	14	28,138	2.9%	3.8%	$27.01	$760,078	3.4%	4.1%
2020	10	23,877	2.5%	6.3%	$19.52	$466,029	2.1%	6.2%
2021	22	78,278	8.1%	14.4%	$25.58	$2,002,576	9.0%	15.1%
2022	32	101,830	10.6%	25.0%	$25.59	$2,606,067	11.7%	26.8%
2023	21	71,584	7.4%	32.4%	$27.03	$1,934,828	8.7%	35.5%
2024	30	116,242	12.1%	44.5%	$24.92	$2,896,366	13.0%	48.5%
2025	27	90,934	9.4%	54.0%	$24.67	$2,243,051	10.0%	58.5%
2026	29	141,688	14.7%	68.7%	$20.69	$2,931,606	13.1%	71.6%
2027	26	85,443	8.9%	77.6%	$24.67	$2,107,904	9.4%	81.1%
2028	20	154,705	16.1%	93.6%	$20.59	$3,184,638	14.3%	95.4%
2029 & Beyond	8	30,850	3.2%	96.8%	$33.61	$1,036,873	4.6%	100.0%
Vacant	0	30,444	3.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	244	962,501	100.0%		$23.95	$22,319,914	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The Heartland Dental Medical Office Portfolio Properties are located across the United States, with the three largest property concentrations, based on UW NOI, in the Orlando, Florida metropolitan statistical area (“MSA”), the Chicago-Naperville-Elgin, IL-IN-WI MSA, and the Effingham, Illinois MSA.

The following tables present certain market information relating to the Heartland Dental Medical Office Portfolio Properties’ major MSAs:

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	UW NOI	% of UW NOI	6/30/2018 TTM Revenue	6/30/2018 EBITDAR(2)	Appraised Value	Allocated Original Balance(3)	UW NOI Debt Yield(3)
Orlando, FL	10	51,922	5.4%	$1,433,828	6.8%	$20,107,920	$4,734,341	$23,570,000	$12,536,510	11.4%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$1,352,945	6.4%	$17,572,995	$3,964,218	$21,650,000	$11,561,800	11.7%
Effingham, IL	2	127,152	13.2%	$1,319,696	6.2%	N/A	N/A	$19,820,000	$10,266,760	12.9%
St. Louis, MO-IL	8	61,042	6.3%	$1,137,858	5.4%	$14,964,631	$4,406,835	$16,350,000	$9,619,610	11.8%
Jacksonville, FL	8	40,553	4.2%	$1,112,796	5.3%	$14,814,522	$3,998,083	$17,440,000	$9,546,220	11.7%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$1,054,028	5.0%	$14,880,713	$3,947,235	$16,630,000	$8,988,560	11.7%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$832,949	3.9%	$19,983,508	$4,798,324	$13,160,000	$7,231,450	11.5%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$925,905	4.4%	$19,581,993	$4,335,894	$15,650,000	$8,033,850	11.5%
Indianapolis–Carmel–Anderson, IN	5	30,839	3.2%	$663,767	3.1%	$7,102,490	$842,781	$10,640,000	$5,585,800	11.9%
Kansas City, MO-KS	3	19,559	2.0%	$607,038	2.9%	$4,400,935	$1,011,673	$8,450,000	$5,153,450	11.8%
Other	101	454,444	47.2%	$10,723,567	50.7%	$188,442,287	$47,167,392	$161,875,000	$91,975,990	11.7%
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	$321,851,994	$79,206,776	$325,235,000	$180,500,000	11.7%

(1)	Information is based on the underwritten rent roll.

(2)	Total 6/30/2018 EBITDAR excludes spaces leased to unaffiliated third party tenants.

(3)	Allocated Original Balance and UW NOI Debt Yield are based on the Heartland Dental Medical Office Portfolio Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	Allocated Original Balance(2)	% of Whole Loan Original Balance	Wtd. Avg. Market Rent PSF	Wtd. Avg. Market Vacancy	Wtd. Avg. UW Base Rent PSF(1)(3)	Wtd. Avg. Vacancy
Orlando, FL	10	51,922	5.4%	$12,536,510	6.9%	$29.95	4.2%	$30.01	0.0%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$11,561,800	6.4%	$26.62	2.4%	$26.65	0.0%
Effingham, IL	2	127,152	13.2%	$10,266,760	5.7%	$11.13	0.0%	$11.04	0.0%
St. Louis, MO-IL	8	61,042	6.3%	$9,619,610	5.3%	$23.83	7.2%	$22.14	7.3%
Jacksonville, FL	8	40,553	4.2%	$9,546,220	5.3%	$29.62	5.6%	$29.79	0.0%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$8,988,560	5.0%	$28.78	3.3%	$28.25	0.0%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$7,231,450	4.0%	$30.59	1.2%	$30.62	7.6%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$8,033,850	4.5%	$23.25	5.0%	$19.75	9.4%
Indianapolis–Carmel–Anderson, IN	5	30,839	3.2%	$5,585,800	3.1%	$23.93	2.0%	$24.08	12.6%
Kansas City, MO-KS	3	19,559	2.0%	$5,153,450	2.9%	$33.58	4.0%	$35.00	12.4%
Other	101	454,444	47.2%	$91,975,990	51.0%	$25.03	3.3%	$25.49	2.8%
Total/Wtd. Avg.	169	962,501	100.0%	$180,500,000	100.0%	$24.05	3.2%	$23.95	3.2%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

Orlando, FL MSA:

There are 10 Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA totaling approximately 51,922 SF (5.4% of NRA) in the aggregate, which collectively generate $1,433,828 in UW NOI (6.8% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA:

Orlando, FL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	9625 Lake Nona Village Place Orlando, FL	70,364	$78,212	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	4999 North Tanner Road Orlando, FL	166,275	$77,161	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	7551 Osceola Polk Line Road Davenport, FL	36,483	$75,278	6	2003 - 2017	4,596 - 6,576 / 34,165	100.0% - 100.0% / 100.0%	$22.00 - $39.00 / $31.17
Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	13816 Narcoossee Road Orlando, FL	56,686	$87,701	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	8624 Lee Vista Boulevard Orlando, FL	155,636	$63,549	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 609 Front Street	609 Front Street Celebration, FL	39,321	$76,952	4	1994 - 2018	4,838 - 8,782 / 29,411	100.0% - 100.0% / 100.0%	$21.50 - $31.50 / $26.30
Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	2301 Old Canoe Creek Road St. Cloud, FL	60,366	$64,892	4	2008 - 2017	6,070 - 10,392 / 32,443	100.0% - 100.0% / 100.0%	$26.00 - $35.00 / $31.81
Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	13851 North US Highway 441 Lady Lake, FL	81,304	$63,831	6	2004 - 2017	3,600 - 14,894 / 43,911	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 2620 East Highway 50	2620 East Highway 50 Clermont, FL	80,483	$81,197	6	2015 - 2017	3,600 - 46,400 / 71,817	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	1381 Citrus Tower Boulevard Clermont, FL	84,471	$80,640	6	2008 - 2018	5,243 - 85,500 / 138,346	67.0% - 100.0% / 97.3%	$17.50 - $31.55 / $23.76

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Chicago-Naperville-Elgin, IL-IN-WI MSA:

There are 11 Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA totaling approximately 55,538 SF (5.8% of NRA) in the aggregate, which collectively generate $1,352,945 in UW NOI (6.4% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA:

Chicago-Naperville-Elgin, IL-IN-WI - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	1010 West U.S. Route 6 Morris, IL	18,648	$80,981	5	1950 - 2007	4,000 - 70,023 / 100,734	4.0% - 50.0% / 15.1%	$18.00 - $24.00 / $22.00 - $22.80
Heartland Dental Medical Office Portfolio - 12222 Route 47	12222 Route 47 Huntley, IL	71,343	$114,601	5	2004 - 2017	7,420 - 70,122 / 126,632	41.1% - 100.0% / 75.3%	$24.00 - $33.00 / $26.20 - $27.20
Heartland Dental Medical Office Portfolio - 450 South Weber Road	450 South Weber Road Romeoville, IL	154,985	$86,159	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 16620 West 159th Street	16620 West 159th Street Lockport, IL	97,516	$92,356	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	561 East Lincoln Highway New Lenox, IL	90,036	$114,628	6	2005 - 2014	3,732 - 15,088 / 60,717	71.2% - 100.0% / 94.4%	$16.00 - $20.00 / $16.00 - $20.00
Heartland Dental Medical Office Portfolio - 692 Essington Road	692 Essington Road Joilet, IL	90,036	$114,628	6	1979 - 2009	6,026 - 70,023 / 164,128	80.0% - 100.0% / 90.0%	$17.00 - $28.00 / $19.50 - $22.67
Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	1840 Dekalb Avenue Sycamore, IL	69,156	$66,213	9	1968 - 2017	4,533 - 15,848 / 89,368	43.3% - 100.0% / 93.7%	$21.00 - $25.00 / $21.00 - $25.00
Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	1402 U.S. Route 12 Fox Lake, IL	99,785	$85,485	4	1949 - 2007	2,700 - 22,440 / 46,066	80.0% - 100.0% / 89.9%	$18.00 - $38.00 / $21.50 - $26.50
Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	2707 Sycamore Road DeKalb, IL	69,156	$66,213	5	1995 - 2017	5,000 - 12,950 / 36,591	65.7% - 100.0% / 87.9%	$16.00 - $16.00 / $16.00 - $16.00
Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	309 West Ogden Avenue Naperville, IL	207,802	$127,038	4	1954 - 2005	1,900 - 11,790 / 23,690	91.5% - 100.0% / 95.8%	$17.00 - $32.80 / $21.69 - $27.20
Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	1515 West 45th Avenue Griffith, IN	144,526	$54,876	4	1982 - 2018	14,000 - 30,000 / 92,484	90.0% - 100.0% / 96.8%	$17.00 - $26.00 / $19.25 - $22.75

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

Effingham, IL MSA:

There are two Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA totaling approximately 127,152 SF (13.2% of NRA) in the aggregate, which collectively generate $1,319,696 in UW NOI (6.2% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA:

Effingham, IL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	2202 Althoff Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A
Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	1200 Network Centre Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heartland Dental Medical Office Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	6/30/2018 TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	$14,283,247	$17,803,474	$20,739,670	$22,884,716	$23.78
Total Recoveries	N/A	$3,102,923	$3,363,302	$4,157,544	$5,783,035	$6.01
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,433,388)	($1.49)
Effective Gross Income	N/A	$17,386,169	$21,166,775	$24,897,214	$27,234,364	$28.30
Total Operating Expenses	N/A	$3,426,047	$3,738,057	$4,445,794	$6,069,986	$6.31
Net Operating Income	N/A	$13,960,122	$17,428,719	$20,451,419	$21,164,378	$21.99
Tenant Improvements	N/A	$0	$0	$0	$481,251	$0.50
Leasing Commissions	N/A	$0	$0	$0	$481,251	$0.50
Replacement Reserves	N/A	$0	$0	$0	$199,135	$0.21
Net Cash Flow	N/A	$13,960,122	$17,428,719	$20,451,419	$20,002,741	$20.78

Occupancy %(3)	N/A	97.0%	97.0%	97.0%	95.0%
NOI DSCR(4)	N/A	1.11x	1.39x	1.63x	1.68x
NCF DSCR(4)	N/A	1.11x	1.39x	1.63x	1.59x
NOI Debt Yield(4)	N/A	7.7%	9.7%	11.3%	11.7%
NCF Debt Yield(4)	N/A	7.7%	9.7%	11.3%	11.1%

(1)	Several of the Heartland Dental Medical Office Portfolio Properties were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, 2015 cash flow figures are not available, 2016 includes full-year financial reporting for only 122 of the 169 Heartland Dental Medical Office Portfolio Properties and 2017 includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. 6/30/2018 TTM includes full-year financial reporting for all 169 Heartland Dental Medical Office Portfolio Properties.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps of $401,117 through November 2019 and (ii) vacancy gross up of $564,802.

(3)	UW Occupancy % is based on underwritten economic vacancy of 5.0%. The Heartland Dental Medical Office Portfolio Properties were 96.8% occupied as of September 13, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Heartland Dental Medical Office Portfolio Whole Loan.

Escrows and Reserves. At origination of the Heartland Dental Medical Office Portfolio Whole Loan, the Heartland Dental Medical Office Portfolio Borrower deposited (i) $250,000 for real estate taxes (the “Closing Tax Deposit”), (ii) $384,109 for insurance premiums, (iii) $316,121 for deferred maintenance, (iv) $109,315 for tenant allowances, tenant improvements and leasing commissions (“TI/LC”) and (v) $62,050 for outstanding free rents, rent abatements or other rent concessions under the North Port Area Chamber of Commerce lease ($12,050) and the Mercy Clinic East Communities leases ($50,000). On a monthly basis, the Heartland Dental Medical Office Portfolio Borrower is required to deposit (i) an amount equal to 1/12 of the product of $0.20 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $16,042, into a replacement reserve, subject to a cap of an amount equal to $0.40 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $385,000 and (ii) an amount equal to 1/12 of the product of $1.00 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $80,208, into a TI/LC reserve, subject to a cap of an amount equal to $2.00 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $1,925,002. Monthly escrows for real estate taxes are waived, provided that (i) no Cash Management Trigger Event (as defined below) has occurred, (ii) an amount equal to the Closing Tax Deposit is on deposit in a real estate tax reserve and (iii) the Heartland Dental Medical Office Portfolio Borrower provides evidence of payment of taxes and other charges for each of the Heartland Dental Medical Office Portfolio Properties no later than 20 days prior to the date of delinquency (collectively, the “Monthly Tax Waiver Conditions”). If at any time any of the Monthly Tax Waiver Conditions are not satisfied with respect to any individual property, then (i) for the first five individual properties where such conditions are not satisfied, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for such individual properties and (ii) for any individual property where such Monthly Tax Waiver Conditions are not satisfied thereafter, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for all Heartland Dental Medical Office Portfolio Properties. Monthly escrows for insurance premiums are waived, provided that the Heartland Dental Medical Office Portfolio Properties are insured under an acceptable blanket insurance policy.

Lockbox and Cash Management. The Heartland Dental Medical Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from Material Tenants (as defined below) to be delivered directly to the lockbox account, or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Upon the occurrence and continuance of a Cash Management Trigger Event, the Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from all tenants to be delivered directly to the lockbox account or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Pursuant to the Heartland Dental Medical Office Portfolio Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) is continuing, to the Material Tenant rollover reserve, subject to a cap of $15,000,000, (b) if a Cash Sweep Trigger Event (as defined below) is continuing, to the lender-controlled excess cash flow account and (c) if neither a Material Tenant Trigger Event nor a Cash Sweep Trigger Event exists, to the Heartland Dental Medical Office Portfolio Borrower.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the property manager, such property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and will continue until such time as (x) the debt service

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

coverage ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to an amount that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio of 1.25x (the “DSCR Cash Management Trigger Cure Deposit”), (iv) an indictment for fraud or misappropriation of funds by the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager or a director or an officer of the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) with respect to a third party manager, such third party manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a Material Tenant Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the affiliated property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the affiliated property manager, such affiliated property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x and will continue until such time as (x) the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to either (A) without duplication, the DSCR Cash Management Trigger Cure Deposit or (B) that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio greater than 1.20x.

A “Material Tenant Trigger Event” will commence upon (i) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (ii) any time when the adjusted Material Tenant EBITDA is not positive in the lender’s reasonable determination, provided that the Heartland Dental Medical Office Portfolio Borrower may suspend such Material Tenant Trigger Event for 12 months by depositing $7,500,000 with the lender for each such 12-month period (such deposit to be returned to the Heartland Dental Medical Office Portfolio Borrower upon a cure of the Material Tenant Trigger Event without such deposit being taken into effect), (iii) the lender determining based on the applicable annual HD Entity Reporting Items (as defined below) (x) the net worth of Heartland Dental, Neibauer Dental Corporation, Inc. or any of their respective affiliates (collectively, the “HD Tenant”) for the prior calendar year is less than $443,987,100 and (y) the Material Tenant does not have at least 90% of the total assets and total revenues that Heartland Dental had for the prior calendar year or (iv) the lender failing to receive the applicable HD Entity Reporting Items within (A) five business days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver a financial statement including a balance sheet, statement of cash flows, reconciliation of net loss to EBITDA and adjusted EBITDA, profit and loss statement, and statement of changes of Heartland Dental and its subsidiaries and affiliates (collectively, the “HD Entity Reporting Items”) or (B) 30 calendar days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver such items required in (A) above, if the Heartland Dental Medical Office Portfolio Borrower fails to deliver, as the result of the Material Tenant’s failure to deliver, such items to the Heartland Dental Medical Office Portfolio Borrower. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding), provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, in regard to clause (ii) above, the adjusted Material Tenant EBITDA is positive in the lender’s reasonable determination for two consecutive quarters, in regard to clause (iii) above, if (A) on the next applicable annual HD Entity Reporting Items the net worth of the HD Tenant for the prior calendar year is greater than $443,987,100 and/or the Material Tenant has at least 90% of the total assets and total net revenues that Heartland Dental had for the prior calendar year or (B) the Heartland Dental Medical Office Portfolio Borrower provides other evidence acceptable to the lender that the tenant has achieved the net worth and/or total assets and total net revenue thresholds set forth above in clause (A) for two consecutive calendar quarters, in regard to clause (iv) above, the delivery of all HD Entity Reporting Items that are due and outstanding, or in regard to clause (i), (ii) or (iii) above, the leasing of all the applicable Material Tenant space to a replacement tenant reasonably acceptable to the lender, which lease is comparable in terms to the existing Material Tenant lease being replaced, provided that such lease is a triple net lease and has an initial term of no less than five years.

A “Material Tenant” means (i) each HD Tenant or (ii) any lease which, either individually or when taken together with any other lease with the same tenant, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease or leases (x) covers no less than 10% of the NRA at the Heartland Dental Medical Office Portfolio Properties or (y) requires the payment of base rent that is no less than 10% of the total in-place base rent at the Heartland Dental Medical Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Heartland Dental Medical Office Portfolio Borrower may obtain the release of any of the Heartland Dental Medical Office Portfolio Properties included in the Heartland Dental Medical Office Portfolio Whole Loan, at any time on or after December 6, 2019, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Heartland Dental Medical Office Portfolio Borrower prepays a portion of the Heartland Dental Medical Office Portfolio Whole Loan equal to or exceeding 120% of the allocated loan amount of the property being released to a third party (the “Release Amount”) along with the applicable yield maintenance premium, (or 130% of the allocated loan amount of the property being released to an affiliate under specified circumstances under the Heartland Dental Medical Office Portfolio Whole Loan documents in connection with specified condominium, title or zoning defaults that can be cured by releasing such property), (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.54x, and (iv) if as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Heartland Dental Medical Office Portfolio Whole Loan as of the date of such calculation to (ii) the fair market value of the Heartland Dental Medical Office Portfolio Properties (the “REMIC LTV”) exceeds 125% immediately after the property being released, no release will be permitted unless the balance of the Heartland Dental Medical Office Portfolio Whole Loan is paid down by the greater of (a) the Release Amount or (b) the least of the following amounts: (x) if the released property is sold, the net proceeds of the sale of the released property, (y) the fair market value of the released property at the time of such release, or (z) am amount such that the REMIC LTV after such release is not greater than the REMIC LTV of the Heartland Dental Medical Office Portfolio Properties immediately prior to such release.

Terrorism Insurance. The Heartland Dental Medical Office Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a subsequent statute is not in effect, the Heartland Dental Medical Office Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Borrower will not be required to pay annual premiums in excess of two times the premium in an amount equal to the property and business interruption insurance required under the Heartland Dental Medical Office Portfolio Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Lafayette Park
1 444 Lafayette Road St. Paul, MN
2 500 Lafayette Road St. Paul, MN
3 520 Lafayette Road St. Paul, MN
4 443 Lafayette Road St. Paul, MN
Brooklyn Park
Fridley
Brooklyn Ctr.
New Brighton
Columbia Heights
Shoreview
Vadnais Heights
Mahtomedi
White Bear Lake
Grant
North Oaks
Roseville
St. Anthony
Maplewood
North St. Paul
Oakdale
ST. PAUL
Downtown
MINNEAPOLIS
Woodbury
West St. Paul
South St. Paul
Richfield
Mendota Heights
Bloomington
Eagan
Inver Grove Heights
Cottage Grove
WASHINGTON COUNTY
Lawson Ave E.
Case Ave E.
York Ave
Wells St
Whitall St
Burr St N.
Edgerton St
Payne Ave
Greenbriar St
Walsh St
Arkwright St
Phalen Blvd
Bush Ave
Reaney Ave E.
Minnehaha Ave E.
Flat Earth Brewing Co.
The Consulate of Mexico in Saint Paul
Health Partners Specialty Center
Univar USA
Health Partners Neuroscience Center
Phalen Blvd
RAMSEY COUNTY
DeSoto St
Burr St N.
Bedford St
Tedesco St
E. North St
E. Hopkins St
Swede Hollow Park
E. 7th St
Metro State Library
E. 6th St
Metropolitan State University
Bates Ave
Maria Ave
Mounds Blvd
Payne St
35E
W. Pennsylvania Ave
Arch St
ST. PAUL
Winter St
Capitol
Como Ave
E. Mount Airy St
Mt. Airy
Olive St
Minnesota's Bookstore
Lafayette Rd
University Ave E.
E. 13th St
Ramsey County Courts
Grove St
Minnesota Dept. of Human Services
Bethesda Hospital
Rice St
Cedar St
Capital Heights
Jackson St
University Ave E.
Regions Hospital
Cass Gilbert Memorial Park
CAPITOL/ RICE ST
Leif Erickson Statue
Justice Plaza
Minnesota State Capitol
State Office Buildings
Supreme Court
ROBERT ST
49
Downtown Minneapolis 10 miles
World War II Memorial
94
35E
10th St E.
9th St E.
4th St E.
Kellogg Blvd E.
52
61
5
Bruce Vento Nature Sanctuary
Downtown
10TH ST
Minnesota History Center
History Theater
Minnesota Public Radio
7th St E.
7th St Pl E.
Wacouta St
CHS Field
Mears Park
Fitzgerald Theater
Galtier Plaza
4th St E.
Lowertown Underground Artists
Lower Landing Park
Warner Rd
Marion St
St. Joseph's Hospital
Minnesota Children's Museum
Wells Fargo Place
6th St E.
Great Hall
UNION DEPOT
Palace Theater
5th St E.
MMAA
Lowertown
Warner St
Mississippi River
Ecolab Corp. Center
Wabasha St
St Peter St
Landmark Center
CENTRAL
First Nat'l Bank Bldg.
Kellogg Square
Culture Park
35E
N. Chestnut St
Xcel Energy Center
Roy Wilkins Auditorium
Ordway Ctr. for the Performing Arts
City Hall
Kellogg Mall Park
Lafayette Frwy
Americraft Carlton
Semple Companies
Nasseff Specialty Services
St. Paul RiverCentre
George Latimer Central Library
County Courthouse
Raspberry Island
Serley Mfg. Company Inc.
River Park Plaza
Vomela Companies
Allina Health Services
Exchange St S.
Science Museum of Minnesota
Irvine Park
Upper Landing Park
E. Fillmore Ave
Riverview
ABC Supply Co. Inc.
Grainger Industrial Supply
Ball Corporation
S. Robert St
Minnesota DFL
Americold
West Seventh
Shepard Rd
Westside
Airport Rd
Mississippi River
3M
Wabasha St
Plato Blvd
Harriet Island
ALL, Inc.
Ramsey County Buildings
Eva St
State St
J&P Trading
Scanlan Int'l
Chester St
St. Paul Downtown Airport

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	St. Paul, MN 55101
				General Property Type:	Office
Original Balance(1):	$37,250,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$37,250,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.7%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	677,514 SF
Borrower Sponsor(2):	N/A			Cut-off Date Balance per SF(1):	$111
Mortgage Rate:	4.7223%			Maturity Date Balance per SF(1):	$111
Note Date:	9/27/2018			Property Manager:	Colliers International MN, LLC
First Payment Date:	11/5/2018
Maturity Date:	10/5/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$8,312,364
Seasoning:	2 months			UW NOI Debt Yield(1):	11.0%
Prepayment Provisions(3):	LO (26); DEF (91); O (3)			UW NOI Debt Yield at Maturity(1):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.27x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$8,009,546 (7/31/2018 TTM)
Additional Debt Balance(1):	$38,000,000			2nd Most Recent NOI:	$8,146,961 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,476,128 (12/31/2016)
Reserves(4)				Most Recent Occupancy:	100.0% (12/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$0	$119,211	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$14,617	$7,309	N/A	Appraised Value (as of):	$115,500,000 (7/9/2018)
Deferred Maintenance:	$47,500	$0	N/A	Cut-off Date LTV Ratio(1):	65.2%
Replacements:	$1,813,270	$10,727	N/A	Maturity Date LTV Ratio(1):	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$75,250,000	64.0%	Purchase Price:	$113,500,001	96.6%
Borrower Equity:	$42,305,035	36.0%	Reserves:	$1,875,387	1.6%
			Closing Costs:	$2,179,647	1.9%
Total Sources:	$117,555,035	100.0%	Total Uses:	$117,555,035	100.0%

(1)	The Lafayette Park Mortgage Loan (as defined below) is part of the Lafayette Park Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $75,250,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Lafayette Park Whole Loan.

(2)	See “The Borrowers and the Borrower Sponsor” below for further discussion.

(3)	Prior to the open prepayment date of August 5, 2028, the Lafayette Park Borrowers (as defined below) have the right to defease the Lafayette Park Whole Loan after the earlier to occur of (a) September 27, 2022 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Lafayette Park Whole Loan promissory note (the “Permitted Defeasance Date”). The assumed lockout period of 26 payments is based on the closing date of the UBS 2018-C14 transaction in December 2018. Partial release is permitted. See “Release of Property” below.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Lafayette Park Mortgage Loan”) is part of a whole loan (the “Lafayette Park Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $75,250,000. The Lafayette Park Whole Loan is secured by a first priority fee mortgage encumbering a portfolio of four central business district office properties located in St. Paul, Minnesota, totaling 677,514 SF (collectively, the “Lafayette Park Properties”). Promissory Note A-2, with an original principal balance of $37,250,000, represents the Lafayette Park Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Lafayette Park Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the CSAIL 2018-C14 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Lafayette Park Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1(1)	$38,000,000	$38,000,000	CSAIL 2018-C14	Yes
Note A-2	$37,250,000	$37,250,000	UBS 2018-C14	No
Total	$75,250,000	$75,250,000

(1)	Note A-1 is currently held by Natixis and is expected to be contributed to the CSAIL 2018-C14 securitization transaction. The CSAIL 2018-C14 securitization transaction is scheduled to close on or about November 28, 2018.

The Borrowers and the Borrower Sponsor. The borrowers are LPOC (443) Property Company LLC, LPOC (520) Property Company LLC, LPOC (500) Property Company LLC and LPOC (444) Property Company LLC (collectively, the “Lafayette Park Borrowers”). Each borrower is a Delaware limited liability company and special purpose entity. The Lafayette Park Whole Loan is compliant with Shari’ah law and the Lafayette Park Borrowers master lease the Lafayette Park Properties to four operating companies which are the master lessees. The four master lessees of the Lafayette Park Whole Loan are LPOC (443) Operating Company LLC, LPOC (520) Operating Company LLC, LPOC (500) Operating Company LLC, and LPOC (444) Operating Company LLC, all Delaware limited liability companies and special purpose entities (collectively, the “Master Lessees”). See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loans” in the Preliminary Prospectus.

The Lafayette Park Borrowers are the sole parties liable for any breach or violation of the non-recourse carveouts. The Master Lessees are owned 100.0% by LPOC Investor Company LLC, which is owned 100% by LPOC Investor Corp. LPOC Investor Corp. is owned 2.0% by LPOC Investment Company Ltd. and 98.0% by LPOC Property Company Ltd. LPOC Investment Company Ltd. is owned 100.0% by Gatehouse Capital – Economic and Financial Consultancy K.S.C. which is ultimately owned and controlled by Gatehouse Financial Group Limited.

The Gatehouse Capital – Economic and Financial Consultancy K.S.C. is a Shari’ah-compliant investment entity and is part of Kuwait-based investment advisory firm Gatehouse Capital K.S.C.C. (“Gatehouse Capital”). Founded in 1998, Gatehouse Capital focuses on global real estate investments as well as wealth management services. Gatehouse Capital advises on transactions with assets based in the United States and United Kingdom. Gatehouse Capital made its first U.S. real estate investment in 2003 and to date has completed over $3 billion in United States real estate transactions. Gatehouse Capital is jointly owned by Gatehouse Bank PLC, a Shari’ah-compliant bank based in London, and Gatehouse Financial Group Limited (“GFG”). GFG is the parent company of Gatehouse Bank and was established in 2015 following a restructure of Gatehouse Bank. GFG currently has more than $1.2 billion in assets under management, most of which are in the United States, United Kingdom and Europe.

The Properties. The Lafayette Park Properties are comprised of four single tenant central business district office properties, totaling 677,514 SF, located in St. Paul, Minnesota. Since prior ownership acquired the Lafayette Park Properties in 2014, approximately $11.4 million in capital improvements have been invested. Capital improvements include renovations to the lobbies, bathrooms/locker rooms, parking lots, new paint, building exteriors and windows. The Lafayette Park Properties also include 2,349 car parking stalls providing the Lafayette Park Properties with a ratio of 3.5 parking per 1,000 SF of net rental area, above the average of 0.75 parking per 1,000 SF of net rental area for the balance of the St. Paul central business district.

As of December 2018, the Lafayette Park Properties were 100.0% leased to four agencies of the State of Minnesota and collectively feature a weighted average remaining lease term of 8.8 years.

A summary of the individual Lafayette Park Properties is provided below:

Lafayette Park Properties Summary
Property Name	City, State	Size (SF)	Year Built/Renovated	Allocated Cut-off Date Balance Loan Amount(1)	% of Allocated Loan Amount	Appraised Value	UW NCF	% of UW NCF
444 Lafayette Road	St. Paul, MN	280,172	1919/2006, 2012-2018	$33,526,970	44.6%	$51,460,000	$3,550,553	43.4%
520 Lafayette Road	St. Paul, MN	152,944	1923/1986, 2009-2018	$15,773,182	21.0%	$24,210,000	$1,793,371	21.9%
500 Lafayette Road	St. Paul, MN	140,440	1900/1984, 2010-2018	$17,408,485	23.1%	$26,720,000	$1,783,274	21.8%
443 Lafayette Road	St. Paul, MN	103,958	1919/1988, 2013-2018	$8,541,364	11.4%	$13,110,000	$1,056,438	12.9%
Total		677,514		$75,250,000	100.0%	$115,500,000	$8,183,636	100.0%

(1)	Allocated Cut-off Date Balance Loan Amount is based on the Lafayette Park Whole Loan.

Major Tenants.

State of Minnesota, Dept. of Administration, Dept. of Human Services (280,172 SF, 41.4% of NRA, 41.7% of underwritten base rent). State of Minnesota, Dept. of Administration, Dept. of Human Services (“Minnesota Dept. of Human Services”) is the tenant at the 444 Lafayette Road property. The Minnesota Dept. of Human Services is the state’s largest agency, helping Minnesota residents meet their basic needs by providing or administering health care coverage, economic assistance and other services for children, seniors, people with disabilities and low-income Minnesotans. The Minnesota Dept. of Human Services employs approximately 6,500 workers and approximately 950 are located at the 444 Lafayette Road property. The Minnesota Dept. of Human Services has been a tenant at the 444 Lafayette Road property since 1984.

State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency (152,944 SF, 22.6% of NRA, 23.0% of underwritten base rent). State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency (“Minnesota Pollution Control Agency”) is the tenant at the 520 Lafayette Road property. The Minnesota Pollution Control Agency is a state agency, which monitors environmental quality, offers technical and financial assistance, and enforces environmental regulations. The Minnesota Pollution Control Agency employs approximately 950 workers and approximately 700 are located at the 520 Lafayette Road property. The Minnesota Pollution Control Agency has been a tenant at the 520 Lafayette Road property since 1986.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

State of Minnesota, Dept. of Administration, Dept. of Natural Resources (140,440 SF, 20.7% of NRA, 21.5% of underwritten base rent). State of Minnesota, Dept. of Administration, Dept. of Natural Resources (“Minnesota Dept. of Natural Resources”) is the tenant at the 500 Lafayette Road property. The Minnesota Dept. of Natural Resources is a state agency that works with citizens to conserve and manage the state’s natural resources, to provide outdoor recreation opportunities, and to provide for commercial uses of natural resources in a way that creates a sustainable quality of life. The Minnesota Dept. of Natural Resources employs approximately 3,000 workers and approximately 575 are located at the 500 Lafayette Road property. The Minnesota Dept. of Natural Resources has been a tenant at the 500 Lafayette Road property since 1994.

State of Minnesota, Dept. of Administration, Dept. of Labor and Industry (103,958 SF, 15.3% of NRA, 13.7% of underwritten base rent). State of Minnesota, Dept. of Administration, Dept. of Labor and Industry (“Minnesota Dept. of Labor and Industry”) is the tenant at the 443 Lafayette Road property. The Minnesota Dept. of Labor and Industry is a state agency that oversees the state’s apprenticeship, construction codes and licensing, occupational safety and health, wage and hour standards, and workers’ compensation programs. The Minnesota Dept. of Labor and Industry employs approximately 430 workers and approximately 380 are located at the 443 Lafayette Road property. The Minnesota Dept. of Labor and Industry has been a tenant at the property since 1988 and is expected to invest approximately $2.0 million in renovations by the first quarter of 2019.

Each of these four tenants at the Lafayette Park Properties has the option to terminate its lease with 30 days’ prior written notice in the event that (i) the Minnesota State legislature does not appropriate the funds necessary for the continuation of the lease or (ii) federal funds necessary for the continuation of the lease are withheld for any reason. In addition, pursuant to Minnesota Statute §16B.24, subd. 6, each lease is subject to cancellation with 30 days’ written notice for any reason except lease of other non-state-owned land or premises for the same use.

The following table presents certain information relating to the leases at the Lafayette Park Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Minnesota Dept. of Human Services	AAA/Aa1/AAA	280,172	41.4%	$5,689,039	41.7%	$20.31	6/30/2026
Minnesota Pollution Control Agency	AAA/Aa1/AAA	152,944	22.6%	$3,142,942	23.0%	$20.55	12/31/2028
Minnesota Dept. of Natural Resources	AAA/Aa1/AAA	140,440	20.7%	$2,939,700	21.5%	$20.93	6/30/2026
Minnesota Dept. of Labor and Industry	AAA/Aa1/AAA	103,958	15.3%	$1,871,718	13.7%	$18.00	9/30/2028
Subtotal/Wtd. Avg.		677,514	100.0%	$13,643,398	100.0%	$20.14
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		677,514	100.0%	$13,643,398	100.0%	$20.14

(1)	Ratings provided are for the State of Minnesota whether or not it guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Lafayette Park Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	2	420,612	62.1%	62.1%	$20.51	$8,628,738	63.2%	63.2%
2027	0	0	0.0%	62.1%	$0.00	$0	0.0%	63.2%
2028	2	256,902	37.9%	100.0%	$19.52	$5,014,660	36.8%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	677,514	100.0%		$20.14	$13,643,398	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

The Market. The Lafayette Park Properties are located in St. Paul, Minnesota, which is part of the Minneapolis-St. Paul-Bloomington metropolitan statistical area. The Lafayette Park Properties are situated between U.S. Route 10 and Interstate 35 and are less than a half mile from both roadways. U.S. Route 10 extends from Bay City, Michigan to its western terminus of Fargo, North Dakota. Interstate 35 is a major highway in central United States that extends from Laredo, Texas to Duluth, Minnesota. The Lafayette Park Properties are eight blocks east of the State Capitol building and offer shuttle service for the employees to travel to and from the State Capitol.

The City of St. Paul features corporate headquarters, parks, retail outlets and arts and entertainment. According to the appraisal, the Lafayette Park Properties are adjacent to the historic Lowertown neighborhood, an in-demand urban area, home to a growing residential and commercial base including a mix of restaurants, retailers, and housing and entertainment options.

According to a third party research report, the Lafayette Park Properties are located in the St. Paul central business district office submarket. The second quarter of 2018 rental rate was $21.08 PSF on a gross basis. The vacancy rate as of the second quarter of 2018 was 8.8%, which is a 0.7% increase since the second quarter of 2017. Net absorption was 35,533 SF for the second quarter of 2018.

According to a third party market research report, the estimated 2018 population and average household income within a one-, three-, and five-mile radius of the portfolio is 17,686, 173,217, and 359,160, respectively, and $59,093, $64,720, and $76,283, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Lafayette Park Properties:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Rent/SF	Lease Type
444 Lafayette Road 444 Lafayette Road St. Paul, MN	1919	280,172(1)	100.0%(1)	Minnesota Dept. of Human Services(1)	280,172(1)	14.5(1)	$20.31(1)	Gross
500 Lafayette Road 500 Lafayette Road St. Paul, MN	1900	140,440(1)	100.0%(1)	Minnesota Dept. of Natural Resources(1)	140,440(1)	14.8(1)	$20.93(1)	Gross
520 Lafayette Road 520 Lafayette Road St. Paul, MN	1923	152,944(1)	100.0%(1)	Minnesota Pollution Control Agency(1)	152,944(1)	16.3(1)	$20.55(1)	Gross
443 Lafayette Road 443 Lafayette Road St. Paul, MN	1919	103,958(1)	100.0%(1)	Minnesota Dept. of Labor and Industry(1)	103,958(1)	16.0(1)	$18.00(1)	Gross
Wells Fargo Place 30 East 7th Street St. Paul, MN	1987	634,895	N/A	Confidential Office	16,589	5.0	$17.50	Net
180 E 5th Street 180 E 5th Street St. Paul, MN	1914	659,230	N/A	Ditech Financial	141,109	11.0	$9.25	Net
Bloomington I 9360 Ensign Avenue Bloomington, MN	1986	38,107	N/A	GSA - US Dept. of Citizenship & Immigration Services	38,107	15.0	$25.74	Gross
Marquette Plaza 250 Marquette Ave Minneapolis, MN	1981	522,656	N/A	Confidential Office	3,604	5.0	$16.00	Net
Wilder Center 451 Lexington Parkway North St. Paul, MN	2007	99,953	N/A	Confidential Office	16,382	2.0	$24.03	Gross
First National Bank Building 332 Minnesota Street St. Paul, MN	1914	646,297	N/A	Confidential Office	7,249	8.0	$19.50	Gross
UBS Plaza 444 Cedar Street St. Paul, MN	1980	224,447	N/A	Confidential Office	5,900	3.1	$10.75	Net
Cray Plaza 174 6th Street East St. Paul, MN	1983	219,313	N/A	Confidential Office	2,514	5.0	$17.50	Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lafayette Park Properties:

Cash Flow Analysis
	2015	2016	2017	7/31/2018 TTM	UW	UW PSF
Gross Potential Rent	$12,385,715	$12,667,758	$13,017,445	$13,218,329	$13,643,398	$20.14
Total Recoveries	$913,334	$945,600	$989,806	$1,002,319	$1,101,071	$1.63
Other Income	$16,264	$17,139	$14,725	$17,094	$17,037	$0.03
Less Vacancy & Credit Loss	$0	$0	$0	$0	($738,075)	($1.09)
Effective Gross Income	$13,315,312	$13,630,497	$14,021,976	$14,237,742	$14,023,430	$20.70
Total Operating Expenses	$6,492,422	$6,154,369	$5,875,015	$6,228,196	$5,711,066	$8.43
Net Operating Income	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,312,364	$12.27
Capital Expenditures	$0	$0	$0	$0	$128,728	$0.19
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,183,636	$12.08

Occupancy %(1)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR(2)	1.89x	2.08x	2.26x	2.22x	2.31x
NCF DSCR(2)	1.89x	2.08x	2.26x	2.22x	2.27x
NOI Debt Yield(2)	9.1%	9.9%	10.8%	10.6%	11.0%
NCF Debt Yield(2)	9.1%	9.9%	10.8%	10.6%	10.9%

(1)	UW Occupancy % is based on an underwritten economic vacancy of 5.0%. As of December 1, 2018, the Lafayette Park Properties were 100.0% occupied.

(2)	The debt service coverage ratios and debt yields are based on the Lafayette Park Whole Loan.

Escrows and Reserves. The Lafayette Park Borrowers deposited in escrow at origination (i) $14,617 for insurance premiums, (ii) $47,500 for deferred maintenance and (iii) $1,813,270 for replacement reserves. The Lafayette Park Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $119,211, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $7,309 and (iii) $10,727 for replacement reserves.

Lockbox and Cash Management. A hard lockbox and springing cash management is in place with respect to the Lafayette Park Whole Loan. Pursuant to the Lafayette Park Whole Loan documents, all excess funds on deposit will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, (b) during the continuation of a Cash Management Period (as defined below), to a cash collateral reserve subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Management Period is continuing, to the Lafayette Park Borrowers. Provided no Cash Management Period exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Lafayette Park Whole Loan documents will be remitted to the Lafayette Park Borrowers.

A “Cash Management Period” will occur upon (i) an event of default under the Lafayette Park Whole Loan; (ii) the failure by the Lafayette Park Borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x; or (iii) a Primary Tenant Sweep Period. A Cash Management Period will end if (1) the Lafayette Park Whole Loan and all other obligations under the Lafayette Park Whole Loan documents have been repaid in full; (2) in the case of a Cash Management Period triggered by an event described in subclause (i) above only, the event of default has been cured and such cure is accepted by the lender and no event that would trigger another Cash Management Period exists; (3) in the case of a Cash Management Period triggered by an event described in subclause (ii) above only, for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period exists, and (C) the debt service coverage ratio is at least equal to 1.25x; or (4) to the extent that the Cash Management Period commenced as a result of the occurrence of a Primary Tenant Sweep Period, a cure of a Primary Tenant Sweep Period has occurred and no event that would trigger another Cash Management Period exists.

A “Primary Tenant Sweep Period” will (A) commence upon the earliest to occur of: (i) the earlier of (x) the date that is eighteen months prior to the then scheduled expiration or termination date of any Primary Tenant lease, whether such lease is in its initial term or any renewal term and (y) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease; (ii) the termination, cancellation or surrender of a Primary Tenant lease or any Lafayette Park Borrowers’ receipt of notice by a Primary Tenant of its intent to effect a termination, cancellation or surrender of its Primary Tenant lease; (iii) the date upon which any Primary Tenant “goes dark” in all or substantially all of the Primary Tenant premises; (iv) the date that any Primary Tenant commits a monetary or material nonmonetary default under the applicable Primary Tenant lease; and (v) the date upon which any Primary Tenant or the State of Minnesota becomes a debtor in any bankruptcy action and (B) end at such time, if ever, upon the occurrence of a cure of a Primary Tenant Sweep Period.

A “Primary Tenant” means the State of Minnesota and thereafter any acceptable replacement tenant thereof under a Primary Tenant lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Lafayette Park Borrowers have the option to release any Lafayette Park Property upon a bona fide sale of such property to a third party, provided that each of the conditions set forth in the Lafayette Park Whole Loan documents, including the following conditions are satisfied: (i) the sale of such Lafayette Park Property is pursuant to an arms’ length agreement with a third party that is not an affiliate of any of the Lafayette Park Borrowers or Master Lessees; (ii) the Lafayette Park Borrowers pay 125% of the allocated loan amount for each Lafayette Park Property to be released

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

together with all accrued and unpaid interest on the principal being prepaid; (iii) no event of default is continuing; (iv) the debt yield is not less than the greater of (a) the debt yield immediately prior to such release and (b) the debt yield at the origination of the Lafayette Park Whole Loan; (v) the loan-to-value ratio is not more than the lesser of (a) the loan-to-value ratio immediately prior to such release and (b) the loan-to-value ratio at the origination of the Lafayette Park Whole Loan; (vi) the debt service coverage ratio is not less than the greater of (a) the debt service coverage ratio immediately prior to such release and (b) the debt service coverage ratio at the origination of the Lafayette Park Whole Loan; and (vii) the Lafayette Park Borrowers give the lender not less than 30 days’ prior written notice of such sale. No release will be permitted if such release would result in a “prohibited transaction” or the disqualification of the Lafayette Park Whole Loan as a “qualified mortgage” for REMIC tax purposes. All prepayments in connection with the release of any property or properties will be applied pro rata among the pari passu notes of the Lafayette Park Whole Loan.

Terrorism Insurance. The Lafayette Park Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that cover perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Portsmouth, NH
30 miles
Haverhill
Methuen
LAWRENCE
South Lawrence
North Andover
Andover
Riverwalk II
350 Merrimack Street
Lawrence, MA 01843
Loop Connector
The Loop
Holy Family Hospital-Methuen
Lawrence General Hospital
DOWNTOWN LAWRENCE
Lawrence District Court
Museum Square
Essex Plaza
O'LEARY BRIDGE
LAWRENCE
Merrimack River
MBTA HAVERHILL LINE
Lawrence Municipal Airport
Lake Cochichewick
Weir Hill Reservation
Shawsheen Park
Stadium Plaza
Plaza 114
North Andover Mall
Den Rock Park
Merrimac Plaza
Smith & Nephew Inc.
Greater Lawrence Technical School
Draeger
Eisai
MKS Instruments
Massachusetts School of Law at Andover
Polycom
ESSEX COUNTY
Andover Country Club
Merrimack College
Shawsheen Plaza
ANDOVER
DOWNTOWN ANDOVER
Addison Gallery of American Art
Phillips Academy
Haggetts Pond
Indian Ridge Country Club
Raytheon
Boston 20 miles
Northern Expwy
Merrimack St
Sutton St
Waverly Rd
Main St
Massachusetts Ave
Great Pond Rd
Andover St
Chestnut St
Johnson St
Turnpike St
Elm St
High St
Andover Bypass St
Highland Rd
N. Main St
Lowell St
Beacon St
High Plain Rd
Greenwood Rd
Mt. Vernon St
Water St
Riverside Dr
Woodland St
Haverhill St
Broadway
Park St
Berkeley St
East St
Marston St
Oak St
Merrimack St
Boston Rd
Bradford St
Barker St
Jackson St
Prospect St
Milk St
Washington St
Chandler Rd
River Rd
Andover St
NEW HAMPSHIRE
MAINE
MASS.
CONN.
RHODE ISLAND
Atlantic Ocean
Concord
Manchester
Portsmouth
Nashua
Lowell
Lawrence
Haverhill
Worcester
Cambridge
BOSTON
Providence

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Lawrence, MA 01843
				General Property Type:	Office
Original Balance(1):	$35,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$35,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	1900, 1906, 2014/2014-2018
Loan Purpose:	Refinance			Size:	538,338 SF
Borrower Sponsor:	Salvatore N. Lupoli			Cut-off Date Balance per SF(1):	$111
Mortgage Rate:	5.35675%			Maturity Date Balance per SF(1):	$99
Note Date:	11/6/2018			Property Manager:	JeNet Management, LLC
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(4):	$6,124,772
Prepayment Provisions(2):	LO (25); DEF (92); O (3)			UW NOI Debt Yield(1):	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	11.4%
Additional Debt Type(1):	Pari Passu/Mezzanine			UW NCF DSCR(1):	1.80x (IO)	1.46x (P&I)
Additional Debt Balance(1):	$25,000,000/$5,000,000			Most Recent NOI(4):	$4,539,817 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves(3)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.6% (11/1/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Replacements:	$120,000	Springing	$75,000	Appraised Value (as of):	$93,800,000 (10/2/2018)
TI/LC:	$800,000	Springing	$600,000	Cut-off Date LTV Ratio(1):	64.0%
Free Rent:	$142,890	$0	N/A	Maturity Date LTV Ratio(1):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$60,000,000	92.3%	Loan Payoff:	$51,810,426	79.7%
Mezzanine Loan(1):	$5,000,000	7.7%	Reserves:	$1,062,890	1.6%
			Closing Costs:	$585,239	0.9%
			Return of Equity(5):	$11,541,445	17.8%
Total Sources:	$65,000,000	100.0%	Total Uses:	$65,000,000	100.0%

(1)	The Riverwalk II Mortgage Loan (as defined below) is part of the Riverwalk II Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $60,000,000. The Riverwalk II Whole Loan was originated concurrently with the Riverwalk II Mezzanine Loan (as defined below) with an original principal balance of $5.0 million. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Riverwalk II Whole Loan and exclude the Riverwalk II Mezzanine Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Riverwalk II Whole Loan and Riverwalk II Mezzanine Loan are $121, $109, 9.4%, 10.5%, 1.31x, 69.3% and 62.4%, respectively.

(2)	Prior to the open prepayment date of September 6, 2028, the Riverwalk II Borrower (as defined below) has the right to defease the Riverwalk II Whole Loan after the earlier to occur of (a) December 6, 2021 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Riverwalk II Whole Loan promissory note (the “Permitted Defeasance Date”). The assumed lockout period of 25 payments is based on the closing date of this transaction in December 2018. Partial release is permitted. See “Release of Property” below.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The buildings comprising the Riverwalk II Property (as defined below) were either developed or renovated in 2014-2018. The increase from Most Recent NOI to UW NOI is primarily due to the lease-up of the Riverwalk II Property. During the lease-up period (from 2014-2017), additional SF came on-line at the Riverwalk II Property as renovations were completed and space was leased. As such, historical occupancy and historical cash flows are not applicable.

(5)	The borrower sponsor has invested approximately $62.4 million to fully renovate the Riverwalk II Property, along with $6.7 million in tenant improvement and leasing commissions, resulting in a total cost basis of approximately $85.0 million.

The Mortgage Loan. The fourth largest mortgage loan (the “Riverwalk II Mortgage Loan”) is part of a whole loan (the “Riverwalk II Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $60,000,000. The Riverwalk II Whole Loan is secured by a first priority mortgage encumbering the Riverwalk II Borrower’s fee interest in three suburban office building properties totaling 538,338 SF located in the Lawrence, Massachusetts (collectively, the “Riverwalk II Property”). Promissory Notes A-1, A-2 and A-5, with an aggregate original principal balance of $35,000,000, collectively represent the Riverwalk II Mortgage Loan, and will be included in the UBS 2018-C14 Trust. The Riverwalk II Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Riverwalk II Whole Loan. including the remaining promissory notes. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Riverwalk II Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$15,000,000	$15,000,000	UBS 2018-C14	Yes
Note A-2	$15,000,000	$15,000,000	UBS 2018-C14	No
Note A-3(1)	$10,000,000	$10,000,000	CGCMT 2018-C6	No
Note A-4(1)	$10,000,000	$10,000,000	CGCMT 2018-C6	No
Note A-5	$5,000,000	$5,000,000	UBS 2018-C14	No
Note A-6(1)	$5,000,000	$5,000,000	CGCMT 2018-C6	No
Total	$60,000,000	$60,000,000

(1)	Note A-3, Note A-4 and Note A-6 are currently held by CCRE and are expected to be contributed to the CGCMT 2018-C6 securitization transaction. The CGCMT 2018-C6 securitization transaction is scheduled to close on or about December 11, 2018.

The proceeds of the Riverwalk II Whole Loan, together with a mezzanine loan with an original principal balance of $5,000,000 (the “Riverwalk II Mezzanine Loan”), were used to refinance the Riverwalk II Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are 280 Riverwalk Development, LLC (the owner of the 280 Merrimack Property (as defined below)), 290 Riverwalk Development, LLC (the owner of the 290 Merrimack Property (as defined below)) and 350 Riverwalk Development, LLC (the owner of the 350 Merrimack Property (as defined below)) (collectively, the “Riverwalk II Borrower”), each a single-purpose Massachusetts limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the Riverwalk II Borrower delivered a non-consolidation opinion in connection with the origination of the Riverwalk II Whole Loan. The non-recourse carveout guarantor and borrower sponsor of the Riverwalk II Whole Loan is Salvatore N. Lupoli.

Salvatore N. Lupoli is the CEO and President of Lupoli Companies, which consists of Lupoli Development and Lupoli Hospitality. Lupoli Development has developed over 4.0 million SF of office, retail, residential and mixed-use space in Massachusetts and New Hampshire. Prior to starting Lupoli Development, Mr. Lupoli founded Sal’s Pizza, an Italian restaurant concept with over 40 locations throughout New England.

The Riverwalk II Whole Loan is recourse to the guarantor, Salvatore N. Lupoli, for $6,000,000, until such time as (a) the NxStage (as defined below) lease has been renewed at least two years beyond the Riverwalk II Whole Loan term, (b) the space occupied by NxStage has been re-leased pursuant to an acceptable replacement lease, or (c) the building occupied by NxStage has been released pursuant to a partial defeasance event pursuant to the Riverwalk II Whole Loan documents.

The Property. The Riverwalk II Property is comprised of three office buildings totaling 538,338 SF that are located at 280 Merrimack Street (the “280 Merrimack Property”), 290 Merrimack Street (the “290 Merrimack Property”) and 350 Merrimack Street (the “350 Merrimack Property”), each of which is located along the Merrimack River and within the greater Riverwalk development in Lawrence, Massachusetts (the “Riverwalk Development”). The Riverwalk Development is a 3.6 million SF live-work-play campus, comprised of over 1.0 million SF of office space with more than 200 companies and two multifamily properties totaling over 250 units. The Riverwalk Development buildings were originally developed in 1853, as part of the Pacific Mills complex, and were most recently renovated in 2015-2018.

The 280 Merrimack Property is a seven-story, 337,322 SF office building built in 1906 as an industrial mill building, which was fully renovated in 2014. The building features a 9,900 SF fitness center as well as other retail spaces (9,902 SF) on the ground floor. The second through sixth floors are used as professional office spaces. Notable tenants include the Department of Developmental Services, the Department of Mental Health and the Department of Children and Families.

The 290 Merrimack Property is a two-story, 60,601 SF office building built in 2014. The building includes 15,358 SF of ground floor retail space and serves as the headquarters for the Lupoli Companies, an affiliate of the borrower sponsor. Other tenants include insurance agencies and accounting, banking and medical offices.

The 350 Merrimack Property is a seven-story, 141,200 SF office building built in 1900 as an industrial mill building, which was fully renovated in 2014. The building is solely occupied and leased by NxStage.

As of November 1, 2018, the Riverwalk II Property was 96.6% occupied by 51 tenants with no tenant other than NxStage occupying more than 10.8% of NRA. There are 932 parking spaces (1.7 spaces per 1,000 SF) at the Riverwalk II Property.

Major Tenants.

NxStage Medical, Inc. (“NxStage”) (141,200 SF, 26.2% of NRA, 27.0% of underwritten base rent). Headquartered at the Riverwalk II Property, NxStage (NYSE: NXTM) is a medical technology company that develops, manufactures and markets products and services for patients suffering from chronic or acute kidney failure. Through its international network of affiliates and distribution partners, NxStage has patients in 21 countries as well as manufacturing facilities in Mexico, Germany and Italy. As of December 31, 2017, NxStage reported total revenues of approximately $393.9 million with 3,800 employees. On August 7, 2017, NxStage entered into a merger agreement with Fresenius Medical Care Holdings, Inc. (rated BBB-/Baa3/BBB- by Fitch/Moody’s/S&P) and the parties are in the process of satisfying the conditions for closing the transaction.

NxStage has been a tenant at the Riverwalk II Property since 2012 and has a lease expiration in May 2023 with two, five-year renewal options remaining. Per the terms of its lease, NxStage may terminate its lease at any time with 12 months’ prior notice. Additionally, NxStage has a right of first offer in connection with a sale of the 350 Merrimack Property. Such right applies if only the 350 Merrimack Property is sold (which is permitted pursuant to the partial release provision in the Riverwalk II Whole Loan documents), and does not apply to the sale of the entire Riverwalk II Property. The right of first offer does not apply to a foreclosure or similar remedy. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

In the event that NxStage exercises a termination option pursuant to its lease and at the time the option is exercised, the Riverwalk II Property does not support an annualized debt service coverage ratio of at least 1.20x based on the Riverwalk II Whole Loan and Riverwalk II Mezzanine Loan without such rents, a provision in the guaranty provided by Salvatore N. Lupoli, the guarantor, will be triggered and the guarantor will be required to guaranty the payment of the rent that would otherwise be due under the NxStage lease for the remainder of the lease term. Such guaranty will continue until such time as (a) the NxStage lease has been renewed beyond the Riverwalk II Whole Loan term, (b) the space occupied by NxStage has been re-leased pursuant to an acceptable replacement lease, or (c) the building occupied by NxStage has been released pursuant to a partial defeasance event pursuant to the Riverwalk II Whole Loan documents.

Elder Services (58,149 SF, 10.8% of NRA, 9.1% of underwritten base rent). Elder Services is a private non-profit agency serving elders and disabled adults who reside in North Massachusetts. Established in 1974 and headquartered at the Riverwalk II Property, Elder Services contracts with over 70 different care providers to serve thousands of elders and family members each day. Elder Services has been a tenant at the Riverwalk II Property since 2014 and has a lease expiration in September 2024 with no renewal or termination options.

Lupoli Companies (44,743 SF, 8.3% of NRA, 11.5% of underwritten base rent). Headquartered at the Riverwalk II Property, Lupoli Companies, an affiliate of the borrower sponsor, consists of Lupoli Development and Lupoli Hospitality. Lupoli Development has developed over 4.0 million SF of office, retail, residential and mixed-use space in Massachusetts and New Hampshire. Lupoli Companies has a lease expiration in December 2033 with no renewal or termination options.

The following table presents certain information relating to the leases at the Riverwalk II Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF(2)	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
NxStage Medical, Inc.(4)	NR/NR/NR	141,200	26.2%	$2,047,400	27.0%	$14.50	5/31/2023
Elder Services	NR/NR/NR	58,149	10.8%	$688,482	9.1%	$11.84	9/3/2024
Lupoli Companies(5)	NR/NR/NR	44,743	8.3%	$872,545	11.5%	$19.50	12/31/2033
Department of Children & Families	NR/NR/NR	43,854	8.1%	$606,748	8.0%	$13.84	6/30/2023
Mentor(6)	NR/NR/NR	30,423	5.7%	$397,324	5.2%	$13.06	12/31/2025
Subtotal/Wtd. Avg.		318,369	59.1%	$4,612,499	60.8%	$14.49
Remaining Tenants		201,552	37.4%	$2,973,228	39.2%	$14.75
Vacant		18,417	3.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		538,338	100.0%	$7,585,727	100.0%	$14.59

(1)	Information is based on the underwritten rent roll.

(2)	Approximately 11.0% of NRA is leased to affiliates of the borrower sponsor. In addition to Lupoli Companies (8.3% of NRA), two other tenants, Flow Fitness (1.8% of NRA) and JeNet (0.8% of NRA) are leased to affiliates of the borrower sponsor.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	NxStage has been a tenant at the Riverwalk II Property since 2012 and has a lease expiration in May 2023 with two, five-year renewal options remaining. Per the terms of its lease, NxStage may terminate its lease with 12 months’ prior notice.

(5)	Lupoli Companies is affiliated with the borrower sponsor.

(6)	Mentor executed a seven-year lease in December 2017. It is expected that Mentor will take occupancy of the space by January 1, 2019, and the rent commencement date under the lease is May 1, 2019. Mentor may terminate its lease at any time after the expiration of the 60th month with nine months’ written notice and a termination fee subject to the terms of its lease.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

The following table presents certain information relating to the lease rollover schedule at the Riverwalk II Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	8	27,488	5.1%	5.1%	$11.39	$313,072	4.1%	4.1%
2020	11	36,879	6.9%	12.0%	$13.28	$489,911	6.5%	10.6%
2021	7	13,185	2.4%	14.4%	$19.97	$263,353	3.5%	14.1%
2022	7	27,457	5.1%	19.5%	$14.14	$388,139	5.1%	19.2%
2023	11	237,304	44.1%	63.6%	$14.30	$3,394,448	44.7%	63.9%
2024	6	78,984	14.7%	78.3%	$12.81	$1,011,978	13.3%	77.3%
2025	1	30,423	5.7%	83.9%	$13.06	$397,324	5.2%	82.5%
2026	1	8,242	1.5%	85.4%	$19.25	$158,659	2.1%	84.6%
2027	0	0	0.0%	85.4%	$0.00	$0	0.0%	84.6%
2028	0	0	0.0%	85.4%	$0.00	$0	0.0%	84.6%
2029 & Beyond	6	59,959	11.1%	96.6%	$19.49	$1,168,843	15.4%	100.0%
Vacant	0	18,417	3.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	58	538,338	100.0%		$14.59	$7,585,727	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Approximately 11.0% of NRA is leased to an affiliate of the borrower sponsor. In addition to Lupoli Companies (8.3% of NRA), two other tenants, Flow Fitness (1.8% of NRA) and JeNet (0.8% of NRA) are leased to affiliates of the borrower sponsor.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Riverwalk II Property is located off Interstate 495 in Lawrence, Massachusetts, within Essex County, which is part of the Boston metropolitan statistical area. Lawrence is a city located approximately 10 miles southwest of Haverhill, 20 miles northwest of Salem, and 29 miles north of Boston. Major highways serving the city include Interstate 495 and State Route 28. Air transportation is provided by Lawrence Municipal Airport, located approximately three miles northeast of the city’s central business district. The Greater Boston Area is the 10th largest metropolitan area in the United States, with a population of approximately 4.7 million people.

Lawrence is an urban city, with a manufacturing-based economy that accounts for 35% of the city’s land use. Lawrence is a textile hub, with Malden Mills, KGR Incorporated, Cardinal Shoe, and Grieco Brothers as the most notable companies in the industry. Most of the industrial uses in Lawrence are concentrated along the Merrimack River with an industrial park located in the southwestern portion of the city. Large industries in Lawrence include the healthcare, technology and wholesale/retail trade industries. Lawrence is home to Lawrence General Hospital, a private non-profit community hospital with a total of 189 staffed beds. Retail presence is primarily concentrated within the central business district of Lawrence and along State Route 28, featuring restaurants, offices, car dealerships, big box retailers, and locally owned retail businesses.

According to a third party research report, the 2017 population within a one-, three- and five-mile radius of the Riverwalk II Property is 28,938, 139,391 and 192,199, respectively. The 2017 average household income within a one-, three- and five-mile radius of the Riverwalk II Property is $55,572, $77,429 and $95,510, respectively.

The Riverwalk II Property is located in the Lawrence/Andover office submarket. According to a third party market research report, in 2017 the Lawrence/Andover office market contained 13,391,750 SF of inventory with 88,000 SF of planned new construction and experienced a positive net absorption of 463,390 SF during 2017. As of the end of 2017, the average asking rental rate was $19.29 PSF and the overall vacancy rate was 14.5%, compared to the Riverwalk II Property’s average underwritten rental rate of $14.56 PSF and 5.0% vacancy rate. As of June 2018, the Riverwalk Development reported 93.8% and 96.6% occupancy rates for the office and multifamily spaces, respectively. The appraiser concluded a 5.0% vacancy rate for the Riverwalk II Property.

Market Rent Conclusions

Category	Size (SF)	Occupancy	In-Place Rent	Market Rent	In-Place vs. Market Rent
Office Large	141,200	100.0%	$14.09	$15.00	-6.1%
Office Class A	95,545	100.0%	$17.92	$22.00	-18.5%
Office Class B	256,102	92.8%	$13.39	$19.00	-29.5%
Retail	24,460	100.0%	$18.86	$20.00	-5.7%
Storage	21,031	100.0%	$5.25	$10.00	-47.5%
Total	538,338	96.6%	$14.34	$18.15	-21.0%

Source: Appraisal

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverwalk II Property:

Cash Flow Analysis(1)

	2015	2016	2017	8/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$6,040,855	$7,937,939	$14.75
Total Recoveries	N/A	N/A	N/A	$1,138,287	$1,587,545	$2.95
Other Income	N/A	N/A	N/A	$0	$173,777	$0.32
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	$0	($476,274)	($0.88)
Effective Gross Income	N/A	N/A	N/A	$7,179,142	$9,222,987	$17.13
Total Operating Expenses(4)	N/A	N/A	N/A	$2,639,325	$3,098,215	$5.76
Net Operating Income	N/A	N/A	N/A	$4,539,817	$6,124,772	$11.38
Capital Expenditures	N/A	N/A	N/A	$0	$53,834	$0.10
TI/LC	N/A	N/A	N/A	$0	$215,335	$0.40
Net Cash Flow	N/A	N/A	N/A	$4,539,817	$5,855,603	$10.88

Occupancy %(3)	N/A	N/A	N/A	96.6%	95.0%
NOI DSCR (P&I)(5)	N/A	N/A	N/A	1.13x	1.52x
NCF DSCR (P&I)(5)	N/A	N/A	N/A	1.13x	1.46x
NOI Debt Yield(5)	N/A	N/A	N/A	7.6%	10.2%
NCF Debt Yield(5)	N/A	N/A	N/A	7.6%	9.8%

(1)	The buildings comprising the Riverwalk II Property were either developed or renovated in 2014-2018. The increase from 8/31/2018 TTM NOI to UW NOI is primarily due to the lease-up of the Riverwalk II Property. During the lease-up period (from 2014-2017), additional square footage came on-line at the Riverwalk II Property as renovations were completed and space was leased. As such, historical occupancy and historical cash flows are not applicable.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $352,212 and (ii) rent steps through November 2019 of $155,214.

(3)	UW Occupancy % is based on economic vacancy of 5.0%, which is in-line with the appraiser’s conclusion. As of November 1, 2018, the Riverwalk II Property was 96.6% leased.

(4)	The Riverwalk II Property benefits from a tax incentive financing (“TIF”), which was established in 2009 and expires in 2024. The 10-year average taxes of $444,695 was underwritten.

(5)	Debt service coverage ratios and debt yields are based on the Riverwalk II Whole Loan and exclude the Riverwalk II Mezzanine Loan.

Escrows and Reserves. At origination, the Riverwalk II Borrower deposited (i) $800,000 for future tenant improvements and leasing commissions, (ii) $120,000 into a replacement reserve, and (iii) $142,890 for free rent associated with the Mentor ($141,390) and Rooted Salon & Apothecary ($1,500) leases. The Riverwalk II Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments and (ii) 1/12 of the annual insurance premiums, provided, however, that such monthly escrow requirements will be waived so long as (i) with respect to the tax escrow, the Riverwalk II Borrower has provided evidence to the lender that it has paid all taxes directly to the applicable government authority and (ii) with respect to the insurance premiums, the Riverwalk II Property is covered under a blanket insurance policy approved by the lender and such blanket insurance is in full force and effect. In addition, the Riverwalk II Borrower is required to escrow monthly, (i) replacement reserves of $4,423, in the event that the balance of the replacement reserve account is less than $50,000, subject to a cap of $75,000 and (ii) a tenant improvements and leasing commissions reserve of $22,464, in the event that the tenant improvement and leasing commissions account contains less than $400,000, subject to a cap of $600,000.

Lockbox and Cash Management. The Riverwalk II Whole Loan is structured with a springing hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). Additionally, during the continuance of a Cash Management Period, all excess cash flow is required to be swept into a lender controlled excess cash flow account.

A “Cash Management Period” will occur upon (i) an event of default; (ii) any bankruptcy action involving the Riverwalk II Borrower, the guarantor or the affiliated property manager, (iii) the annualized debt service coverage ratio based on the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan falling below 1.15x for two consecutive calendar quarters, and will continue until such time that the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters; (iv) a Lease Trigger Period (as defined below); or (v) a default under the Riverwalk II Mezzanine Loan. However, with respect to clause (i) above, the Riverwalk II Whole Loan documents provide that a Cash Management Period will not be triggered for the first two instances where the Riverwalk II Borrower pays principal and interest after the due date but before the 10th of the relevant month.

A “Lease Trigger Period” will occur with respect to NxStage or any replacement tenant upon the earlier of (i) 18 months prior to the tenant’s lease expiration, (ii) the date upon which the tenant is required to notify the landlord of its intent to either renew or terminate its lease, (iii) the date the tenant fails to continuously operate at the Riverwalk II Property, (iv) the date upon which the tenant is the subject of a bankruptcy action or (v) the date upon which the tenant’s lease terminates or the tenant gives notice of its intent to terminate the lease.

With respect to clauses (i) and (ii) of the definition of Lease Trigger Period, the Riverwalk II Borrower may post $1.5 million in the form of cash or an acceptable letter of credit to delay the cash flow sweep until nine months prior to the tenant’s lease expiration. The Riverwalk II Borrower may post an additional $1.5 million (for a total of $3.0 million) to prevent the cash flow sweep in its entirety.

With respect to clause (v), of the definition of Lease Trigger Period, the Riverwalk II Borrower may post $3.0 million as cash or an acceptable letter of credit to avoid a cash flow sweep due to a tenant’s notice of its intent to terminate its lease.

In addition, the Riverwalk II Borrower may prevent a cash flow sweep tied to any Lease Trigger Period if the annualized debt service coverage ratio based on the Riverwalk II Whole Loan and Riverwalk II Mezzanine Loan without the applicable tenant’s rent is at least 1.20x or if the Riverwalk II Borrower deposits with the lender an amount which, if applied to prepay the debt, would result in an annualized debt service coverage ratio of 1.20x.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan. Concurrent with the origination of the Riverwalk II Whole Loan, Arbor Realty Mezz Holdings LLC originated the Riverwalk II Mezzanine Loan, which is secured by the direct equity ownership in the Riverwalk II Borrower. The Riverwalk II Mezzanine Loan has an original principal balance of $5,000,000, has a coupon of 9.0000% per annum and is coterminous with the Riverwalk II Whole Loan. Including the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 69.3%, 1.31x, and 9.4%, respectively. The Riverwalk II Whole Loan lender and the Riverwalk II Mezzanine Loan lender have entered into an intercreditor agreement. The Riverwalk II Mezzanine Loan may be prepaid in full without penalty at any time during the first eight years of the Riverwalk II Mezzanine Loan term.

Release of Property. The Riverwalk II Whole Loan documents permit the Riverwalk II Borrower to obtain the release of the 350 Merrimack Property at any time after the Permitted Defeasance Date upon, among other things, the delivery defeasance collateral in an amount at least equal to 115% of the allocated loan amount for 350 Merrimack Property provided that, after giving effect to the release: (i) the debt service coverage ratio based on the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan is equal to or greater than 1.46x and (ii) the loan-to-value ratio based on the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan is equal to or less than 64.0%. The allocated loan amount for the 350 Merrimack Property is $16,600,000.

Tax Increment Financing Agreement. The Riverwalk II Property benefits from a TIF, which has a 15-year term running from July 1, 2009 to June 30, 2024. The TIF exemption applies to the incremental difference between the base values for the Riverwalk II Property and the then-current assessed values. The TIF exemption would also apply to any special assessments or betterments applicable to the Riverwalk II Property. The base valuations are (a) $3,000,000 for the 280 Merrimack Property, (b) $1,373,600 for the 290 Merrimack Property and (c) $1,414,400 for the 350 Merrimack Property. The Riverwalk II Property is subject to full taxation on the base values, with partial exemptions on the incremental increases in valuation. The base valuations are adjusted annually by an adjustment factor that reflects increased commercial and industrial properties within the community. The exemption schedule applicable to the incremental increase is as follows: 100% for years 1-3; 90% for years 4-6; 80% for years 7-9; 70% for year 10; 60% for year 11; 50% for year 12; 40% for year 13; 30% for year 14; and 20% for year 15.

Terrorism Insurance. The Riverwalk II Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Riverwalk II Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

Nebraska Crossing
21209 Nebraska Crossing Drive
Gretna, NE 68028
OMAHA
King Lake
Valley
Waterloo
Elkhorn
West Omaha
Boys Town
Central Omaha
Ralston
La Vista
Chalco
Papillion
Gretna
DOUGLAS COUNTY
SARPY COUNTY
CASS COUNTY
Fort St
Blondo St
Dodge Rd
Pacific St
Center Rd
F St
Q St
L St
Giles Rd
Cornhusker Rd
Lincoln Rd
Angus Rd
Platteview Rd
Buffalo Rd
Capehart Rd
Maple St
Military Ave
6th St
Indian Creek Golf Course
Standing Bear Lake
Tranquility Park
Sorensen Park Plaza
Shoppes at Grayhawk
Metropolitan Community College - Elkhorn
Miracle Hill Golf Course
Westroads Mall
Nebraska Methodist College
Crossroads Mall
Village Pointe
Regency Omaha Shopping Center
Children's Hospital of Omaha
University of Nebraska-Omaha
Shadow Ridge Golf Course
CHI Health Creighton Univ. Medical Center
Downtown Omaha 6 miles
Ridgeview Shopping Center
Shops of Legacy
Edward Zorinsky Lake Recr. Area
Zorinsky Lake
Oakview Mall
Westwood Plaza
L Street Marketplace
Kellogg's
Millard Airport
AMTRAK
Elkhorn River
Platte River
Wehrspann Lake
Prairie Queen Recreation Area
Werner Park
Tiburon Golf Club
Tara Hills Golf Course
Sumtur Amphitheater
Walnut Creek Lake & Recreation
Shadow Lake Towne Center
Schramm Park
Quarry Oaks Golf Club
N. 264th St
N. 252nd St
N. 180th St
N. 168th St
N. 156th St
N. 144th St
N. 132nd St
N. 120th St
N. 108th St
S. 240th St
S. 204th St
S. 192nd St
S. 180th St
S. 168th St
S. 156th St
S. 143rd St
S. 132nd St
S. 108th St
S. 96th St
S. 84th St
S. 72nd St
S. 126th St
MINN.
SOUTH DAKOTA
SIOUX FALLS
Mitchell
PINE RIDGE INDIAN RESERVATION
ROSEBUD INDIAN RESERVATION
YANKTON INDIAN RESERVATION
Yankton
Valentine
SAMUEL R. MCKELVIE NATL. FOREST
Sioux City
IOWA
WINNEBAGO INDIAN RESERVATION
NEBRASKA
Norfolk
NEBRASKA NATL. FOREST
Fremont
Columbus
OMAHA
North Platte
Grand Island
Gretna
Bellevue
Kearney
LINCOLN
Hastings
Beatrice
Nebraska City
McCook
Concordia
Colby
KANSAS
TOPEKA
Oakley
Hays
Salina

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Gretna, NE 68028
				General Property Type:	Retail
Original Balance(1):	$35,000,000			Detailed Property Type:	Outlet Center
Cut-off Date Balance(1):	$35,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	2013/N/A
Loan Purpose:	Refinance			Size:	367,047 SF
Borrower Sponsor:	Rod Yates			Cut-off Date Balance per SF(1):	$195
Mortgage Rate:	5.2100%			Maturity Date Balance per SF(1):	$180
Note Date:	10/31/2018			Property Manager:	OTB Management Company, LLC
First Payment Date:	12/1/2018
Maturity Date:	11/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$9,061,833
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield(1):	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.7%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.27x (IO)	1.82x (P&I)
Additional Debt Balance(1):	$36,500,000			Most Recent NOI(4):	$8,910,796 (6/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$8,744,240 (12/31/2017)
Reserves(3)				3rd Most Recent NOI(4):	$9,487,512 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.0% (10/10/2018)
RE Tax:	$536,831	$134,208	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2017)
Insurance:	$17,831	$8,916	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Outstanding Tenant Improvements:	$500,000	$0	N/A	Appraised Value (as of):	$150,000,000 (5/18/2018)
Replacements:	$4,588	$4,588	$120,000	Cut-off Date LTV Ratio(1):	47.7%
TI/LC:	$37,057	$37,057	N/A	Maturity Date LTV Ratio(1):	44.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$71,500,000	79.1%	Loan Payoff:	$68,669,327	75.9%
Borrower Sponsor Cash Contribution:	$18,933,775	20.9%	Reserves:	$1,096,307	1.2%
			Closing Costs:	$749,648	0.8%
			Recapitalization:	$19,918,493	22.0%
Total Sources:	$90,433,775	100.0%	Total Uses:	$90,433,775	100.0%

(1)	The Nebraska Crossing Mortgage Loan (as defined below) is part of the Nebraska Crossing Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate principal balance of $71,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Nebraska Crossing Whole Loan.

(2)	The lockout period will be 25 payment periods, beginning with and including the first payment date of December 1, 2018. Defeasance of the Nebraska Crossing Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 31, 2021. The assumed lockout period of 25 payment periods is based on the expected UBS 2018-C14 securitization trust closing date in December 2018.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of historical financial information.

The Mortgage Loan. The fifth largest mortgage loan (the “Nebraska Crossing Mortgage Loan”) is part of a whole loan (the “Nebraska Crossing Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original balance of $71,500,000 secured by a first mortgage encumbering the fee interest in a 367,047 SF regional outlet center located in Gretna, Nebraska (the “Nebraska Crossing Property”). Promissory Note A-1, with an original principal balance of $35,000,000, represents the Nebraska Crossing Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Nebraska Crossing Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Nebraska Crossing Whole Loan, including the remaining promissory notes, which are currently held by Société Générale, and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

Nebraska Crossing Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	UBS 2018-C14	Yes
A-2	$20,000,000	$20,000,000	Société Générale	No
A-3	$8,500,000	$8,500,000	Société Générale	No
A-4	$8,000,000	$8,000,000	Société Générale	No
Total	$71,500,000	$71,500,000

The proceeds of the Nebraska Crossing Whole Loan were used to refinance the Nebraska Crossing Property, fund reserves, pay closing costs and recapitalize the borrower sponsor’s investment in the Nebraska Crossing Property.

The Borrower and the Borrower Sponsor. The borrower is Omaha Outlets SPE, LLC (the “Nebraska Crossing Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with at least two independent directors. Legal counsel to the Nebraska Crossing Borrower delivered a non-consolidation opinion in connection with the origination of the Nebraska Crossing Whole Loan. The Nebraska Crossing Borrower is indirectly owned and controlled by Rod Yates, the borrower sponsor and non-recourse carve-out guarantor of the Nebraska Crossing Whole Loan.

Rod Yates is the principal and founder of OTB Destination, an advisory and development company based in Omaha, Nebraska. In addition to the Nebraska Crossing Property, other notable OTB Destination projects include the $100 million redevelopment of Foothills Mall in Tucson, Arizona, seven ground-up retail developments in Phoenix, Arizona, the $200 million Legends Outlets in Kansas City, Kansas, and the anticipated $400 million redevelopment of Crossroads Village in Omaha, Nebraska.

The Property. The Nebraska Crossing Property consists of a Class A, 367,047 SF open-air regional outlet center and is the only outlet center in the state of Nebraska. The Nebraska Crossing Property’s improvements consist of 13 buildings on a 38.56-acre parcel of land located approximately 20 miles southwest of the Omaha central business district and 30 miles northeast from the Lincoln central business district. According to the appraisal, the Nebraska Crossing Property is strategically located with excellent visibility from Interstate 80 between the Omaha and Lincoln metropolitan statistical areas, the major economic centers of Nebraska.

In March of 2013, Rodney Yates had the original improvements on the Nebraska Crossing site demolished and developed the Nebraska Crossing Property. Within nine months of such demolition, Rod Yates held a grand opening of the Nebraska Crossing Property in November 2013. The Nebraska Crossing Property was 80% pre-leased at its opening and reached 100.0% occupancy in the first two years. The success of the first phase of the development led to the first expansion in March 2016 and the second expansion that is underway and is expected to be completed in 2019.

The Nebraska Crossing Property also features a data gathering infrastructure with a network of 350 beacon sensors that track consumer traffic through the Nebraska Crossing Property as well as what state the customers reside in. To date, 425,000 people have downloaded the application that was designed for the borrower sponsor by a team comprised of a NASA engineer and the engineer who designed the Starbucks sales application. Over 100 beacons are located throughout the common areas and in every tenant suite at the Nebraska Crossing Property. There are over eight digital directories collecting brand affinity data from shoppers and offering personalized promotions. Digital billboards also point consumers to specific retailers through an interactive game where customers choose style preferences from a series of pictures and an algorithm provides brands at the Nebraska Crossing Property that would most likely appeal to their preferences.

The Nebraska Crossing Property was 99.0% leased as of October 10, 2018 to 78 permanent retail and restaurant tenants. Since 2015, the Nebraska Crossing Property has maintained an average occupancy of approximately 99.8%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

The following table presents certain information relating to the tenancy at the Nebraska Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	8/31/2018 TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost
Major Tenants
H&M(4)	NR/NR/NR	24,000	6.5%	$0	0.0%	$0.00	$3,014,987	$126	3.7%	1/31/2028
Under Armour(5)	NR/Baa3/BB	16,082	4.4%	$0	0.0%	$0.00	$11,911,601	$741	6.2%	1/31/2024
Old Navy	NR/Baa2/BB+	15,231	4.1%	$319,851	4.1%	$21.00	$4,493,663	$295	9.2%	4/30/2024
Forever 21(6)	NR/NR/NR	15,114	4.1%	$399,916	5.1%	$26.46	$1,856,285	$123	24.3%	1/31/2024
Nike	NR/A1/AA-	15,001	4.1%	$315,021	4.1%	$21.00	$12,850,330	$857	2.8%	1/31/2024
Polo Ralph Lauren(7)	NR/A2/A-	13,000	3.5%	$0	0.0%	$0.00	$3,123,912	$240	3.0%	11/30/2023
Ulta Beauty, Inc.(8)	NR/NR/NR	10,037	2.7%	$240,888	3.1%	$24.00	$2,897,823	$289	9.4%	4/30/2027
Subtotal/Wtd. Avg.		108,465	29.6%	$1,275,676	16.4%	$23.03(9)
Remaining Tenants		254,730	69.4%	$6,495,855	83.6%	$28.96(10)
Vacant		3,852	1.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		367,047	100.0%	$7,771,531	100.0%	$21.40(10)

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Percentage rent tenants include H&M, Under Armour, Polo Ralph Lauren, Coach, J. Crew, Michael Kors, Famous Footwear, Kate Spade, Steve Madden, and Scooters. Each tenant’s percentage rent was calculated according to their lease terms multiplied by their actual 8/31/2018 TTM sales for all of the tenants except for H&M, which is new to the Nebraska Crossing Property. In the case of H&M, its 10.5 months of sales were annualized.

(4)	H&M has the option to terminate its lease if gross sales are less than or equal to $5.0 million during any lease year after the fifth year.

(5)	Under Armour has the option to terminate its lease if gross sales are less than or equal to $350 PSF during any lease year after the fourth year.

(6)	Forever 21 has the option to terminate its lease for the 60-day period beginning November 15, 2018 and ending on January 14, 2019.

(7)	Polo Ralph Lauren has an annual option to terminate its lease that is effective for a 60-day period beginning November 15 of each calendar year (beginning in 2018) and ending on January 14 of the following calendar year if gross sales are less than or equal to $500 PSF during any lease year after the second year. Polo Ralph Lauren is expected to have an active option to terminate its lease beginning November 15, 2018 that will end on January 14, 2019.

(8)	Ulta Beauty, Inc. has the option to terminate its lease if gross sales are less than or equal to $3.25 million during any lease year after the fifth year.

(9)	Wtd. Avg. Annual UW Base Rent PSF excludes SF for tenants who pay percentage rent in lieu of base rent.

(10)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space as well as the SF for tenants who pay percentage rent in lieu of base rent.

The following table presents certain information relating to the lease rollover schedule at the Nebraska Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2018	3	8,087	2.2%	2.2%	$30.32	$245,235	3.2%	3.2%
2019	3	11,003	3.0%	5.2%	$27.60	$303,700	3.9%	7.1%
2020	3	5,026	1.4%	6.6%	$35.57	$178,773	2.3%	9.4%
2021	1	4,497	1.2%	7.8%	$29.71	$133,606	1.7%	11.1%
2022	1	1,234	0.3%	8.1%	$30.35	$37,452	0.5%	11.6%
2023	20	81,760	22.3%	30.4%	$20.96	$1,713,742	22.1%	33.6%
2024	33	181,090	49.3%	79.7%	$20.10	$3,640,491	46.8%	80.5%
2025	5	9,085	2.5%	82.2%	$46.32	$420,783	5.4%	85.9%
2026	4	15,369	4.2%	86.4%	$32.23	$495,335	6.4%	92.2%
2027	1	10,037	2.7%	89.1%	$24.00	$240,888	3.1%	95.3%
2028	2	28,000	7.6%	96.8%	$4.29	$120,000	1.5%	96.9%
2029 & Beyond	2	8,007	2.2%	99.0%	$30.16	$241,526	3.1%	100.0%
Vacant	0	3,852	1.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	78	367,047	100.0%		$21.40	$7,771,531	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space as well as SF for tenants who pay percentage rent in lieu of base rent.

(4)	Total UW Base Rent Rolling includes the Pinnacle Bank ATM underwritten rent, which has a lease in place through March 31, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

The following table presents historical occupancy percentages at the Nebraska Crossing Property:

Historical Occupancy
12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/10/2018(2)
84.0%	100.0%	100.%	99.0%	99.0%

(1)	Information obtained from the Nebraska Crossing Borrower.

(2)	Information is based on the underwritten rent roll.

The following table presents historical tenant sales at the Nebraska Crossing Property:

Tenant Sales
	2014(1)			2015(2)			2016(3)			2017(4)			8/31/2018 TTM (5)
	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost
All Tenants	$92,760,550	$381	7.9%	$96,772,749	$397	8.1%	$113,739,361	$395	8.6%	$121,121,998	$395	9.0%	$121,170,546	$387	9.3%
Major (>10,000 SF)	$26,678,486	$451	5.5%	$31,240,924	$528	5.3%	$35,805,686	$481	5.9%	$35,890,968	$482	5.8%	$34,235,791	$460	6.0%
Inline (<10,000 SF)	$66,082,064	$358	8.9%	$65,531,824	$355	9.4%	$77,933,675	$365	9.8%	$85,231,030	$367	10.4%	$86,934,755	$365	10.5%

(1)	2014 Sales represent tenants in occupancy from 1/1/14 to 12/31/14.

(2)	2015 Sales represent tenants in occupancy from 1/1/2014 to 12/31/2015.

(3)	2016 Sales represent tenants in occupancy from 1/1/2015 to 12/31/2016.

(4)	2017 Sales represent tenants in occupancy from 1/1/2016 to 12/31/2017.

(5)	8/31/2018 TTM Sales represent tenants in occupancy from 1/1/2017 to 8/31/2018.

The Market. The Nebraska Crossing Property is located in Gretna, Nebraska, which is situated approximately 20 miles west of Omaha, Nebraska and approximately 30 miles east of Lincoln, Nebraska. The Nebraska Crossing Property is located at the intersection of Interstate 80 and Highway 31. Interstate 80 is one of two coast-to-coast interstates in the United States and provides regional access to Omaha and Lincoln. Highway 31, a north/south arterial, provides access to Gretna and rural southeast Nebraska. According to the appraisal, combined traffic counts along the interstate and highway exceed approximately 120,000 vehicles per day. Highway 370, an east/west arterial located four miles north of the Nebraska Crossing Property, provides the most direct route through the southern portion of the Omaha metropolitan statistical area (“Omaha MSA”). According to the appraisal, the Nebraska Crossing Property benefits from good regional accessibility, as well as being the only outlet center in the state of Nebraska.

According to the appraisal, the Omaha MSA’s largest employers include education and health services, government, information, trade, transportation and utilities and financial activities. Omaha’s lack of dependence on financial industries and foundation in agriculture and biofuels insulated it from the volatility of the national economy and, in its expansion, the Omaha regional economy is diversifying its core industries. Despite the Omaha MSA’s diverse industry mix, its top employers are concentrated in the healthcare industry. In addition to being the Omaha MSA’s second largest private industry, half of the ten largest Omaha employers are education and health services employers. In addition, the metro area is the home to five Fortune 500 companies including ConAgra Foods, Union Pacific, Peter Kiewit and Sons’, Inc., Mutual of Omaha Companies and Berkshire Hathaway, Inc. As of February 2018, the Bureau of Labor Statistics reported an unemployment rate of 3.1% for the Omaha MSA. Comparatively, the unemployment rate over the same period of time for Nebraska and the nation were 2.8% and 4.1%, respectively.

According to the appraisal, Lincoln is the state capital and second largest city in Nebraska. Due to Lincoln’s central geographic location within the continental United States, Lincoln and the Lincoln metropolitan statistical area (“Lincoln MSA”) are major commercial and transportation hub. Interstate 80 borders the northwestern edge of Lincoln, connecting Lincoln to Chicago to the east and Salt Lake City to the west. According to the appraisal, the Lincoln MSA benefits from a well-educated and inexpensive workforce and good transportation infrastructure. Several colleges and universities are located around the Lincoln MSA, including The University of Nebraska-Lincoln, Nebraska Wesleyan University, Union College, and Southeast Community College. The University of Nebraska-Lincoln is the largest university in the state and the flagship campus of the University of Nebraska System. As of 2017, total enrollment at the University of Nebraska-Lincoln was 26,079.

The Nebraska Crossing Property is located between the Omaha MSA and the Lincoln MSA and is the only outlet center in the state. The appraisal concluded the primary demographic profile is based on a 50-mile radius from the Nebraska Crossing Property and included a population of 1,334,231 with an average household income of $77,085 as of 2017.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

The table below presents certain information relating to seven comparable properties to the Nebraska Crossing Property as identified by the appraisal:

Competitive Property Summary
Property, Location	Type	Year Built/Renovated/Expansion	Size (SF)	Occupancy	Sales PSF	Distance to Subject (miles)
Nebraska Crossing Gretna, NE	Outlet Center	2013/N/A/2017	367,047(1)	99.0%(1)	$387(2)	--
COMPETITION – REGIONAL MALLS
Westroads Mall Omaha, NE	Regional Mall	1968/2014/2003	1,045,782	98.0%	$460	15.0
Oak View Mall Omaha, NE	Regional Mall	1991/N/A/N/A	859,439	95.0%	$430	11.0
Gateway Mall Lincoln, NE	Regional Center	1960/2017//N/A	930,086	95.0%	$400	28.0
COMPETITION – LIFESTLE CENTERS
Village Pointe Omaha, NE	Lifestyle Center	2004/N/A/N/A	600,458	94.0%	$460	12.0
Shadow Lake Town Center Papillion, NE	Lifestyle Center	2006/N/A/N/A	740,624	82.0%	N/A	12.0
SouthPointe Pavilions Lincoln, NE	Lifestyle Center	1998/1999/2017	619,854	97.0%	$348	33.0

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Sales PSF represent TTM sales as of August 31, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nebraska Crossing Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Base Rent(1)	$6,634,108	$7,228,425	$7,106,791	$7,014,868	$7,771,531	$21.17
Vacant Space	$0	$0	$0	$0	$134,802	$0.37
Percentage Rent(2)	$2,316,108	$2,056,512	$2,087,529	$2,292,865	$2,239,806	$6.10
Total Recoveries	$2,655,742	$3,345,739	$3,111,616	$3,435,692	$3,329,924	$9.07
Other Income(3)	$168,667	$274,797	$198,742	$103,636	$98,559	$0.27
Less Vacancy	$0	$0	$0	$0	($678,731)	($1.85)
Effective Gross Income	$11,774,625	$12,905,473	$12,504,678	$12,847,061	$12,895,891	$35.13
Total Operating Expenses	$3,075,162	$3,417,961	$3,760,438	$3,936,265	$3,834,058	$10.45
Net Operating Income(4)	$8,699,463	$9,487,512	$8,744,240	$8,910,796	$9,061,833	$24.69
Capital Expenditures	$0	$0	$0	$0	$55,057	$0.15
TI/LC	$0	$0	$0	$0	$444,680	$1.21
Net Cash Flow	$8,699,463	$9,487,512	$8,744,240	$8,910,796	$8,562,096	$23.33

Occupancy %(5)	100.0%	100.0%	99.0%	99.0%	95.0%
NOI DSCR (P&I)(6)	1.84x	2.01x	1.85x	1.89x	1.92x
NCF DSCR (P&I)(6)	1.84x	2.01x	1.85x	1.89x	1.82x
NOI Debt Yield(6)	12.2%	13.3%	12.2%	12.5%	12.7%
NCF Debt Yield(6)	12.2%	13.3%	12.2%	12.5%	12.0%

(1)	UW Base Rent is based on the underwritten rent roll and includes contractual rent steps of $390,929 through September 30, 2019.

(2)	UW Percentage Rent is based on percentage rent totaling $2,038,680 and overage rent totaling $201,126.

(3)	Other Income consists of pylon sign fees and billboard fees.

(4)	The decrease from 2016 Net Operating Income and to 6/30/2018 TTM Net Operating Income is primarily attributable to a one-time 2016 adjustment of $243,724, and a change in the collection of the Nebraska Crossing Property management fee, which increased approximately $274,825 and is now collected as 4.0% of effective gross income.

(5)	UW Occupancy % is based on the underwritten economic vacancy of 5.0%. The Nebraska Crossing Property was 99.0% occupied as of October 10, 2018.

(6)	Debt service coverage ratios and debt yields are based on the Nebraska Crossing Whole Loan.

Escrows and Reserves. The Nebraska Crossing Borrower deposited in escrow at origination (i) $536,831 for real estate taxes, (ii) $17,831 for insurance premiums, (iii) $500,000 for outstanding leasing expenses, (iv) $4,588 for replacement reserves and (v) $37,057 for tenant improvements and leasing commissions. The Nebraska Crossing Borrower is required to escrow monthly (i) $134,208 for real estate taxes and (ii) $8,916 for insurance premiums. The Nebraska Crossing Whole Loan documents also provide for (i) on-going replacement reserves in an amount initially equal to 1/12 of the product of $0.15 and the aggregate number of rentable SF at the Nebraska Crossing Property initially equal to $4,588, capped at $120,000 and (ii)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

tenant improvements and leasing commissions in an amount initially equal to 1/12 of the product of $1.21 and the aggregate number of rentable SF at the Nebraska Crossing Property, initially equal to $37,057.

Lockbox and Cash Management. The Nebraska Crossing Borrower is required to direct all tenants to deposit all rents and other revenue directly into a hard lockbox account controlled by the lender. Upon the occurrence of a Cash Management Period (as defined below), funds will be swept on a daily basis from the lockbox to a lender-controlled cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of: (i) the maturity date, (ii) an event of default, (iii) the debt service coverage ratio falling below 1.35x for two consecutive calendar quarters, (iv) the commencement of a Lease Sweep Period (as defined below) or (v) the commencement of an Occupancy Sweep Period (as defined below). A Cash Management Period will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Nebraska Crossing Whole Loan and all other obligations under the Nebraska Crossing Whole Loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.40x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended or (D) with respect to the matter described in clause (v) above, such Occupancy Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of (i) the date that is six (6) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised), (iii) any Major Lease is cancelled or terminated prior to its then current expiration date, (iv) any tenant under a Major Lease discontinuing its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable tenant, or (vi) the occurrence of a major tenant insolvency proceeding. A Lease Sweep Period will end upon the earlier to occur of (x) the date on which the lender has collected (inclusive of any lease termination payments actually received by the lender with respect to the termination of such applicable Major Lease) $40 PSF of such applicable tenant’s gross leasable area in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the Nebraska Crossing Whole Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) the occurrence of any of the following; with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, the date on which all of the space demised under the subject Major Lease that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; with respect to a Lease Sweep Period caused by a matter described in clause (v) above, (x) if the subject default has been cured, and no other tenant default has occurred for a period of six consecutive months following such cure or (y) the space covered by the defaulting tenant is re-tenanted to one or more replacement tenants approved by the lender and pursuant to one or more replacement leases approved by the lender, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Lease has been affirmed, assumed or assigned in a manner acceptable to the lender.

A “Occupancy Sweep Period” will commence on the first payment date following the date which is 18 months prior to the date upon which leases demising 50% or more of the rentable SF of the Nebraska Crossing Property are scheduled to expire within the 12-month period commencing on the applicable date and will end on the first calculation date on which the debt yield equals or exceeds 12.7%.

A “Major Lease” is any lease that (i) covers 18,400 or more rentable SF of the improvements, (ii) has a gross annual rent of more than 7.5% of the total annual rents of the Nebraska Crossing Property or (iii) in the case of a tenant who pays percentage of sales revenue in lieu of base minimum rent, paid 7.5% of the total annual rents of the Nebraska Crossing Property in the preceding 12-month period.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. The Nebraska Crossing Borrower may obtain the release of all or a portion of the release parcel depicted as Lots 2, 3, 4, 5 and 6 comprising real property, which is both at Nebraska Crossing Whole Loan origination and at the time of release, non-income producing and unimproved (except for improvements related solely to surface parking, landscaping and similar non-structural improvements which are not material to the use and operation of the Nebraska Crossing Property as a retail shopping center), subject to satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred or is continuing, (ii) the Nebraska Crossing Borrower provides the lender at least 20 days’ notice of its request to release an outparcel and (iii) the continued compliance with applicable REMIC requirements to the remaining Nebraska Crossing Property.

Terrorism Insurance. The Nebraska Crossing Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Nebraska Crossing Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Nebraska Crossing Property. The Nebraska Crossing Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Hollywood
Miramar
Hallandale
Aventura
Miami Gardens
North Miami Beach
Medley
Opa-Locka
North Miami
Hialeah Gardens
Hialeah
Miami Beach
MIAMI-DADE COUNTY
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
South Miami
The Hammocks
Kendall
Pinecrest
Biscayne Bay
Richmond Hts.
Palmetto Bay
South Miami Heights
Cutler Bay
Goulds
Princeton
Naranja
Leisure City
Homestead
BISCAYNE NATIONAL PARK
Alton Rd.
A1A
La Gorce Golf Course
Pine Tree Dr.
Collins Ave.
907
Miami Beach Resort
Miami Heart Campus of Mt. Sinai
Eden Roc Renaissance
Fountainebleau Miami Beach Hotel
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Talmudic University
Julia Tuttle Causeway
195
Claridge
MIAMI BEACH
Biscayne Bay
Miami Beach Golf Club
The Palm Hotel & Spa
Prairie Ave.
Sunset Islands
Atlantic Ocean
W South Beach
The Bass
Collins Park
Holocaust Memorial Miami Beach
Miami Beach Botanical Garden
Miami Beach Convention Center
The Setai Miami Beach
Venetian Island
The Fillmore Miami Beach
The Raleigh Hotel, The Richmond
Belle Isle
Dade Blvd.
17th St.
City Hall
Delano Hotel
National, Sagamore Hotel, Ritz-Carlton
Miami Intl. Airport 8 miles
Venetian Causeway
Colony Theatre
LINCOLN ROAD MALL
New World Center
Loews Miami Beach
City Center
15th St.
Royal Palm South Beach Miami
41
Watson Island
Mac's Club Deuce
Clifton South Beach
Flamingo Park
Lummus Park
Hibiscus Island
Mondrian South Beach Hotel
11th St.
The Wolfsonian-Florida Intl. University
Congress Hotel South Beach
Palace, Social
Oceans 10, i paparazzi, Fat Tuesday, Mango's Tropical Cafe
PORT OF MIAMI TUNNEL
Palm Island
South Beach
MacArthur Causeway
Star Island
Washington Ave.
Lario's on the Beach, Adiamo!, News Cafe, Wet Willie's
PORT OF MIAMI
Port Blvd.
Fifth and Alton
5th St.
CJ's Crab Shack
Clevelander South Beach
1020 Ocean Drive
Miami Beach, FL 33139
Dodge Island
The Savoy
Ocean Dr.
Sams Island
Miami Beach Marina
Williams McCall Gallery
Forte dei Miami
Marriott Stanton South Beach
1st St.
Bentley Beach Club
S. Pointe Dr.
Yacht Club at Portofino
Miami Beach Ocean Rescue Lifeguard Tower
South Pointe Pier
Fisher Island
Fisher Island Club
Virginia Key

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Miami Beach, FL 33139
				General Property Type:	Hospitality
Original Balance(1):	$32,500,000			Detailed Property Type:	Full Service
Cut-off Date Balance(1):	$32,500,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.0%			Year Built/Renovated:	1938, 2009/2013-2017
Loan Purpose:	Acquisition			Size:	59 Rooms
Borrower Sponsors:	Elliott Aintabi; Gilbert Bitton			Cut-off Date Balance per Room(1):	$720,339
Mortgage Rate:	5.9700%			Maturity Date Balance per Room(1):	$673,700
Note Date:	10/4/2018			Property Manager:	Jesta Capital, Inc. (borrower-related)
First Payment Date:	11/6/2018
Maturity Date:	10/6/2028
Original Term:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$6,344,426
Seasoning:	2 months			UW NOI Debt Yield(1):	14.9%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	16.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.37x (IO)	2.00x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI(3):	$7,146,650 (8/31/2018 TTM)
Additional Debt Balance(1):	$10,000,000			2nd Most Recent NOI(3):	$6,471,065 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$6,225,835 (12/31/2016)
Reserves(2)				Most Recent Occupancy:	80.4% (8/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	77.0% (12/31/2017)
RE Tax:	$275,528	$22,961	N/A	3rd Most Recent Occupancy:	73.7% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$66,500,000 (8/1/2018)
FF&E:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(4):	63.9%
Replacements:	$0	$1,800	N/A	Maturity Date LTV Ratio(1)(4):	59.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$42,500,000	62.2%	Purchase Price(5):	$66,000,000	96.6%
Borrower Equity:	$25,853,070	37.8%	Reserves:	$275,528	0.4%
			Closing Costs:	$2,077,542	3.0%
Total Sources:	$68,353,070	100.0%	Total Uses:	$68,353,070	100.0%

(1)	The Clevelander South Beach Mortgage Loan (as defined below) is part of the Clevelander South Beach Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $42,500,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Clevelander South Beach Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of historical financial information.

(4)	Appraised Value includes $1,032,500 for the contributing value of the furnishings, fixtures and equipment (“FF&E”) at the Clevelander South Beach Property (as defined below). FF&E includes the Clevelander South Beach Property’s guest room and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Excluding the associated value with FF&E, the Appraised Value equals $65,467,500, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.9% and 60.7%, respectively.

(5)	The Clevelander South Beach Property was acquired by the Clevelander South Beach Borrower (as defined below) pursuant to a purchase and sale agreement that included two additional properties, The Essex House by Clevelander (a hotel property adjacent to the Clevelander South Beach Property) and the Clevelander at Marlins Park (a food and beverage venue located behind the left field fence at the Miami Marlins Stadium, which is leased by a borrower sponsor affiliate under the Clevelander brand). The purchase and sale agreement allocated $66.00 million of the total $74.15 million purchase price to the Clevelander South Beach Property and its trademark, with the purchase price balance of $8.15 million collectively allocated to The Essex House by Clevelander and the Clevelander at Marlins Park. The Essex House by Clevelander has been excluded as collateral for the Clevelander South Beach Whole Loan. The license to operate the Clevelander at Marlins Park is also excluded as collateral for the Clevelander South Beach Whole Loan.

The Mortgage Loan. The sixth largest mortgage loan (the “Clevelander South Beach Mortgage Loan”) is part of a whole loan (the “Clevelander South Beach Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $42,500,000, which are collectively secured by a first priority fee mortgage encumbering a 59-room full service hospitality property located in Miami Beach, Florida (the “Clevelander South Beach Property”). Promissory Notes A-1 and A-3, with an aggregate original principal balance of $32,500,000, collectively represent the Clevelander South Beach Mortgage Loan, and will be included in the UBS 2018-C14 Trust. The Clevelander South Beach Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Clevelander South Beach Whole Loan, including the remaining promissory note, which is currently held by UBS AG and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Clevelander South Beach Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C14	Yes
Note A-2	$10,000,000	$10,000,000	UBS AG	No
Note A-3	$7,500,000	$7,500,000	UBS 2018-C14	No
Total	$42,500,000	$42,500,000

The proceeds of the Clevelander South Beach Whole Loan, along with approximately $25.9 million in borrower sponsors’ equity, were used to acquire the Clevelander South Beach Property for approximately $66.0 million, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers are Clevelander Holdings, LP and Clevelander Ocean, LP (collectively, the “Clevelander South Beach Borrower”), each a Delaware limited partnership structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Clevelander South Beach Whole Loan. Clevelander Holdings, LP is indirectly owned by (a) Imminent Media Holdings, LLC (60.0%), which is wholly owned by one of the guarantors and borrower sponsors, Elliott Aintabi, and (b) Minorica Holdings Limited (40.0%), which is wholly owned by the other guarantor and borrower sponsor, Gilbert Bitton.

Elliott Aintabi is Chairman of the Board and CEO of the Jesta Group (“Jesta”), headquartered in Montreal and with offices in Miami, London and Paris. Jesta owns and manages a diversified real estate portfolio in North America and Europe. Jesta’s portfolio includes commercial, residential, retail and hotel properties in the United States, Canada, Germany, United Kingdom, and France. Gilbert Bitton, along with his brothers, founded Buffalo David Bitton, a lifestyle denim brand founded in France and brought to Montreal. Buffalo David Bitton has over 3,000 locations across 18 countries.

The Property. The Clevelander South Beach Property consists of a five-story, 59-room full service hotel situated on an approximately 0.45-acre site located in the historic Art Deco District along Ocean Drive in Miami Beach, Florida. Constructed in 1938, the Clevelander South Beach Property was fully restored and renovated, reopening in 2009. Restoration and renovations at the Clevelander South Beach Property included an addition of a four-story accessory building with a basement and restaurant, consisting of approximately 17,340 SF of gross area, which added 11 rooms to the original Clevelander South Beach Property, and currently features Jack’s Sports Bar, ESPN Studios, and guest suites. The Clevelander South Beach Property’s guestroom configuration consists of 14 oceanfront king or double/double rooms, four backstage king or double/double rooms, 20 pool view double/double rooms, 17 double/double rooms, and four king bed Rockstar suites. Each guestroom features a 42” HDTV, complimentary Wi-Fi, a rain showerhead, iPod docking station, coffee maker, and an in-room safe. Each Rockstar suite includes VIP services, views of the beach and Ocean Drive, and complimentary access to the POOL + PATIO venue with priority entry, a seating area, two HDTVs and an oversized bathroom.

The Clevelander South Beach Property features the POOL + PATIO venue, which includes an outdoor pool and three poolside outdoor patio bars (the C-Level Rooftop Terrace, the SPF4 Sun Deck and Jack’s Sports Bar), a fitness center, complimentary breakfast area, room service, a business center, valet parking, and a sundry shop. The Clevelander South Beach Property offers approximately 18,000 SF of entertainment/event space across multiple food, beverage, and event outlets and partners with numerous brands such as Corona, ESPN, Jack Daniels, and others, for events and promotions at the Clevelander South Beach Property’s venues. The Clevelander South Beach Property is one of only three properties in Miami Beach with a liquor license that allows alcohol to be served and sold until 5:00 AM, whereas other properties in Miami Beach are required to stop serving alcohol at 2:00 AM. Additionally, the Clevelander South Beach Property has the only rooftop venue in Miami Beach with a liquor license that allows alcohol to be served and sold until 5:00 AM.

The Clevelander South Beach Property features an ESPN Studios (“ESPN”), which is the site of two daily live television and radio shows, Highly Questionable and The Dan Le Betard Show. Pursuant to a lease agreement entered into in April 2014 between ESPN and the prior owner of the Clevelander South Beach Property, which was assigned to the Clevelander South Beach Borrower at acquisition, ESPN leases approximately 1,600 SF of space on the second floor of the Clevelander South Beach Property to host daily television and radio shows. The lease expires on August 31, 2019 and provides for an annual base rent of $196,964. Pursuant to a license agreement entered into in March 2017 between ESPN and the prior owner of the Clevelander South Beach Property, which was assigned to the Clevelander South Beach Borrower at acquisition, ESPN licenses a designated green room (an office space for the ESPN employees and dressing room) and space for use by security personnel at the Clevelander South Beach Property. Adoption of the license agreement reduced the number of guest rooms at the Clevelander South Beach Property from 60 to its current total of 59. The license fee for the green room and security lobby is $5,500 per month through August 2019, with one, two-year renewal option remaining.

The Clevelander South Beach Property completed approximately $5.5 million ($92,686 per key) in renovations from 2013 through 2017, which included a front-of-house refresh of the lobby, bathrooms, and food and beverage outlets, as well as guestroom upgrades, back-of-house improvements, and buildout of the ESPN infrastructure.

According to an industry report as of June 2018, the Clevelander South Beach Property outperformed its competitive set in occupancy, ADR and RevPAR with penetration factors of 103.4%, 103.2% and 106.7%, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

A summary of the Clevelander South Beach Property historical performance is provided below:

Clevelander South Beach Property Historical Occupancy, ADR, RevPAR(1)
Year	Clevelander South Beach Property			Competitive Set(2)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	78.6%	$217.64	$170.99	79.4%	$210.02	$166.84	98.9%	103.6%	102.5%
2016	84.0%	$196.08	$164.61	77.9%	$196.81	$153.26	107.8%	99.6%	107.4%
2017	77.1%	$187.65	$144.60	78.9%	$184.04	$145.17	97.7%	102.0%	99.6%
6/30/2018 TTM	80.8%	$197.05	$159.25	78.2%	$191.00	$149.27	103.4%	103.2%	106.7%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Clevelander South Beach Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Autograph Collection Winter Haven, Beacon Hotel, Hotel Breakwater South Beach, Bentley Hotel and Hotel Victor South Beach.

The Market. The Clevelander South Beach Property is located in Miami-Dade County, Florida, approximately 6.4 miles east of downtown Miami, approximately 10.3 miles east of Miami International Airport, approximately 6.3 miles east of Port of Miami, and approximately 30.0 miles south of Fort Lauderdale-Hollywood International Airport. According to the 2017 U.S. Census Bureau, Miami-Dade County had an estimated population of 2,751,796, a 10.2 percent increase from the 2010 Census of 2,496,435, making it the most populous county in Florida and the seventh-most populous county in the United States. The Clevelander South Beach Property is located two blocks east of Florida State Road A1A on Ocean Drive between 11th Street and 10th Street at the intersections of 10th Street and Ocean Court. Located near the beachfront on Ocean Drive, the Clevelander South Beach Property is in South Beach and the Art Deco District of Miami Beach, Florida. According to a third party market research report, South Beach draws the largest volume of pedestrians on the strip of Miami Beach, as well as an average daily traffic count of 38,500 vehicles at the intersection of 11th Street and Alton Road, located approximately 0.6 miles west of the Clevelander South Beach Property.

The Miami Beach Convention Center, approximately 1.1 miles north of the Clevelander South Beach Property, offers over 1.0 million SF of flexible space, including over 500,000 SF of exhibit space and over 100,000 SF of versatile pre-function area space. According to the appraisal, the Miami Beach Convention Center currently hosts major annual shows such as the South Florida International Auto Show, Miami International Boat Show (the largest boat show in the United States), Art Basel Miami Beach, Jewelers International Showcase, Cruise Shipping Miami, and national corporate meetings for organizations, including SAP America, Nike, Microsoft, Best Buy and IBM. The Miami Beach Convention Center has been under renovation since December 2015 and is expected to be completed by the end of 2018. Upon its reopening, the Miami Beach Convention Center is expected to contain approximately 1.4 million SF of space, in addition to a new adjacent public park, a food pavilion and a veteran’s memorial.

Demand drivers within two miles of the Clevelander South Beach Property include the Miami Beach Botanical Garden, museums, and the Lincoln Road Mall, which extends 10 blocks and attracts millions of visitors from all over the world with its shopping, cafés, galleries, restaurants, nightlife, architecture, and other businesses, according to its website. Additional demand in the Miami market is comprised of at least 180 annual events that include the Ultra Music Festival (approximately 165,000 attendees), Art Basel Festival (approximately 95,000 attendees), Art Deco Weekend (approximately 150,000 attendees), Gay Pride Weekend South Beach (approximately 130,000 attendees), and Miami International Boat Show (approximately 100,000 attendees). Miami is expected to host Super Bowl LIV in 2020, an event expected to bring in more than 1.0 million visitors. The Clevelander South Beach Property is located approximately 6.8 miles east of Marlins Park, home of the city’s MLB franchise, the Miami Marlins. In addition, the Wolfsonian-Florida International University, located 0.2 miles west of the Clevelander South Beach Property, is a museum, library and research center with over 180,000 objects.

According to an industry report, as of June 2018 the Clevelander South Beach Property is located in the Miami/Hialeah, Florida hospitality market, which consists of 433 hotel properties with a total of 55,470 rooms. The overall market has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period, reporting 3.2%, 7.2% and 10.6% growth, respectively. According to an industry report as of June 2018, the Clevelander South Beach Property is located in the Miami Beach, Florida hospitality submarket, which consists of 201 hotel properties with a total of 23,538 rooms. The overall submarket has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period reporting 2.8%, 9.0% and 12.0% growth, respectively.

A summary of demand segmentation and recent performance of the Clevelander South Beach Property is below:

Clevelander South Beach Property Summary
Property Name	# Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Clevelander South Beach	59	35%	50%	15%	77.1%	$187.65	$144.68
Autograph Collection Winter Haven	70	30%	50%	20%	85.0%-90.0%	$190.00-$195.00	$160.00-$165.00
Beacon Hotel	75	30%	50%	20%	80.0%-85.0%	$175.00-$180.00	$140.00-$145.00
Hotel Breakwater South Beach	99	30%	50%	20%	75.0%-80.0%	$190.00-$195.00	$140.00-$145.00
Hotel Victor South Beach	91	30%	50%	20%	75.0%-80.0%	$190.00-$195.00	$145.00-$150.00
Bentley Hotel	43	30%	50%	20%	80.0%-85.0%	$170.00-$175.00	$135.00-$140.00
Total/Wtd. Avg.(1)	437	31%	50%	19%	78.9%	$185.08	$145.96

Source: Appraisal

(1)	Includes the Clevelander South Beach Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Clevelander South Beach Property:

Cash Flow Analysis
	2013	2014	2015(1)	2016(1)	2017(1)	8/31/2018 TTM	UW	UW per Room
Occupancy	71.6%	72.6%	77.9%	73.7%	77.0%	80.4%	80.4%
ADR	$197.43	$204.32	$215.80	$199.13	$187.53	$197.33	$197.33
RevPAR	$141.29	$148.43	$168.19	$146.67	$144.48	$158.69	$158.69

Rooms Revenue	$3,094,246	$3,250,549	$3,683,277	$3,220,787	$3,111,454	$3,417,382	$3,417,382	$57,922
Other Income	$20,950,095	$23,207,853	$24,373,305	$21,671,804	$18,274,063	$18,982,171	$18,982,171	$321,732
Total Revenue	$24,044,341	$26,458,402	$28,056,582	$24,892,591	$21,385,517	$22,399,553	$22,399,553	$379,653
Total Expenses	$16,436,852	$18,356,682	$20,802,410	$18,666,756	$14,914,452	$15,252,903	$16,055,127	$272,121
Net Operating Income	$7,607,489	$8,101,720	$7,254,172	$6,225,835	$6,471,065	$7,146,650	$6,344,426	$107,533
FF&E	$232,935	$249,831	$269,169	$244,779	$223,464	$238,650	$238,650	$4,045
Net Cash Flow	$7,374,554	$7,851,889	$6,985,002	$5,981,056	$6,247,601	$6,908,000	$6,105,776	$103,488

NOI DSCR (P&I)(2)	2.50x	2.66x	2.38x	2.04x	2.12x	2.34x	2.08x
NCF DSCR (P&I) (2)	2.42x	2.58x	2.29x	1.96x	2.05x	2.27x	2.00x
NOI Debt Yield(2)	17.9%	19.1%	17.1%	14.6%	15.2%	16.8%	14.9%
NCF Debt Yield(2)	17.4%	18.5%	16.4%	14.1%	14.7%	16.3%	14.4%

(1)	Fluctuations in Net Cash Flow can be attributed to (i) the first case of Zika in the Miami area, which was confirmed on July 29, 2016 with the Centers for Disease Control (“CDC”) issuing travel advisories for the area beginning in August 2016 through June 2, 2017, when the CDC lifted its Zika-related travel advisories, (ii) Hurricane Irma hitting the Miami area in September 2017, and (iii) the Miami Beach Convention Center beginning its renovations and expansion in December 2015, which is expected to be completed by the end of 2018, according to the appraisal.

(2)	Debt service coverage ratios and debt yields are based on the Clevelander South Beach Whole Loan.

Escrows and Reserves. At origination of the Clevelander South Beach Whole Loan, the Clevelander South Beach Borrower deposited $275,528 in reserve for real estate taxes. On a monthly basis, the Clevelander South Beach Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $22,961 per month, (ii) 1/12 of the annual estimated insurance premiums, provided, however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect, and (iii) $1,800 for replacement reserves (other than FF&E). On November 6, 2021, and on each monthly payment date thereafter, the Clevelander South Beach Borrower is required to deposit 1/12 of 4% of the aggregate gross annual income of the Clevelander South Beach Property (excluding food and beverage) for FF&E. In addition, the borrower sponsors are required to guarantee any shortfall amount during the seasonal months of July, August, September, and October (with the ability to shift the months by one month in either direction) of the net cash flow in any such month to the net cash flow required to result in a debt service coverage ratio for such month at least equal to 1.00x. Based on the trailing 12-month period as of August 2018, the borrower sponsors guaranteed approximately $245,000 at origination of the Clevelander South Beach Whole Loan related to seasonality.

Lockbox and Cash Management. The Clevelander South Beach Whole Loan is structured with a hard lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be swept into a cash management account every business day for the payment of, among other things, monthly escrows, debt service and property operating expenses pursuant to an annual approved budget. During the continuance of a Cash Sweep Trigger Event (as defined below), excess cash flow will be swept from the cash management account to pay extraordinary expenses and the remaining amount, if any, into (i) a future property improvement plan (“PIP”) reserve account during the continuance of a PIP Trigger Event (as defined below) or (ii) an excess cash flow account during any Cash Sweep Trigger Event other than one caused by a PIP Trigger Event.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default under the Clevelander South Beach Whole Loan documents and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Clevelander South Beach Borrower, the guarantors, the key principal or the affiliated property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such property manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters, (iv) an indictment for fraud or misappropriation of funds by the Clevelander South Beach Borrower, guarantors, key principal or affiliated property manager or a director or an officer of the Clevelander South Beach Borrower, guarantors, key principal or affiliated property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a PIP Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default under the Clevelander South Beach Whole Loan documents and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Clevelander South Beach Borrower, the guarantors, the key principal or the affiliated property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such property manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

A “PIP Trigger Event” will commence upon (i) any franchisor giving notice of its intention to terminate or cancel or not to extend or renew a franchise agreement, (ii) the date that is 12 months prior to the expiration of a franchise agreement, if the franchise agreement is not extended or renewed, (iii) the occurrence of an event of default under a franchise agreement, (iv) any bankruptcy action of any franchisor, or (v) any franchisor requiring the Clevelander South Beach Borrower to perform or otherwise satisfy any PIP work. A PIP Trigger Event will continue until, with regard to clause (i) or (ii) above, the applicable franchisor is replaced with a replacement franchise agreement with a qualified franchisor, with regard to clause (iii) above, such event of default is cured, with regard to clause (iv) above, such bankruptcy action is dismissed within 120 days of such filing, or with regard to clause (v) above, the Clevelander South Beach Borrower (a) completes the future PIP improvements to the satisfaction of the related franchisor, (b) pays all costs and expenses and (c) delivers to the lender evidence of the satisfaction of the foregoing conditions.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Clevelander South Beach Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

36
35
HDR Engineering
22,063 SF | 10/2020
34
HDR Engineering
22,063 SF | 10/2020
33
TIAA
22,063 SF | 12/2029
32
Transmontaigne
22,009 SF | 10/2019
31
Transmontaigne
22,010 SF | 10/2019
30
Vacant
22,010 SF | 12/2028
29
TIAA
11,416 SF | 12/2029
HDR Engineering
10,647 SF | 10/2020
28
TIAA
22,063 SF | 12/2029
27
TIAA Contraction Space
21,442 SF | 5/2019
26
HUD
21,442 SF | 12/2028
25
HUD
21,747 SF | 12/2028
24
HUD
21,687 SF | 12/2028
23
HUD
21,687 SF | 12/2028
22
Vacant
14,489 SF | 12/2028
TIAA
7,227 SF | 12/2029
21
HUD
21,687 SF | 12/2028
20
Vacant
21,688 SF
19
TIAA
21,740 SF | 12/2029
18
TIAA
21,740 SF | 12/2029
17
TIAA
20,806 SF | 12/2029
16
TIAA
20,806 SF | 12/2029
15
TIAA
21,131 SF | 12/2029
14
TIAA
21,112 SF | 12/2029
12
TIAA
21,112 SF | 12/2029
11
TIAA
21,112 SF | 12/2029
10
Truven Health Analytics
16,208 SF | 2/2021
Vacant
4,900 SF
9
Taylor & Anderson
10,468 SF | 1/2025
Russell's
1,681 SF
MTM
Management Office
1,892 SF
Vacant
2,429 SF
Taylor & Anderson
4,737 SF | 1/2025
8
TIAA
21,119 SF | 12/2029
7
TIAA
21,120 SF | 12/2029
6
TIAA
21,120 SF | 12/2029
5
UMB Bank
21,068 SF | 12/2020
Podium Building
4
Cogent Equipment Space
2,701 SF | 5/2022
MCI Metro
Access Trans Svcs
120 SF | MTM
TIAA Storage
214 SF
12/2029
TIAA
2,419 SF | 12/2029
3
UMB Bank
7,986 SF | 12/2020
UMB Bank
1,017 SF | 12/2020
TIAA
4,084 SF | 12/2029
TIAA
2,440 SF | 12/2029
TIAA
738 SF | 12/2029
2
UMB Bank
4,702 SF | 12/2020
Lobby
TIAA
1,650 SF | 12/2029
TIAA
3,998 SF | 12/2029
1
UMB Bank
8,911 SF | 12/2020
Starbucks
Lobby
Russells Convenience
935 SF | 4/2022
TIAA
2,253 SF | 12/2029
B1
TIAA Storage
B2
Management Storage
TIAA Storage
VACANT
BUILDING
MTM
2018 – 2020
2021 – 2022
2023 – 2024
2025+

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

1670 Broadway
1670 Broadway
Denver, CO 80202
DENVER
LoDo
Downtown
Uptown
Highland
Civic Center
Capitol Hill
Lincoln Park
AURARIA CAMPUS
City of Cuernavaca Park
Denver Skate Park
Commons Park
Centennial Park
Elitch Gardens
Pepsi Center
Coors Field
Union Station
LARIMER SQUARE
DENVER PAVILIONS
Colorado Convention Center
Colorado Center for the Performing Arts
Civic Center Park
Colorado State Capitol
Lawson Park
Benedict Fountain Park
Sunken Gardens Park
Lincoln Park
South Platte River
Cherry Creek
Speer Blvd.
Auraria Pkwy.
W. Colfax Ave.
E. Colfax Ave.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 16th Ave.
E. 14th Ave.
E. 13th Ave.
E. 12th Ave.
E. 11th Ave.
E. 10th Ave.
W. 14th Ave.
W. 13th Ave.
W. 12th Ave.
W. 11th Ave.
W. 10th Ave.
32nd Ave.
29th Ave.
Broadway
Lincoln St.
Grant St.
Logan St.
Pennsylvania St.
Pearl St.
Washington St.
Clarkson St.
16TH STREET MALL
RTD LIGHT RAIL
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Golden
Lakewood
DENVER
AURORA
Englewood
Littleton
Centennial
Highlands Ranch
Parker
Lone Tree
Greenwood Village
Glendale
Cherry Hills Village

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/A-/Baa2			Location:	Denver, CO 80202
				General Property Type:	Office
Original Balance(1):	$30,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee Simple/Leasehold
% of Initial Pool Balance:	4.6%			Year Built/Renovated:	1980/2018
Loan Purpose:	Acquisition			Size:	703,654 SF
Borrower Sponsor:	HFI 1670 BDWY LLC			Cut-off Date Balance per SF(1):	$111
Mortgage Rate:	3.8511%			Maturity Date Balance per SF(1):	$111
Note Date:	8/16/2018			Property Manager:	Cushman & Wakefield U.S., Inc.
First Payment Date:	10/6/2018
Maturity Date:	9/6/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (27); DEF (29); O (4)			UW NOI(5):	$12,984,235
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	16.6%
Additional Debt Type(1)(3):	Pari Passu/Mezzanine			UW NOI Debt Yield at Maturity(1):	16.6%
Additional Debt Balance(1)(3):	$48,000,000/$64,800,000			UW NCF DSCR(1):	4.22x
Future Debt Permitted (Type)(1):	Yes (Mezzanine Future Advance)			Most Recent NOI(5):	$11,894,938 (6/30/2018 TTM)
Reserves(4)				2nd Most Recent NOI(5):	$7,362,769 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	$6,572,653 (12/31/2016)
RE Tax:	$1,364,461	$312,950	N/A	Most Recent Occupancy(6):	87.2% (6/28/2018)
Insurance:	$61,230	$18,223	N/A	2nd Most Recent Occupancy:	89.0% (12/31/2017)
Replacements:	$290,496	$11,728	N/A	3rd Most Recent Occupancy:	93.5% (12/31/2016)
TI/LC:	$5,250,000	Springing	(4)	Appraised Value (as of):	$239,500,000 (7/3/2018)
Ground Rent Reserve:	$100,000	Springing	N/A	Cut-off Date LTV Ratio(1):	32.6%
TIAA TI Allowance Funds:	$11,678,712	$0	N/A	Maturity Date LTV Ratio(1):	32.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$78,000,000	30.2%	Purchase Price:	$238,000,000	92.3%
Mezzanine Loan(1):	$64,800,000	25.1%	Reserves:	$18,744,899	7.3%
Borrower Equity:	$115,074,814	44.6%	Closing Costs:	$1,129,915	0.4%
Total Sources:	$257,874,814	100.0%	Total Uses:	$257,874,814	100.0%

(1)	The 1670 Broadway Mortgage Loan (as defined below) is part of the 1670 Broadway Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $78,000,000. The 1670 Broadway Whole Loan was originated concurrently with the 1670 Broadway Mezzanine Loan (as defined below) with an original principal balance of $64,800,000 and which 1670 Broadway Mezzanine Loan provides for future advances of up to $9,000,000 in the aggregate. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 1670 Broadway Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 1670 Broadway Whole Loan and the 1670 Broadway Mezzanine Loan (assuming future funding of $9,000,000 in the aggregate has not occurred) are $203, $203, 9.1%, 9.1%, 2.16x, 59.6% and 59.6%, respectively.

(2)	After the lockout period, defeasance is permitted in whole on or after the date that is two years after the closing date of the securitization that includes the last 1670 Broadway Whole Loan promissory note to be securitized (the “Defeasance Lockout Expiration Date”). If the Defeasance Lockout Expiration Date has not occurred on or before October 6, 2021, prepayment is permitted subject to payment of a yield maintenance premium. Open prepayment is permitted on or after June 6, 2023.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI over historical NOI is due to (i) contractual rent steps through July 2019 totaling $511,232, (ii) straight line rent for investment grade tenants, TIAA and UMB Bank, totaling $457,469, (iii) HUD exercising its right to use tenant improvement allowance for rent payments starting in 2016, (iv) TIAA’s office and storage premises base rent being abated for 12 months from June 2016 through June 2017 and TIAA’s expansion space (21,119 SF) base rent being abated for nine months from September 2016 through May 2017, (v) base year resets between 2015 and 2016 related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA, decreased total recoveries resulting in a net operating income decline of $1,030,320 and (vi) inclusion of parking income for approximately 100 parking spaces that were offline in 2017 and 6/30/2018 TTM during building renovations.

(6)	Most Recent Occupancy excludes the space on the 27th floor currently leased to TIAA (21,442 SF) as TIAA intends to vacate this space by May 2019. TIAA was only occupying the 27th floor during the most recent building renovations. Including the space on the 27th floor currently leased to TIAA, the 1670 Broadway Property is currently 90.3% leased as of June 28, 2018.

The Mortgage Loan. The seventh largest mortgage loan (the “1670 Broadway Mortgage Loan”) is part of a whole loan (the “1670 Broadway Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $78,000,000. The 1670 Broadway Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a 36-story Class A office building totaling 703,654 SF located in Denver, Colorado (the “1670 Broadway Property”). Promissory Notes A-2, A-4 and A-5, with an aggregate original principal balance of $30,000,000, represent the 1670 Broadway Mortgage Loan and will be included in the UBS 2018-C14 Trust. The 1670 Broadway Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2018-C13 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

1670 Broadway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	UBS 2018-C13	Yes
Note A-2	$20,000,000	$20,000,000	UBS 2018-C14	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C13	No
Note A-4	$5,000,000	$5,000,000	UBS 2018-C14	No
Note A-5	$5,000,000	$5,000,000	UBS 2018-C14	No
Note A-6	$8,000,000	$8,000,000	UBS 2018-C13	No
Total	$78,000,000	$78,000,000

The proceeds of the 1670 Broadway Whole Loan and a mezzanine loan with an original principal balance of $64,800,000 (the “1670 Broadway Mezzanine Loan”), along with approximately $115.1 million in borrower sponsor equity, were used to acquire the 1670 Broadway Property, fund reserves and pay closing costs.

The Borrower and Borrower Sponsor. The borrower and borrower sponsor is HFI 1670 BDWY LLC (the “1670 Broadway Borrower”), a single purpose Delaware limited liability company that has one independent director. A non-consolidation opinion was delivered in connection with the origination of the 1670 Broadway Whole Loan. The 1670 Broadway Borrower is indirectly owned by Hana Financial Group Inc. (99.9%) and indirectly controlled by Daniel J. Mann (0.1%).

The Property. The 1670 Broadway Property is comprised of a 36-story Class A LEED Gold Certified office building totaling 703,654 SF situated on a 1.23-acre site in the central business district of Denver, Colorado. The 1670 Broadway Property was constructed in 1980 and renovated in 2018. The 1670 Broadway Property is connected to an eight-level parking garage (two levels are subterranean), which is part of the 1670 Broadway Property, with 518 parking spaces resulting in a parking ratio of 0.7 spaces per 1,000 SF. Amenities at the 1670 Broadway Property include onsite management, 24-hour manned security, a coffee shop, a cafeteria, a convenience store, a banking center, and a fitness center and rooftop deck for TIAA employees. The seller of the 1670 Broadway Property invested approximately $30.6 million into the 1670 Broadway Property, including approximately $11.1 million for the most recent renovations in 2016 through 2018. Recent renovations include a redesigned lobby, new building entry, updated retail space, renovated elevator lobbies and common areas, and a new podium building. The podium building includes several new amenities exclusively for TIAA employees such as a fitness center, a ground floor retail store, a rooftop deck, and a restaurant/café that is open to the public.

The 1670 Broadway Property was 90.3% leased as of June 28, 2018 to 10 tenants (the number of tenants excludes telecommunication space). The 1670 Broadway Property was 87.2% physically occupied as of June 28, 2018, which excludes the 27th floor space currently leased to TIAA (21,442 SF) as TIAA intends to vacate its space by May 2019 and is only occupying the 27th floor due to the recent building renovations. Investment grade tenants represent approximately 70.4% of the 1670 Broadway Property’s NRA and include TIAA (Fitch/Moody’s/S&P: AA+/Aa2/AA+), HUD (Fitch/Moody’s/S&P: AAA/Aaa/AA+), UMB Bank (Fitch/S&P: A/A) and Starbucks (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+). The top three tenants at the 1670 Broadway Property are TIAA (48.5% of NRA), HUD (12.3% of NRA) and HDR Engineering (7.8% of NRA). No other tenant represents more than 6.4% of NRA and only 24.0% of NRA rolls through the maturity of the 1670 Broadway Whole Loan. In addition, there is a lease in place for the parking garage with Douglas Parking LLC, which commenced in August 2018 and is expiring in April 2021.The initial monthly rent was $119,875, increasing to a monthly rent of $136,250 in January 2019 with 3% annual increases thereafter.

A portion of the 1670 Broadway Property is subject to a ground lease with 1680 Broadway LLC. The ground lease commenced June 1, 1965 and expires November 1, 2125. Ground rent is reset every 10 years (currently $400,000 per year through April 30, 2021) and is based on the greater of (i) 7% of the market value of the underlying land and (ii) the product of $400,000 multiplied by (a) 1.3 (the “Rent Variable”), provided that the Rent Variable will increase by 0.3 on each successive 10 year rent reset date. See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Major Tenants.

TIAA (341,079 SF, 48.5% of NRA, 56.3% of underwritten base rent). Founded in 1918, Teachers Insurance and Annuity Association of America (“TIAA”) (Fitch/Moody’s/S&P: AA+/Aa2/AA+) is a Fortune 100 financial services organization providing retirement financial services for the academic, research, medical, cultural and governmental industries. TIAA offers a wide range of products and services, including retirement plans, IRAs, mutual funds, annuities, brokerage services, 529 education savings plans, life insurance, banking, and home loans. TIAA serves approximately five million active and retired employees from more than 15,000 institutions. As of June 30, 2018, TIAA has $1,009.2 billion in combined assets under management with holdings in more than 50 countries. TIAA occupies 341,079 SF at the 1670 Broadway Property, including 4,368 SF of storage space, across 22 different suites with a lease renewal that commenced in June 2016 (310,460 SF), September 2016 (21,119 SF) and May 2018 (8,762 SF), all of which expire in December 2029. Excluding the storage space, TIAA has a current base rent of $31.52 PSF, which increases 2.5% annually for the remainder of the term. The storage space has a current base rent of $14.71 PSF. TIAA has two, five-year renewal options remaining. TIAA has a contraction option in its lease which allows TIAA, prior to December 31, 2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract its space on the 27th floor (21,442 SF) of the 1670 Broadway Property effective May 31, 2019. In addition, TIAA has 33,292 SF of space (22,063 SF on the 28th floor and 11,229 SF of the 29th floor) that is subleased to P2ES Holdings, LLC. The current sublease rental rate is $22.76 PSF and expires December 31, 2018. TIAA’s current base rate on this space is $31.52 PSF.

HUD (86,809 SF, 12.3% of NRA, 13.5% of underwritten base rent). The Department of Housing and Urban Development (“HUD”) (Fitch/Moody’s/S&P: AAA/Aaa/AA+) is a cabinet-level agency formed in 1965 to oversee federal programs designed to help Americans with housing needs to promote fair and equal housing. HUD also oversees the Federal Housing Administration (“FHA”), which administers the mortgage insurance program, enabling home buyers to get an FHA home loan when they might not qualify for a conventional mortgage. HUD plays a major role in providing shelter for America’s most vulnerable populations: the working poor, minorities, Native Americans, people with disabilities, people with AIDS, the elderly, and the homeless. More than seven million families have lived in locally-managed, HUD supported public housing. HUD helps provide decent, safe and affordable housing to more than 4.3 million low-income families through its public housing, rental subsidy and voucher programs. HUD occupies 86,809 SF at the 1670

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

Broadway Property on a lease that expires in December 2028. HUD has a current base rent of $28.35 PSF, which increases to $30.17 PSF in 2019 and $31.06 PSF in 2024. HUD has the right to terminate its lease at any time after December 31, 2023 with 120 days’ notice with no termination fee.

HDR Engineering (54,773 SF, 7.8% of NRA, 9.0% of underwritten base rent). HDR Engineering is an architectural, engineering, construction and consulting firm based in Omaha, Nebraska. HDR Engineering has worked on projects in more than 60 countries, including projects such as the Hoover Dam Bypass, San Antonio River Walk, Port of Miami, Sydney Olympic Park, and the expansion of the Bakken, ND electrical infrastructure. The firm employs approximately 10,000 employees worldwide in over 200 locations. HDR Engineering occupies a total of 54,773 SF at the 1670 Broadway Property with 44,126 SF having commenced January 2013 and 10,647 SF having commenced December 2015 at a current base rent of $31.00 PSF and $33.25 PSF, respectively, with annual increases of $0.50 PSF. HDR Engineering has two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the 1670 Broadway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Major Tenants
TIAA(3)(4)	AA+/Aa2/AA+	341,079	48.5%	$10,945,016	56.3%	$32.09	12/31/2029
HUD(5)	AAA/Aaa/AA+	86,809	12.3%	$2,619,028	13.5%	$30.17	12/31/2028
HDR Engineering(6)	NR/NR/NR	54,773	7.8%	$1,749,305	9.0%	$31.94	10/31/2020
TransMontaigne(7)	BB/B2/BB	44,795	6.4%	$1,444,284	7.4%	$32.24	10/31/2019
UMB Bank(8)	A/NR/A	43,684	6.2%	$1,268,771	6.5%	$29.04	12/31/2020
Subtotal/Wtd. Avg.		571,140	81.2%	$18,026,405	92.7%	$31.56
Remaining Tenants(9)		42,696	6.1%	$1,419,197	7.3%	$33.24
Vacant(10)		89,818	12.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		703,654	100.0%	$19,445,602	100.0%	$31.68

(1)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Includes 4,368 SF of storage space. TIAA has a contraction option in its lease which allows TIAA, prior to December 31, 2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract its space on the 27th floor (21,442 SF) of the 1670 Broadway Property effective May 31, 2019. TIAA has two, five-year renewal options remaining.

(4)	TIAA subleases 33,292 SF (22,063 SF on the 28th floor and 11,229 SF of the 29th floor) of its space to P2ES Holdings, LLC at a current rental rate of $22.76 PSF through December 31, 2018. TIAA’s current base rate on this space is $31.52 PSF.

(5)	HUD has the right to terminate its lease at any time after December 31, 2023 with 120 days’ notice with no termination fee.

(6)	HDR Engineering has two, five-year renewal options remaining and no termination options.

(7)	TransMontaigne has one, five-year renewal option remaining and no termination options.

(8)	UMB Bank has three, 10-year renewal options and one, five-year renewal option remaining.

(9)	Includes 1,892 SF of space leased to the management office and 660 SF of space leased to management storage.

(10)	Includes the space on the 27th floor currently leased to TIAA (21,442 SF) as vacant space. TIAA intends to vacate this space by May 2019 and is only occupying the 27th floor during the most recent building renovations.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

The following table presents certain information relating to the lease rollover schedule at the 1670 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM(4)	6	4,557	0.6%	0.6%	$9.41	$42,892	0.2%	0.2%
2018	1	180	0.0%	0.7%	$15.74	$2,833	0.0%	0.2%
2019	5	44,895	6.4%	7.1%	$34.33	$1,541,244	7.9%	8.2%
2020	10	98,557	14.0%	21.1%	$31.25	$3,079,444	15.8%	24.0%
2021	1	16,208	2.3%	23.4%	$30.75	$498,396	2.6%	26.6%
2022	3	4,136	0.6%	24.0%	$36.71	$151,815	0.8%	27.3%
2023	1	160	0.0%	24.0%	$103.44	$16,550	0.1%	27.4%
2024	0	0	0.0%	24.0%	$0.00	$0	0.0%	27.4%
2025	2	15,205	2.2%	26.1%	$30.75	$467,496	2.4%	29.8%
2026	0	0	0.0%	26.1%	$0.00	$0	0.0%	29.8%
2027	3	2,050	0.3%	26.4%	$39.46	$80,888	0.4%	30.2%
2028	4	86,809	12.3%	38.8%	$30.17	$2,619,028	13.5%	43.7%
2029 & Beyond	26	341,079	48.5%	87.2%	$32.09	$10,945,016	56.3%	100.0%
Vacant(5)	0	89,818	12.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	62	703,654	100.0%		$31.68	$19,445,602	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Includes 1,892 SF of space leased to the management office and 660 SF of space leased to management storage.

(5)	Includes the space on the 27th floor currently leased to TIAA (21,442 SF) as vacant space. TIAA intends to vacate this space by May 2019 and is only occupying the 27th floor during the most recent building renovations.

The Market. The 1670 Broadway Property is located in the Denver-Aurora-Broomfield core base statistical area (“Denver CBSA”). According to the appraisal, the Denver CBSA has a 2018 estimated population of 2,925,100, which represents an average annual increase of 1.8% since 2007. In 2017, the Denver CBSA ranked 23rd on Forbes’ list of “America’s Fastest-Growing Cities” and in 2018, it ranked 23rd on PricewaterhouseCoopers’ list of “U.S. Markets to Watch: Overall Real Estate Prospects”. The Denver CBSA has the second largest amount of aerospace employment in the country according to the appraisal. Buckley Air Force Base is located within the Denver CBSA and employs 9,500 military personnel, which supports the aerospace industry. The Denver metro area is home to ten 2017 Fortune 500 companies, which include: DISH Network Corporation, Liberty Interactive Corporation, and Level 3 Communications, Inc., among others. Amazon announced plans in June 2017 to open its third major shipping facility in Colorado. According to the appraisal, the 2.4 million SF facility in Thornton is expected to create more than 1,500 new full-time jobs when completed. In addition, Denver International Airport, approximately 23.5 miles northeast of the 1670 Broadway Property, is ranked the nation’s sixth busiest airport and is the largest by land area, serving a total of 61.4 million passengers in 2017 in a 5.3% increase year-over-year according to the appraisal.

The 1670 Broadway Property is located at the southeast corner of 17th Avenue and Broadway through to the southwest corner of 17th Avenue and Lincoln Street in the central business district of Denver, Colorado within the Downtown Core Area (“Core”). The 1670 Broadway Property has access to Interstate 25, the region’s main north/south freeway, as well as direct access to Interstate 70. The 1670 Broadway Property also benefits from its proximity to various transportation hubs. It is three blocks away from the Welton Light Rail Station. FasTracks project, a $7.4 billion project set to expand the metro mass transit system, will add a total of 122 miles of new commuter light rail for rapid transit when completed. A total of four new lines were added in 2017, with another line to Thornton expected to open in 2018 according to the appraisal. In addition, it will enhance bus service across an eight-county district, by adding 57 new transit stations and stops, and 21,000 new parking spaces. Denver’s largest office towers, including Republic Plaza (1.23 million SF and 54 stories), Wells Fargo Center (1.19 million SF and 52 stories), and 1801 California (1.37 million SF and 52 stories), are located in the Core area along with several financial institutions and hotels. The greatest concentration of office development adjoins 17th Street. Sixteenth Street was converted to a 12-block-long pedestrian mall in the 1980s. Retail development has been concentrated along the 16th Street Mall. The Alfred A. Arraj U.S. Courthouse and other federal buildings are located in the northeast portion of the Core area.

According to a third party market research report, the 1670 Broadway Property is located in the Denver central business district (“Denver CBD”) office submarket, which contains approximately 27.8 million SF of office space with a vacancy rate of 14.8% and average asking rental rate of $31.71 PSF as of the first quarter of 2018. The Class A Denver CBD submarket contained approximately 19.3 million SF of office space with a vacancy rate of 16.0% and an average asking rental rate of $33.25 PSF as of the first quarter of 2018. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the 1670 Broadway Property was 48,013, 225,314 and 490,986, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $85,198, $96,480 and $94,248, respectively.

The appraisal identified eight competitive properties built between 1972 and 1985 ranging in size from approximately 172,912 SF to 1,315,428 SF. The appraisal’s competitive set reported rent from $28.00 PSF to $39.75 PSF with an average rent of $33.57 PSF. The appraisal concluded a market rent of $33.00 PSF to $37.00 PSF for office space, $12.00 PSF for storage space and $25.00 PSF for the retail space currently leased to UMB Bank (13,613 SF), Starbucks (1,864 SF) and Russells Convenience (935 SF).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

The following table presents recent leasing data at competitive office buildings with respect to the 1670 Broadway Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
1670 Broadway Property 1670 Broadway Denver, CO	1980/2018	703,654(1)	TIAA(1)	341,079(1)	March 2001(2)	28.9(2)	$32.09(1)	Modified
Lincoln Center 1660 Lincoln Street Denver, CO	1972/NAV	284,604	American Petroleum Institute	3,890	May 2018	7.0	$29.17	Gross
1801 California 1801 California Street Denver, CO	1982/NAV	1,315,428	Transamerica	11,485	May 2018	7.0	$38.65	Gross Equivalent
1999 Broadway 1999 Broadway Denver, CO	1985/NAV	749,866	Mazzetti	5,436	April 2018	5.3	$32.00	Gross Equivalent
Chase Building 1125 17th Street Denver, CO	1980/NAV	499,975	Xactly	40,845	February 2018	11.0	$39.75	Gross
555 Seventeenth 555 17th Street Denver, CO	1977/NAV	723,357	RT Energy	7,369	December 2017	5.3	$31.05	Gross Equivalent
Hudson’s Bay Centre 1600 Stout Street Denver, CO	1982/NAV	172,912	Accquilano Leslie	4,989	November 2017	5.3	$28.00	Gross
Wells Fargo Center 1700 Lincoln Street Denver, CO	1983/NAV	1,213,381	Shell Oil	16,172	October 2017	5.3	$38.40	Gross Equivalent
Denver Energy Center I 1675 Broadway Denver, CO	1979/NAV	382,970	Kaplan Kirsch & Rockwell	14,107	June 2017	5.5	$31.50	Gross Equivalent

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Based on information provided by the 1670 Broadway Borrower.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1670 Broadway Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$16,459,743	$11,819,595	$13,689,432	$18,507,962	$22,493,894	$31.97
Total Recoveries(2)	$2,646,399	$1,569,645	$1,520,981	$1,693,010	$1,785,052	$2.54
Other Income(3)	$2,080,535	$2,068,141	$1,752,187	$1,613,927	$2,076,760	$2.95
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,032,583)	($4.31)
Effective Gross Income	$21,186,677	$15,457,382	$16,962,600	$21,814,899	$23,323,123	$33.15
Total Operating Expenses	$9,211,581	$8,884,729	$9,599,831	$9,919,961	$10,338,888	$14.69
Net Operating Income(1)	$11,975,095	$6,572,653	$7,362,769	$11,894,938	$12,984,235	$18.45
Capital Expenditures	$0	$0	$0	$0	$140,731	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$11,975,095	$6,572,653	$7,362,769	$11,894,938	$12,843,505	$18.25

Occupancy %(4)	90.5%	93.5%	89.0%	90.3%	87.5%
NOI DSCR(5)	3.93x	2.16x	2.42x	3.91x	4.26x
NCF DSCR(5)	3.93x	2.16x	2.42x	3.91x	4.22x
NOI Debt Yield(5)	15.4%	8.4%	9.4%	15.2%	16.6%
NCF Debt Yield(5)	15.4%	8.4%	9.4%	15.2%	16.5%

(1)	The increase in UW NOI over historical NOI is due to (i) contractual rent steps through July 2019 totaling $511,232, (ii) straight line rent for investment grade tenants, TIAA and UMB Bank, totaling $457,469, (iii) HUD exercising its right to use tenant improvement allowance for rent payments starting in 2016, (iv) TIAA’s office and storage premises base rent being abated for 12 months from June 2016 through June 2017 and TIAA’s expansion space (21,119 SF) base rent being abated for nine months from September 2016 through May 2017, (v) base year resets between 2015 and 2016 related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA, decreased total recoveries resulting in a net operating income decline of $1,030,320 and (vi) lower parking income in 2017 and 6/30/2018 TTM due to approximately 100 parking spaces being offline during building renovations. Clauses (i) and (ii) above are included in UW Gross Potential Rent.

(2)	The decrease in Total Recoveries from 2015 to 2016 is attributable to the base year resets related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA.

(3)	Other Income includes telecommunication income, storage income and parking income. Parking income is underwritten to the executed garage lease. The garage lease commenced August 2018 and expires April 2021 with an initial monthly rent of $119,875, increasing to a monthly rent of $136,250 in January 2019 with 3% annual increases thereafter. Parking income was lower in 2017 and 6/30/2018 TTM due to approximately 100 parking spaces being offline during building renovations.

(4)	UW Occupancy % is based on underwritten economic vacancy of 12.5%. The 1670 Broadway Property was 87.2% physically occupied as of June 28, 2018.

(5)	The debt service coverage ratios and debt yields are based on the 1670 Broadway Whole Loan, without regard to the 1670 Broadway Mezzanine Loan.

Escrows and Reserves. The 1670 Broadway Borrower deposited in escrow at origination (i) $1,364,461 for real estate taxes, (ii) $61,230 for insurance premiums, (iii) $290,496 for replacement reserves, (iv) $5,250,000 for tenant improvements and leasing commissions (“TI/LC”) unrelated to the TIAA lease, (v) $100,000 for ground rent and (vi) $11,678,712 for outstanding tenant allowances, tenant improvements and leasing commissions with respect to the TIAA lease. The 1670 Broadway Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, currently equal to $312,950, (ii) 1/12 of the annual insurance premiums, currently equal to $18,223, and (iii) $11,728 for replacement reserves. The 1670 Broadway Borrower is required to escrow $40,595 monthly into a TI/LC reserve in the event the balance of the TI/LC reserve is equal to or less than $500,000. In addition, the 1670 Broadway Borrower is required on a quarterly basis to deposit any ground rent reserve shortage within five business days if funds on deposit in the ground rent reserve are less than 1/4 of the aggregate annual ground rent.

Lockbox and Cash Management. A hard lockbox and cash management are each in place with respect to the 1670 Broadway Whole Loan. Pursuant to the 1670 Broadway Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Material Tenant Trigger Event (as defined below), to the Material Tenant (as defined below) TI/LC reserve account, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, (c) if neither a Material Tenant Trigger Event nor Cash Sweep Trigger Event is continuing, but during the continuation of a 1670 Broadway Mezzanine Loan event of default, to the 1670 Broadway Mezzanine Loan subaccount, and (d) if none of a Material Tenant Trigger Event, Cash Sweep Trigger Event or a 1670 Broadway Mezzanine Loan event of default is continuing, to the 1670 Broadway Borrower. Provided no Cash Sweep Trigger Event exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the 1670 Broadway Whole Loan documents will be remitted to the 1670 Broadway Borrower.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 1670 Broadway Borrower, the guarantor, the key principal, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.10x. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the 1670 Broadway Borrower, guarantor or key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the 1670 Broadway Borrower, the guarantor, the key principal, or the property manager under the applicable 1670 Broadway Whole Loan documents or management agreement, as applicable, or in regard to clause (iii) above, the debt service coverage based on the trailing 12-month period is at least 1.15x for one calendar quarter.

A “Material Tenant Trigger Event” will occur upon (i) any Material Tenant giving written notice of its intent to terminate or not to extend or renew its lease, (ii) on or prior to 18 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the 1670 Broadway Borrower of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated (in whole or in part) or being no longer in full force and effect, provided that, with respect to any partial

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

termination of a Material Tenant lease, such partial termination relates to a portion of the applicable Material Tenant space (a) constituting no less than 20% of the NRA at the 1670 Broadway Property or (b) requiring payment of base rent no less than 20% of the total in-place base rent at the 1670 Broadway Property, (vii) any Material Tenant “going dark” with respect to 20% or more of its Material Tenant space at the 1670 Broadway Property or (viii) the long term unsecured debt rating of any Material Tenant or any lease guarantor being downgraded below investment grade. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to its Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space, or (c) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space or (y) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease, in regard to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding); provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, in regard to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clause (vii) above, the applicable Material Tenant re-commences its operations such that it is no longer dark, and has not vacated or ceased to conduct business at the 1670 Broadway Property or a portion thereof constituting more than 20% of NRA at the 1670 Broadway Property, or in regard to clause (viii) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor is subsequently raised so that such rating is no lower than investment grade.

A “Material Tenant” means (i) TIAA or (ii) any tenant at the 1670 Broadway Property that, together with its affiliates, either (a) leases 20% or more of NRA at the 1670 Broadway Property or (b) accounts for no less than 20% of the total in-place base rent at the 1670 Broadway Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The 1670 Broadway Mezzanine Loan is secured by the direct equity ownership in the 1670 Broadway Borrower. The 1670 Broadway Mezzanine Loan has an original principal balance $64,800,000 and provides for future advances of up to $9,000,000 in the aggregate for a potential total principal balance of $73,800,000. No future funding draw requests are permitted during the four months following the origination of the 1670 Broadway Whole Loan. Prior to the first draw request, $2.25 million must have been disbursed from the TI/LC reserve. Funding of any future advances is dependent upon the 1670 Broadway Mezzanine Loan lender’s approval. The 1670 Broadway Mezzanine Loan has a coupon of 4.3996% per annum and is coterminous with the 1670 Broadway Whole Loan. Including the 1670 Broadway Whole Loan and the 1670 Broadway Mezzanine Loan (assuming future funding of $9,000,000 million in the aggregate has not occurred), the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 59.6%, 2.16x and 9.1%, respectively. The 1670 Broadway Whole Loan lender and 1670 Broadway Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The 1670 Broadway Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Christiana Mall
132 Christiana Mall Drive
Newark, DE 19702
Kennett Square
CHESTER COUNTY
PENNSYLVANIA
DELAWARE
Centerville
Yorklyn
Hockessin
Brandywine Creek State Park
Valley Garden Park
Hoopes Reservoir
Montchanin
Greenville
Lancaster Pike
Delaware National Country Club
Univ. of Delaware Wilmington Campus
WILMINGTON
Elsmere
Wilmington VA Medical Center
Prices Corner Shopping Ctr.
Pine Creek
Three Little Bakers Country Club
Carousel Farm Park
Marshallton
White Clay Creek State Park
Milford Crossroads
Middle Run Valley Park
Stanton
Newport
Banning Park
Maryland Ave
Roseville Park
CHURCHMANS CROSSING
Casino @ Delaware Park
Morgan Guaranty Trust Corp. Campus
NEWARK LINE
SEPTA
Christiana Hospital
Delaware Technical and Comm. Coll.
Wilmington Univ. Wilson Graduate Ctr.
Wilmington Airport
Wilmington University
Univ. of Delaware Laird Campus
Newark Country Club
Newark Shopping Ctr.
CECIL COUNTY
NEWARK
University of Delaware
Brookside
Ogletown Rd
Christiana
Pleasantville
DuPont Hwy
New Castle
Univ. of Del. Science, Technology and Advanced Research Campus
Univ. of Del. Botanic Gardens
Univ. of Delaware South Campus
College Square
Delaware Turnpike
Iron Hill Park
Elkton Rd
Appleton Rd
NEW CASTLE COUNTY
Red Lion
Governor's Square Shopping Ctr.
Eden Square
Pulaski Hwy
River Rd
Becks Pond Park
Bear
Ommelanden Range
Delaware Bay
Sunset Lake
Siemens Healthcare Diagnostics
Old Baltimore Pike
Newark Ave
Red Hill Rd
MARYLAND
DELAWARE
Elkton
West Meadow Park
Glasgow
Peoples Plaza
Porter Rd
Fort Delaware State Park
Delaware City
Williams Rd
Lums Pond State Park
PHILADELPHIA
West Chester
PENNSYLVANIA
NEW JERSEY
Chester
Media
Salem
Elkton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AA-/AA+/A3			Location:	Newark, DE 19702
				General Property Type:	Retail
Original Balance(1):	$30,000,000			Detailed Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee Simple/Leasehold
% of Initial Pool Balance:	4.6%			Year Built/Renovated:	1978/2014
Loan Purpose:	Refinance			Size:	779,084 SF
Borrower Sponsors:	GGP Inc.; PPF Retail, LLC			Cut-off Date Balance per SF(1):	$434
Mortgage Rate:	4.2775%			Maturity Date Balance per SF(1):	$434
Note Date:	7/12/2018			Property Manager:	General Growth Services, Inc. (borrower-related)
First Payment Date:	9/1/2018
Maturity Date:	8/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	4 months			UW NOI(6):	$46,745,090
Prepayment Provisions(2):	LO (28); DEF (85); O (7)			UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.8%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	3.15x
Additional Debt Balance(1)(3):	$308,000,000/$212,000,000			Most Recent NOI(6)(7):	$43,550,426 (5/31/2018 TTM)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI(7):	$43,514,169 (12/31/2017)
Reserves(5)				3rd Most Recent NOI(7):	$43,957,559 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.3% (5/31/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.8% (12/31/2016)
Outstanding TI/LC:	$1,804,093	$0	N/A	Appraised Value (as of):	$1,040,000,000 (6/5/2018)
Replacements:	$0	Springing	$241,565	Cut-off Date LTV Ratio(1):	32.5%
TI/LC:	$0	Springing	$1,449,387	Maturity Date LTV Ratio(1):	32.5%

Sources and Uses(8)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$550,000,000	100.0%	Loan Payoff:	$235,182,023	42.8%
			Reserves:	$1,804,093	0.3%
			Closing Costs:	$3,253,713	0.6%
			Return of Equity:	$309,760,172	56.3%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Christiana Mall Mortgage Loan (as defined below) is part of the Christiana Mall Whole Loan (as defined below), which is comprised of thirteen senior pari passu promissory notes with an aggregate original principal balance of $338,000,000 and three subordinate companion notes with an aggregate original principal balance of $212,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Christiana Mall Senior Loan (as defined below), without regard to the Christiana Mall B Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Christiana Mall Whole Loan are $706, $706, 8.5%, 8.5%, 1.93x, 52.9% and 52.9%, respectively.

(2)	The lockout period will be at least 28 payments, beginning with and including the first payment date of September 1, 2018. Defeasance of the Christiana Mall Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) July 12, 2021. The assumed lockout period of 28 payments is based on the expected UBS 2018-C14 securitization trust closing date in December 2018.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in UW NOI over the Most Recent NOI is primarily due to (i) contractual rent steps of $1,226,247 taken through July 2019 and (ii) $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018.

(7)	See “Cash Flow Analysis” below for further discussion of historical financial information.

(8)	The Christiana Mall Whole Loan proceeds were used to retire an approximately $235.2 million outstanding loan (inclusive of defeasance costs) previously securitized in the MSC 2011-C1 transaction, fund reserves, pay closing costs and return equity to the Christiana Mall Borrower (as defined below).

The Mortgage Loan. The eighth largest mortgage loan (the “Christiana Mall Mortgage Loan”) is part of a whole loan (the “Christiana Mall Whole Loan”) in the aggregate original principal amount of $550,000,000, evidenced by (i) thirteen pari passu senior notes with an aggregate original balance of $338,000,000 (the “Christiana Mall Senior Loan”) and (ii) three pari passu subordinate notes with an aggregate original principal balance of $212,000,000 (the “Christiana Mall B Notes”) secured by a first mortgage encumbering the fee and leasehold interests in 779,084 SF of a 1,275,084 SF super regional mall located in Newark, Delaware (the “Christiana Mall Property”). The Christiana Mall Whole Loan was co-originated on July 12, 2018 by Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch. The Christiana Mall Senior Loan had an aggregate original principal balance and has an aggregate outstanding principal balance as of the Cut-off Date of $338,000,000 and accrues interest at a rate of 4.2775% per annum. The Christiana Mall B Notes had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Date of $212,000,000, and accrue interest at a rate of 4.2775% per annum. The Christiana Mall Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest only payments for the entirety of the term. The Christiana Mall Whole Loan matures on August 1, 2028.

The non-controlling Note A-2-C, which evidences the Christiana Mall Mortgage Loan and will be included in the UBS 2018-C14 Trust, had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $30,000,000. The controlling senior Note A-1-A and non-controlling Notes A-2-A and A-3-A, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $72,320,000. The non-controlling Notes A-1-C, A-1-D, and A-1-E had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $82,840,000, are held by Barclays Bank PLC and are expected to be contributed to one or more future securitization transactions. The Christiana Mall Whole Loan is being serviced pursuant to the trust and servicing agreement for the BBCMS 2018-CHRS transaction. The non-controlling Notes A-2-D and A-2-E had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $19,704,000, are held by Société Générale and are expected to be contributed to one or more future securitization transactions. The Christiana Mall B Notes, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $212,000,000. The lender provides no assurances that the non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Christiana Mall Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Christiana Mall Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$36,160,000	$36,160,000	BBCMS 2018-CHRS	Yes
Note A-1-B	$50,000,000	$50,000,000	WFCM 2018-C47	No
Note A-1-C	$40,000,000	$40,000,000	Barclays Bank PLC	No
Note A-1-D	$28,000,000	$28,000,000	Barclays Bank PLC	No
Note A-1-E	$14,840,000	$14,840,000	Barclays Bank PLC	No
Note A-2-A	$21,696,000	$21,696,000	BBCMS 2018-CHRS	No
Note A-2-B	$30,000,000	$30,000,000	UBS 2018-C13	No
Note A-2-C	$30,000,000	$30,000,000	UBS 2018-C14	No
Note A-2-D	$10,000,000	$10,000,000	Société Générale	No
Note A-2-E	$9,704,000	$9,704,000	Société Générale	No
Note A-3-A	$14,464,000	$14,464,000	BBCMS 2018-CHRS	No
Note A-3-B	$30,000,000	$30,000,000	DBGS 2018-C1	No
Note A-3-C	$23,136,000	$23,136,000	DBGS 2018-C1	No
Note B-1	$106,000,000	$106,000,000	BBCMS 2018-CHRS	No
Note B-2	$63,600,000	$63,600,000	BBCMS 2018-CHRS	No
Note B-3	$42,400,000	$42,400,000	BBCMS 2018-CHRS	No
Total	$550,000,000	$550,000,000

Following the lockout period, on any date before February 1, 2028, the Christiana Mall Borrower has the right to defease the Christiana Mall Whole Loan in whole, but not in part. In addition, the Christiana Mall Whole Loan is prepayable without penalty on or after February 1, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 12, 2021.

The Borrower and the Borrower Sponsors. The borrower is Christiana Mall LLC (the “Christiana Mall Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with at least two independent directors. Legal counsel to the Christiana Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Christiana Mall Whole Loan. The Christiana Mall Borrower is currently a 50/50 joint venture that is indirectly owned and controlled by GGP Inc. (“GGP”) and PPF Retail, LLC (“PPF”). The Christiana Mall Whole Loan borrower sponsors are GGP and PPF. The non-recourse carve-out guarantors of the Christiana Mall Whole Loan are GGP Nimbus, LP (“GGP Nimbus”) and PPF. GGP Nimbus is the sole guarantor under the losses-only guaranty, while both GGP Nimbus and PPF are jointly and severally liable under the full recourse guaranty. Liability under the full recourse guaranty is capped at 20% of the then current outstanding principal balance of the Christiana Mall Whole Loan.

GGP (NYSE: GGP) is a retail real estate company headquartered in Chicago, Illinois and is an owner and operator of real estate in the United States. According to the Christiana Mall Whole Loan borrower sponsors, GGP owns, manages, leases and develops retail properties throughout the United States. As of March 31, 2018, GGP owned, either entirely or with joint venture partners, 125 retail properties located throughout the United States comprising approximately 122.5 million SF of gross leasable area, which was 95.3% leased. GGP’s portfolio includes Ala Moana Center in Honolulu, Hawaii, Fashion Show in Las Vegas, Nevada, Tysons Galleria in McLean, Virginia, Glendale Galleria in Glendale, California and Water Tower Place in Chicago, Illinois. On March 26, 2018, an affiliate of Brookfield Asset Management Inc., Brookfield Properties Partners L.P. (“BPY”) announced that BPY and GGP have entered into an agreement for BPY to acquire all of the outstanding shares of common stock of GGP other than those shares that were already held by BPY and its affiliates. BPY is a commercial real estate company with approximately $68.0 billion in total assets. According to the Christiana Mall Whole Loan borrower sponsors, GGP is currently in the final stages of transferring a 24.995% indirect interest in the Christiana Mall Borrower to Institutional Mall Investors LLC.

PPF is Morgan Stanley’s Prime Property Fund, which is a diversified core real estate fund managed by Morgan Stanley Real Estate. The fund’s assets include office, retail, multifamily, industrial self-storage and hotel properties located in major real estate markets throughout the United States. As of March 31, 2018, the Prime Property Fund had over $20.0 billion in net asset value.

The Property. The Christiana Mall Property consists of a 779,084 SF portion of the two-story, 1,275,084 SF Christiana Mall, located in Newark, Delaware. The Christiana Mall Property is anchored by Target, Cabela’s, and Cinemark and non-collateral anchors Macy’s, JCPenney, and Nordstrom.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

In 2017 the collateral and non-collateral anchor tenants generated approximately $198.7 million in sales. No other tenant occupies more than 4.7% of NRA or represents more than 6.0% of underwritten base rent. The Christiana Mall Property features over 130 specialty in-line stores including Apple, Anthropologie, Banana Republic, Barnes & Noble Booksellers, Express, Finish Line, H&M, Microsoft, Pottery Barn, Sephora, Urban Outfitters, Victoria’s Secret, Williams-Sonoma, and Forever 21. Additionally, the Christiana Mall Property includes dining options such as a 10-bay food court and restaurants including Brio, California Pizza Kitchen, The Cheesecake Factory, J.B. Dawson’s Restaurant, and Panera Bread. Included in the collateral are 6,628 parking spaces (approximately 5.2 spaces per 1,000 SF).

The Christiana Mall Property was built in 1978, and underwent an expansion phase from 2007 to 2014. During such expansion $200.0 million was invested, adding several large format tenants including Nordstrom, Target, Cabela’s, and Cinemark, as well as over 160,000 SF of in-line, restaurant, and exterior facing in-line space.

The Christiana Mall Property was 98.3% leased as of May 31, 2018 to 131 permanent retail and restaurant tenants, and the entire Christiana Mall, including non-collateral tenants, was 98.9% leased as of May 31, 2018. Since 2014, the Christiana Mall has maintained an average occupancy of approximately 99.5% including anchor tenants, with no year-end occupancy falling below 98.9%. Comparable sales for in-line tenants less than 10,000 SF as of the trailing-12 months ending April 30, 2018 were $885 PSF with occupancy costs of 13.4% (including Apple and its 10,705 SF of space, the Christiana Mall Property generated sales PSF of $2,504 with an occupancy cost of 4.7%).

The following table presents certain information relating to the tenancy at the Christiana Mall:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of SF	Annual UW Base Rent PSF	Annual UW Base Rent	% of Total Annual UW Base Rent	4/30/2018 TTM Sales(3)			Lease Expiration Date
							$	PSF	Occ. Cost(4)
Major Tenants
Target	A-/A2/A	145,312	18.7%	$0.00	$0	0.0%	$52,000,000	$358	N/A	12/31/2036(6)
Cabela’s	NR/NR/NR	100,000	12.8%	$10.21	$1,021,250	2.8%	$50,782,999	$508	2.0%	1/31/2035(7)
Cinemark	NR/NR/BB	50,643	6.5%	$22.30	$1,129,339	3.1%	$7,251,437	$604,286(5)	15.6%	11/30/2029(8)
Barnes & Noble Booksellers	NR/NR/NR	36,803	4.7%	$20.38	$750,000	2.1%	$7,894,999	$215	9.5%	1/31/2020(9)
Forever 21	NR/NR/NR	27,300	3.5%	$78.21	$2,135,133	6.0%	$6,494,724	$238	32.9%	1/31/2020
H&M	NR/NR/NR	20,160	2.6%	$45.60	$919,371	2.6%	$6,381,061	$317	14.4%	2/28/2021(10)
Anthropologie	NR/NR/NR	10,967	1.4%	$68.43	$750,455	2.1%	$1,637,845	$149	45.8%	1/31/2021(11)
Victoria’s Secret	NR/NR/NR	10,830	1.4%	$60.00	$649,800	1.8%	$6,484,521	$599	10.0%	1/31/2024
Apple	NR/Aa1/AA+	10,705	1.4%	$109.85	$1,175,974	3.3%	$488,995,320	$45,679	0.2%	1/31/2023
Gap/Gap Kids/Baby Gap	NR/Baa2/BB+	10,583	1.4%	$59.12	$625,698	1.7%	$3,157,328	$298	19.8%	5/31/2024
Express	NR/NR/NR	10,008	1.3%	$45.75	$457,913	1.3%	$3,175,091	$317	14.4%	1/31/2024
Urban Outfitters	NR/NR/NR	10,000	1.3%	$42.00	$420,000	1.2%	$2,445,323	$245	17.2%	1/31/2021(12)
Total Major Tenants		443,311	56.9%	$33.67(13)	$10,034,934	28.0%
Other Tenants(14)		322,372	41.4%	$82.30	$25,834,705	72.0%	$250,347,499	$885(15)	13.4%(15)
Occupied Collateral Total		765,683	98.3%	$58.62(13)(14)	$35,869,639	100.0%
Vacant Space		13,401	1.7%
Collateral Total		779,084	100.0%

Non-Collateral Tenants
Macy’s	BBB/Baa3/BBB-	215,000		N/A	N/A	N/A	$48,000,000	$223	N/A	12/31/2028
JCPenney	B/B3/B-	158,000		N/A	N/A	N/A	$21,000,000	$133	N/A	12/31/2028
Nordstrom	BBB+/Baa1/BBB+	123,000		N/A	N/A	N/A	$19,707,999	$160	N/A	12/31/2028
Property Total		1,275,084

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Macy’s, JCPenney and Target are not required to report sales. Their sales figures represent 2017 estimates provided by the respective tenants. 4/30/2018 TTM Sales were not available for Macy’s, JCPenney and Target; thus, 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis; thus, sales figures reflect 2017 sales.

(4)	Occ. Cost is based on the Annual UW Base Rent and 4/30/2018 TTM Sales.

(5)	Cinemark sales PSF reflect sales per screen (12 screens).

(6)	See “Target Purchase and Put Options” below for further discussion.

(7)	Cabela’s has eight, five-year renewal options remaining.

(8)	Cinemark has three, five-year renewal options remaining.

(9)	Barnes & Noble Booksellers has two, five-year renewal options remaining.

(10)	H&M has one, five-year renewal option remaining.

(11)	Anthropologie has one, five-year renewal option remaining.

(12)	Urban Outfitters has one, five-year renewal option remaining.

(13)	Target’s Tenant SF is excluded from this calculation as it has no attributable Annual UW Base Rent.

(14)	Other Tenants include 1,553 SF for one temporary tenant with an expiration date in May 2019 and 6,907 SF of kiosk, antenna and storage tenants with no attributable Annual UW Base Rent that are excluded from the Annual UW Base Rent PSF calculation.

(15)	4/30/2018 TTM Sales PSF and Occ. Cost are based on the 293,398 SF of other tenants that report earnings.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The following table presents certain information relating to the lease rollover schedule at the Christiana Mall Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling(4)	SF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(5)(6)	Total UW Base Rent Rolling(6)	Approx. % of Total Rent Rolling(6)	Approx. Cumulative % of Total Rent Rolling(6)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	5	9,964	1.3%	1.3%	$91.41	$910,842	2.5%	2.5%
2019	14	21,935	2.8%	4.1%	$102.28	$2,084,627	5.8%	8.4%
2020	18	114,468	14.7%	18.8%	$52.97	$6,063,941	16.9%	25.3%
2021	21	105,128	13.5%	32.3%	$61.19	$6,432,376	17.9%	43.2%
2022	9	19,976	2.6%	34.8%	$105.10	$2,099,539	5.9%	49.0%
2023	13	33,728	4.3%	39.2%	$92.86	$3,132,006	8.7%	57.8%
2024	12	50,843	6.5%	45.7%	$75.58	$3,842,731	10.7%	68.5%
2025	13	37,189	4.8%	50.5%	$99.90	$3,715,274	10.4%	78.8%
2026	14	39,768	5.1%	55.6%	$98.44	$3,914,722	10.9%	89.8%
2027	3	9,078	1.2%	56.7%	$52.96	$480,791	1.3%	91.1%
2028	3	4,742	0.6%	57.4%	$96.81	$459,072	1.3%	92.4%
2029 & Beyond(7)	6	318,864(8)	40.9%	98.3%	$16.40(9)	$2,733,718	7.6%	100.0%
Vacant	0	13,401	1.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	131	779,084	100.0%		$58.62	$35,869,639	100.0%

(1)	Information obtained from the underwritten rent roll for leases in place as of May 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes executed leases that have not yet commenced as of May 31, 2018.

(4)	# of Leases Rolling and SF Rolling include 1,553 SF for one temporary tenant with an expiration date in May 2019 and 6,907 SF of kiosk, antenna and storage tenants. No UW Base Rent was attributed to their respective leases.

(5)	Wtd. Avg. UW Base Rent PSF Rolling excludes 1,553 SF for one temporary tenant, 6,907 SF of kiosk, antenna and storage tenants, vacant space and Target’s space.

(6)	UW Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.

(7)	UW Base Rent PSF Rolling excludes Target’s space (145,312 SF) from the calculation.

(8)	Includes 6,907 SF of kiosk, antenna and storage tenants.

(9)	Excludes 6,907 SF of kiosk, antenna and storage tenants.

The following table presents historical occupancy percentages at the Christiana Mall Property:

Historical Occupancy
12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)(2)	5/31/2018(2)(3)
99.2%	99.3%	99.8%	99.0%	98.3%

(1)	Information obtained from the Christiana Mall Borrower.

(2)	Historical occupancy of the Christiana Mall including the non-collateral anchors was 99.5%, 99.5%, 99.9%, 99.4%, and 98.9% respectively.

(3)	Information obtained from the underwritten rent roll.

The following table presents historical in-line sales at the Christiana Mall Property:

Historical In-line Tenant Sales Summary(1)
Year	Sales PSF w/ Apple	Occupancy Cost w/ Apple	Sales PSF w/o Apple	Occupancy Cost w/o Apple
2014	$3,733	2.8%	$699	14.8%
2015	$2,750	3.9%	$786	13.8%
2016	$1,660	6.8%	$821	13.8%
2017	$2,038	5.8%	$887	13.4%
4/30/2018 TTM	$2,504	4.7%	$885	13.4%

(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The following table presents historical anchor sales at Christiana Mall:

Historical Anchor Tenant Sales Summary(1)
Year	Target Sales $ mil / Sales PSF(2)	Cabela’s Sales $ mil / Sales PSF	Cinemark Sales $ mil / Sales PSF(3)	JCPenney Sales $ mil / Sales PSF(2)(4)	Macy’s Sales $ mil / Sales PSF(2)(4)	Nordstrom Sales $ mil / Sales PSF(2)(4)
2014	$56.0 / $385	N/A	N/A	$22.0 / $139	$56.0 / $260	$25.1 / $204
2015	$60.0 / $413	$57.9 / $579	$8.0 / $665,953	$22.0 / $139	$57.0 / $265	$25.0 / $203
2016	$52.0 / $358	$50.6 / $506	$8.4 / $697,866	$20.0 / $127	$52.0 / $242	$24.1 / $196
2017	$52.0 / $358	$50.8 / $508	$7.3 / $604,286	$21.0 / $133	$48.0 / $223	$19.7 / $160
4/30/2018 TTM	$52.0 / $358	$50.8 / $508	$7.3 / $604,286	$21.0 / $133	$48.0 / $223	$19.7 / $160

(1)	Information is estimated and is provided by the Christiana Mall Borrower.

(2)	Macy’s, JCPenney and Target are not required to report sales. Their sales figures represent 2017 estimates provided by the respective tenants. 4/30/2018 TTM sales were not available for Macy’s, JCPenney and Target; thus, 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis; thus, sales figures reflect 2017 sales.

(3)	Cinemark Sales PSF reflect sales per screen (12 screens).

(4)	JCPenney, Macy’s and Nordstrom do not serve as collateral for the Christiana Mall Whole Loan.

The Market. The Christiana Mall Property is located in the southeast quadrant of the intersection of Route 7 and Interstate 95 in Newark, Delaware. Delaware is one of only five U.S. states with no sales tax, and according to the appraisal, the Christiana Mall Property is the closest super regional shopping center without sales tax to several surrounding states. According to the appraisal, Interstate 95 serves the region and offers direct access to Philadelphia and New York City to the north and Baltimore and Washington D.C. to the south. The Christiana Mall Property is directly off Interstate 95 with over 200,000 vehicles passing by daily. A $150.0 million upgrade to Interstate 95 has been completed, including the addition of an exit dedicated to Christiana Mall. The Christiana Mall Property is approximately 10 miles from each of Maryland, Pennsylvania, and New Jersey. US Highway 1, DE Routes 2, 7, and 273, and Interstates 95, 295, and 495 all serve the area. Interstate 295, with access to the Delaware Memorial Bridge, leading to New Jersey, New York, and New England, lies approximately four miles northeast of the mall.

The Christiana Mall Property is located in a growing, suburban area, with access to the traffic arteries connecting the surrounding metropolitan area. The Christiana Mall Property caters to two large universities within a seven-mile radius, University of Delaware and Wilmington University, which are home to a combined 38,000 students and 5,000 employees. The Christiana Mall Property is located in the Philadelphia metropolitan statistical area, which is home to 14 Fortune 500 companies of which two (DuPont and Chemours) are located in Wilmington, Delaware.

According to the appraisal, the estimated 2017 population within the Christiana Mall Property’s primary trade area was 680,683. The estimated 2017 average household income in the trade area was $90,061. The primary trade area has been established by zip codes based on a shopper intercept survey. From 2000 to 2017, the trade area experienced a compound annual population growth rate of approximately 0.9% and an annual household income growth rate of approximately 2.0%.

The table below presents certain information relating to seven comparable properties to the Christiana Mall identified by the appraisal:

Comparable Properties(1)
Property, Location	Property Type	Year Built/ Renovated	Size (SF)	Occ. %	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Christiana Mall Newark, DE	Super Regional Mall	1978/2014	1,275,084(2)	98.3%(3)	$885(4)	Macy’s, JCPenney, Target, Nordstrom, Cabela’s, Cinemark(4)	N/A
Primary Competition
Concord Mall Wilmington, DE	Super Regional Mall	1969/1984	960,000	86.0%	$395	Boscov’s, Macy’s Sears	13.5
Springfield Mall Springfield, PA	Super Regional Mall	1964/1997	610,582	97.0%	$424	Macy’s, Target	26.6
Exton Square Mall Exton, PA	Super Regional Mall	1973/2000	1,088,000	84.0%	$316	Boscov’s, Macy’s, Main Line Health Center, Sears, Round 1	30.2
Secondary Competition
Dover Mall Dover, DE	Super Regional Mall	1982/1997	928,194	93.0%	$410	AMC Cinema, Boscov’s, Dick’s Sporting Goods, JCPenney, Macy’s, Sears	39.2
King of Prussia Mall King of Prussia, PA	Super Regional Mall	1962/1995	2,391,105	96.0%	$805	Bloomingdale’s, JCPenney, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom, Sears	41.6
Cherry Hill Mall Cherry Hill, NJ	Super Regional Mall	1961/2009	1,305,813	97.0%	$659	JCPenney, Macy’s, Nordstrom	44.3
Towson Town Center Towson, MD	Super Regional Mall	1958/2007	1,063,549	92.0%	$495	Macy’s, Nordstrom, Crate & Barrel, Nordstrom Rack	63.6

Source: Appraisal

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Based on the underwritten rent roll for the Christina Mall Property and including the non-collateral anchor tenants.

(3)	Occ. % reflects collateral tenants at the Christiana Mall Property. The Christiana Mall was 98.9% occupied as of May 31, 2018 when including the non-collateral anchor tenants.

(4)	Based on 4/30/2018 TTM sales for comparable in-line tenants occupying less than 10,000 SF. Macy’s, JCPenney and Nordstrom do not serve as collateral for the Christiana Mall Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Christiana Mall Property:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	UW	UW PSF
Base Rent(1)(2)	$32,684,203	$34,240,787	$34,477,828	$34,558,591	$35,869,639	$46.04
Vacant Space	$0	$0	$0	$0	$1,638,466	$2.10
Percentage Rent	$0	$0	$6,575	$7,770	$0	$0.00
Total Recoveries	$13,257,802	$13,807,251	$13,491,109	$13,425,783	$14,157,327	$18.17
Specialty Leasing	$2,714,827	$2,749,431	$2,713,432	$2,759,788	$2,876,610	$3.69
Other Income(3)	$3,469,234	$3,343,004	$3,369,589	$3,277,797	$3,356,447	$4.31
Less Vacancy	$0	$0	$0	$0	($1,638,466)	($2.10)
Effective Gross Income	$52,126,066	$54,140,474	$54,058,534	$54,029,729	$56,260,022	$72.21
Total Operating Expenses	$10,208,012	$10,182,915	$10,544,365	$10,479,303	$9,514,932	$12.21
Net Operating Income(1)	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,745,090	$60.00
Capital Expenditures	$0	$0	$0	$0	$106,754	$0.14
TI/LC	$0	$0	$0	$0	$533,772	$0.69
Net Cash Flow	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,104,564	$59.18

Occupancy %(4)	99.3%	99.8%	99.0%	98.3%	96.8%
NOI DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.19x
NCF DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.15x
NOI Debt Yield(5)	12.4%	13.0%	12.9%	12.9%	13.8%
NCF Debt Yield(5)	12.4%	13.0%	12.9%	12.9%	13.6%

(1)	UW Base Rent includes contractual rent steps of $1,226,247 taken through July 2019. The increase in UW Net Operating Income over the 5/31/2018 TTM is primarily due to (i) the contractual rent steps and (ii) $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018.

(2)	UW Base Rent includes $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018 including Tilly’s (4,999 SF), Xfinity (4,014 SF), Lolli and Pops (2,400 SF), Jamba Juice (246 SF) and Bath and Body Works (209 SF). UW Base Rent excludes Teavana (1,020 SF) who is currently dark and not occupying its space and bankrupt tenants Icing by Claire’s (1,979 SF), Claire’s (1,239 SF) and the Walking Company (1,582 SF).

(3)	Other Income includes overage rent, storage and other income.

(4)	UW Occupancy % is based on the underwritten economic vacancy of 3.2%. The Christiana Mall Property was 98.3% occupied as of May 31, 2018.

(5)	The debt service coverage ratios and debt yields shown are based on the Christiana Mall Senior Loan.

Escrows and Reserves. The Christiana Mall Whole Loan documents provide for upfront reserves of $1,804,093 for outstanding tenant improvements and/or leasing commissions. During a Cash Sweep Event Period (as defined below) the Christiana Mall Borrower is required to deposit monthly (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $10,065 for replacement reserves subject to a cap of $241,565 and (iv) $60,391 for tenant improvements and leasing commissions subject to a cap of $1,449,387.

Lockbox and Cash Management. The Christiana Mall Whole Loan is structured to have a hard lockbox and springing cash management. The Christiana Mall Whole Loan documents require that all rents received by the Christiana Mall Borrower or the property manager be deposited into the lockbox account within three business days of receipt. Funds in the lockbox account, absent the continuance of a Cash Sweep Event Period, are required to be transferred daily to a Christiana Mall Borrower operating account. Upon the first occurrence of a Cash Sweep Event Period, the Christiana Mall Borrower is required to establish a cash management account under the sole control of the lender, to which during a Cash Sweep Event Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, default interest and late payment charges. Any remaining funds after such disbursements are required to be distributed to the Christiana Mall Borrower.

A “Cash Sweep Event Period” will occur during the earliest of: (i) an event of default under the Christiana Mall Whole Loan; (ii) any bankruptcy action of the Christiana Mall Borrower; (iii) any bankruptcy action of the guarantors or any replacement guarantor or guarantors; or (iv) the debt service coverage ratio falling below 1.35x for two consecutive quarters. A Cash Sweep Event Period will end if: (w) with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing; (x) with respect to clause (ii) above, such bankruptcy action is discharged; (y) with respect to clause (iii) above, (A) the Christiana Mall Borrower replaces the guarantor subject to such bankruptcy action with either (1) a replacement guarantor having an aggregate net worth of at least $500,000,000 and liquidity of at least $25,000,000, in each case exclusive of such person’s interest in the Christiana Mall Property or otherwise acceptable to the lender or (2) PPF or (so long as Institutional Mall Investors LLC is a Qualified Equityholder (as defined below) and has an aggregate net worth of $500,000,000 exclusive of any interest in the Christiana Mall Property) Institutional Mall Investors LLC, and one such substitute guarantor has assumed all obligations of such guarantor under each guaranty and environmental indemnity or executed an acceptable replacement guaranty, and the Christiana Mall Borrower has delivered an insolvency opinion, a rating agency confirmation if required by the lender, and a credit check acceptable to the lender as reasonably required by the lender or (B) such bankruptcy action is discharged, stayed, or dismissed within 90 days of filing provided that such filing does not materially affect the guarantor’s ability to pay and perform its obligations in the lender’s reasonable discretion; (aa) with respect to clause (iv), the Christiana Mall Property has achieved a debt service coverage ratio of at least 1.35x for two consecutive quarters.

A “Qualified Equityholder” means GGP, Brookfield Asset Management Inc., BPY, PPF, Institutional Mall Investors LLC, or any one of the following persons who is not a “prohibited person” as defined in the Christiana Mall Whole Loan documents: (i) a pension fund, pension plan, pension trust, or pension account that (a) has total real estate assets of at least $1,000,000,000 (exclusive of the Christiana Mall Property) and (b) is managed by a person who controls at least $2,000,000,000 of real estate equity assets (exclusive of the Christiana Mall Property); (ii) a pension fund advisor who (a)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

immediately prior to such transfer controls at least $1,000,000,000 of real estate equity assets (exclusive of the Christiana Mall Property) and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; (iii) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension trust, pension account, pension advisory firm, real estate investment trust, commingled pension trust fund, private equity fund, mutual fund, government entity or plan, real estate company, investment fund or institutional entity substantially similar to any of the foregoing, provided in each case that such institution has total assets (in name or under management) in excess of $1,500,000,000 (exclusive of the Christiana Mall Property) and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (exclusive of the Christiana Mall Property) which is regularly engaged in the business of making or owning loans secured by, owning and/or operating properties similar to the Christiana Mall Property; (iv) any entity that controls GGP, Brookfield Asset Management Inc. or BPY; (v) any person approved by the lender and, after a securitization, for which the lender has received rating agency confirmation; (vi) any subsidiary that is at least 50.0% owned and controlled (which control may be subject to the rights of other persons to approve certain major decisions of the Christiana Mall Borrower by an entity or entities satisfying any of clauses (i) through (v) above or (vii) below; (vii) an entity that owns, directly or indirectly, at least five shopping centers in the United States having an aggregate square footage of at least 3.0 million SF and such entity has a net worth greater than $1,000,000,000 (exclusive of the Christiana Mall Property); or (viii) a Qualified Institutional Lender (as defined below) in connection with any pledge of direct or indirect (as applicable) permitted ownership interests in the Christiana Mall Borrower.

A “Qualified Institutional Lender” means one or more of the following: (a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension trust, pension account or pension advisory firm, mutual fund, government entity or plan, or any entity substantially similar to any of the entities described in this subsection (a), provided in each case that such entity (i) has total assets (in name or under management) in excess of $1,500,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $1,000,000,000; and (ii) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and/or operating commercial mortgaged properties, (b) or any controlled subsidiary of any entity described in the above clause (a), provided that such subsidiary has total assets (in name or under management) in excess of $1,500,000,000 (exclusive of the Christiana Mall Property) and (except with respect to an institution substantially similar to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (exclusive of the Christiana Mall Property), (c) any entity controlled by, controlling or under common control with any of the entities described in either of the above clauses (a) or (b), (d) prior to a securitization, an entity reasonably approved in writing by the lender, (e) after a securitization, an entity for which the Christiana Mall Borrower will have received a rating agency confirmation in connection with such pledge of direct or indirect equity interests to such entity, or (f) any person acting in its capacity as administrative agent, collateral agent, trustee or similar capacity on behalf of any of the entities described in clauses (a) through (e) above.

Additional Secured Indebtedness (not including trade debts). Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch funded the subordinate Christiana Mall B Notes to Christiana Mall LLC, a Delaware limited liability company. The Christiana Mall B Notes accrue interest at a rate of 4.2775% per annum and are coterminous with the Christiana Mall Senior Loan. The holders of the Christiana Mall Mortgage Loan, the Christiana Mall Senior Loan and the Christiana Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Christiana Mall Whole Loan.

Mezzanine Loan and Preferred Equity. The Christiana Mall Borrower has the one-time right to obtain a mezzanine loan subject to terms and conditions set forth in the Christiana Mall Whole Loan documents including that (i) no event of default is continuing, (ii) the principal amount of the permitted mezzanine debt is not greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 95.0% of the origination date loan-to-value ratio (52.9%) and (y) an aggregate forward looking debt service coverage ratio that is not less than 105.0% of the origination date debt service coverage ratio as determined by the lender (1.82x), (iii) the lender has received a rating agency confirmation, (iv) a market intercreditor agreement acceptable to the lender is executed, and (v) the mezzanine loan is interest-only and coterminous with the Christiana Mall Mortgage Loan.

Real Estate Substitution/Expansion. If no event of default is continuing, the Christiana Mall Borrower may substitute the fee or leasehold interest to a parcel of real property at or adjacent to the related mall (each, an “Acquired Parcel”) in connection with the release of one or more parcels of the Christiana Mall Property (each, an “Exchange Parcel”), provided that, among other conditions, (i) the Christiana Mall Borrower provides at least 20 days’ prior written notice, (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, (iii) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping facilities that are readily relocatable or surface parking areas, (iv) the Christiana Mall Borrower pays the lender a fee in the amount of $10,000, along with any reasonable out-of-pocket expenses incurred by the lender, (v) the Christiana Mall Borrower delivers a satisfactory environmental report relating to the Acquired Parcel and (vi) after giving effect to such substitution, the loan-to-value ratio is less than or equal to 125%, provided that the Christiana Mall Borrower may prepay the “qualified amount” in order to meet such loan-to-value ratio. In addition, the Christiana Mall Borrower may, in its sole discretion, obtain an expansion parcel (an “Acquired Expansion Parcel”) acquired in accordance with the terms and conditions in the Christiana Mall Whole Loan documents, provided that, among other conditions, (i) the Christiana Mall Borrower satisfies the requirements in clauses (i), (iv) and (v) above. In the event that the Christiana Mall Borrower obtains an Acquired Expansion Parcel, such Acquired Expansion Parcel will also become collateral for the Christiana Mall Whole Loan. See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

Release of Property. If no event of default is continuing, the Christiana Mall Borrower is permitted to release from the lien of the mortgage the Cabela’s parcel and/or the Cinemark parcel (each, an “Outlot Parcel”) (or a portion thereof) in connection with the transfer of the fee simple interest in such Outlot Parcel (or portion thereof) to a transferee which is not an affiliate of Christiana Mall Borrower that is either a national tenant or approved by the lender in its reasonable discretion, upon the Christiana Mall Borrower’s satisfaction of certain conditions, including, among other things: (i) the Christiana Mall Borrower making a partial prepayment of the Christiana Mall Whole Loan by an amount equal to the greatest of (a) 125% of the allocated loan amount (i.e., $8,400,000 with respect to the Cabela’s parcel and $6,600,000 with respect to the Cinemark parcel) for such Outlot Parcel, (b) the net sales proceeds received by the Christiana Mall Borrower with respect to such transfer and (c) any “qualified amount” necessary to comply with any applicable REMIC requirement described in clause (iii) below, which partial prepayment, if made prior to the open period, will be accompanied by a payment of the yield maintenance premium payment (calculated based upon the amount prepaid); provided, however, that in lieu of making any such prepayment, at the Christiana Mall Borrower’s election prior to the release of the Outlot Parcel in question, the Christiana Mall Borrower may either (i) deposit cash with the lender in the amount of such prepayment (exclusive of the yield maintenance premium payment) as additional reserve funds, which the lender will hold in an additional reserve account, or (ii) deliver to the lender a letter of credit in the amount of such prepayment (exclusive of the yield maintenance

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

premium payment) (the Christiana Mall Borrower will have the option of having such reserve funds or letter of credit, as applicable, returned to the Christiana Mall Borrower with the payment to the lender of the amounts required pursuant to clause (a) above with respect to the Outlot Parcel in question (inclusive of any yield maintenance premium payment that may be due and payable as of the date of such prepayment); (ii) upon request by the lender, delivery of a REMIC opinion; (iii) the loan-to-value ratio immediately after the release of the applicable Outlot Parcel being less than or equal to 125%, provided that the Christiana Mall Borrower may prepay the “qualified amount” (with payment of the yield maintenance premium calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; and (iv) delivery of rating agency confirmation. In addition, the Christiana Mall Borrower may obtain release of certain vacant, non-income producing and unimproved land or land improved only by landscaping, utility facilities that are readily relocatable or surface parking areas (the “Release Parcel”) provided, among other conditions, (a) the Christiana Mall Borrower delivers at least 10 days’ prior written notice, (b) the Christiana Mall Borrower delivers to the lender satisfactory evidence that the Release Parcel is (x) not necessary for the Christiana Mall Borrower’s operation or use of the Christiana Mall Property for its then-current use and (y) may be readily separated from the Christiana Mall Property without a material diminution in the value of the Christiana Mall Property, (c) after giving effect to such release, the loan-to-value ratio immediately is less than or equal to 125%, and the borrower prepays the “qualified amount” necessary in order to satisfy such ratio, (d) the Christiana Mall Borrower pays to the lender a fee in the amount of $10,000, along with any related out-of-pocket expenses, and (e) the Christiana Mall Borrower delivers a rating agency confirmation from each applicable rating agency for any such release, provided, however, that such condition will not apply to an Acquired Expansion Parcel. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Releases; Partial Releases” in the Preliminary Prospectus.

Target Purchase and Put Options. Target constructed its own store on a 10.15-acre site which is ground leased from the Christiana Mall Borrower. The ground lease agreement with Target provides that Target has a fair market value purchase option to acquire the fee interest from the Christiana Mall Borrower in the Target property at any time during the ground lease term. The ground lease with Target has an initial term which runs through December 2036 and also includes five, 10-year renewal options and one final, five-year renewal option. The ground lease does not have any minimum rent but does require Target to make a contribution (currently $139,557 per year) towards the common area maintenance (“CAM”). The Target ground lease states, should Target exercise its purchase option, Target would still be obligated to pay its CAM contribution to the Christiana Mall Borrower through its lease term. The appraisal concluded that the exclusion of Target from the Christiana Mall Property in the appraisal would not affect the value of the Christiana Mall Property.

The lender will release the Target parcel from the lien of the mortgage in the event Target exercises its purchase option pursuant to the terms of the Target lease. Such release is subject to satisfaction of certain conditions, which include, but are not limited to: (i) such purchase option may not be exercised in the event that (a) the Christiana Mall Borrower, or controlling affiliate of the Christiana Mall Borrower, acquires Target’s interest under its lease and (b) such option had not therefore been exercised in accordance with Target’s lease; (ii) if the loan-to-value ratio immediately after the release of the Target parcel is less than or equal to 125%, the Christiana Mall Borrower repays the “qualified amount” (with payment of the yield maintenance premium amount calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; (iii) the Christiana Mall Borrower causes all proceeds from the sale of the Target parcel to be deposited into the clearing account to be applied in the same manner as rents; and (iv) the Christiana Mall Borrower pays a fee in the amount of $10,000.

Pursuant to the terms set forth in the Target lease, Target has the unilateral right to require the Christiana Mall Borrower to purchase the improvements located on the Target parcel owned by Target (the “Target Improvements”) and/or, if Target is then the fee owner of the Target parcel (pursuant to the exercise of its purchase option or otherwise), the fee interest in the Target parcel, for the lesser of fair market value or book value (the “Put Option”). On or prior to the anticipated date of the conveyance of the Target Improvements pursuant to the exercise by Target of the Put Option, the Christiana Mall Borrower must execute and deliver to the lender any amendment or modification to the mortgage or similar documents reasonably necessary in order to confirm that the lien of the mortgage attaches to the Target Improvements, in form and substance reasonably satisfactory to the lender. See “Description of the Mortgage Pool—Property Types—Retail Properties” in the Preliminary Prospectus.

Terrorism Insurance. The Christiana Mall Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 36 months plus 12 months of extended indemnity that covers perils of terrorism and acts of terrorism, provided, in the event that the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the Christiana Mall Borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the Christiana Mall Property and business interruption coverage.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Hampton Inn
PAD H
PAD C
HOBBY LOBBY
GRADE POWER
PAKMAIL
SportClips
Publix
Academy
DOUG BAKER BLVD.
CB&S Bank
BBVA Compass
ZAXBY'S
amc THEATRES
FitnessXpress
SEW PRECIOUS
CACHE SALON
SUSHI VILLAGE
TAZIKIS
UBREAKIFIX
The Melting Pot
santa fe day spa
Walgreens
COWBOYS
DOUBLE OAK ANIMAL CLINIC
N
Anchor / Major
Inline
Vacant
Pad Ready
Not Part of Collateral

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Village at Lee Branch II
601-1401 Doug Baker Boulevard
Birmingham, AL 35242
BIRMINGHAM
Birmingham-Shuttlesworth Intl. Airport
East Birmingham
Irondale
Central City
College Hills
Downtown
Birmingham-Jefferson Conv. Center
Birmingham Southern College
Legion Field
University of Alabama - Birmingham
Baptist Medical Ctr. Princeton
West End Manor
Avondale Park
Trinity Medical Ctr.
Eastwood Festival Centre
Boswell Highland Golf Course
Pine Tree Country Club
The Country Club at Birmingham
Botanical Gardens & Zoo
Lane Park
Mountain Brook Club
Mountain Brook
Old Overton Country Club
George Ward Park
Vulcan Park & Museum
Samford University
Colonial Brookwood Village
Brookwood Medical Ctr.
Sicard Hollow Athletic Complex
Lake Purdy
JEFFERSON COUNTY
Homewood
Vestavia Country Club
The Summit Birmingham
Vestavia Hills
Little Valley Mountain
Shops of Colonnade
River Ridge
Brook Highland Plaza
Shoal Creek Golf Club
The Village at Lee Branch
Inverness Corners
Oxmoor Valley Golf Club
Hoover Country Club
SHELBY COUNTY
Renaissance Ross Bridge Golf Resort and Spa
Moss Rock Preserve
Hoover
Valleydale Village
Jefferson State Community College
EBSCO Information Services
Oak Mountain Lake
Bessemer
Aldridge Gardens
Riverchase Galleria
Riverchase Village
Southeastern Bible College
Birmingham United Soccer Association
The Plaza at Riverchase
Colonial Promenade at Hoover
Indian Springs Village
Hoover Metropolitan Complex
Oak Mountain Amphitheatre
Oak Mountain State Park
Pelham
Johnson Mtn.
Helena
CHATTANOOGA
HUNTSVILLE
Decatur
Tupelo
Hamilton
Jasper
Attalla
Gadsden
Rome
Roswell
Marietta
MISSISSIPPI
Winona
Columbus
BIRMINGHAM
Anniston
ATLANTA
Bessemer
Hoover
Tuscaloosa
Louisville
Sylacauga
LaGrange
Auburn
Macon
Demopolis
Meridian
MONTGOMERY
COLUMBUS
ALABAMA
GEORGIA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Albany
Monroeville
Ozark
Enterprise
Hattiesburg
Atmore
Dothan
Crestview
MOBILE
Milton
Biloxi
Pensacola
FLORIDA
Gulfport
Pascagoula
Destin
Panama City
TALLAHASSEE
Gulf of Mexico

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Location:	Birmingham, AL 35242
				General Property Type:	Retail
Original Balance:	$21,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$21,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	2004/N/A
Loan Purpose:	Refinance			Size:	223,300 SF
Borrower Sponsors:	Stephen M. LaMastra; Moshe Manoah			Cut-off Date Balance per SF:	$94
Mortgage Rate:	5.7500%			Maturity Date Balance per SF:	$81
Note Date:	10/18/2018			Property Manager:	Star Commercial, LLC (borrower-related)
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	12 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(2):	$2,246,832
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.4%
Additional Debt Type:	N/A			UW NCF DSCR:	1.63x (IO)	1.35x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(2):	$2,008,504 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,040,270 (12/31/2017)
Reserves(1)				3rd Most Recent NOI:	$1,737,592 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.3% (8/1/2018)
RE Tax:	$0	$29,168	N/A	2nd Most Recent Occupancy:	92.7% (12/31/2017)
Insurance:	$31,077	$3,108	N/A	3rd Most Recent Occupancy:	91.5% (12/31/2016)
Replacements:	$0	$2,791	N/A	Appraised Value (as of):	$34,500,000 (6/29/2018)
TI/LC:	$500,000	$18,608	$500,000	Cut-off Date LTV Ratio:	60.9%
Deferred Maintenance:	$5,750	$0	N/A	Maturity Date LTV Ratio:	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	98.7%	Loan Payoff:	$20,072,092	94.3%
Borrower Equity:	$281,761	1.3%	Reserves:	$536,827	2.5%
			Closing Costs:	$672,842	3.2%
Total Sources:	$21,281,761	100.0%	Total Uses:	$21,281,761	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW NOI increased more than 10% compared to the Most Recent NOI due to (i) rent steps through December 1, 2019 being included in the underwriting, (ii) real estate taxes being underwritten based on the actual 2018 tax bills of $350,011 compared to the 8/31/2018 TTM real estate tax of $406,915 and (iii) four tenants (Grade Power Learning Center, ATI Physical Therapy, Cache Salon-RELO, and Highland Shoe Company, LLC) commencing their leases in 2018.

The Mortgage Loan. The ninth largest mortgage loan (the “Village at Lee Branch II Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,000,000 secured by a first priority fee mortgage encumbering an anchored retail property known as Village at Lee Branch II (the “Village at Lee Branch II Property”). The proceeds of Village at Lee Branch II Mortgage Loan, together with $281,761 in borrower equity, were used to refinance the Village at Lee Branch II Property, pay closing costs, and fund upfront reserves.

The Borrower and the Borrower Sponsors. The borrower is Monarch at Lee Branch LLC, a Delaware limited liability company (the “Village at Lee Branch II Borrower”). Legal counsel to the Village at Lee Branch II Borrower delivered a non-consolidation opinion in connection with the origination of the Village at Lee Branch II Mortgage Loan. The Village at Lee Branch II Borrower is managed by Monarch Lee Branch Holdings, LLC (100%, Sole Member). Hagshama Birmingham Alabama Platinum LLC owns a 30.538% interest in Monarch Lee Branch Holdings, LLC. The borrower sponsors and non-recourse carveout guarantors of the Village at Lee Branch II Mortgage Loan are Moshe Manoah and Stephen M. LaMastra on a joint and several basis.

Moshe Manoah is a founding member of Crown Holdings Group and is responsible for building existing portfolios, evaluating and executing acquisitions and dispositions as well as the development of real estate opportunities throughout the Southeastern United States. Mr. Manoah entered the real estate business over 25 years ago as the founding member and a general contractor of NRI Construction, Inc. (“NRI”). Mr. Manoah was responsible for all business development at NRI and took the company to over $250 million in revenue. Mr. Manoah has completed over $500 million in residential development, commercial development and re-development of real estate projects. Mr. Manoah, along with a business associate, were the subject of a 2014 Securities and Exchange Commission civil action alleging insider trading. The case was subsequently settled. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Stephen M. LaMastra is the managing principal of Monarch Investments Group (“Monarch”), an Atlanta based real estate investment firm, and has over two decades of experience in acquiring, developing, financing and managing real estate assets. Mr. LaMastra also serves as president and CEO of Star Commercial, LLC, an affiliated asset and property management company which manages over 2 million SF of real estate. Mr. LaMastra has acquired over $200 million worth of properties in less than 5 years, since refining Monarch’s strategy and model.

The Property. The Village at Lee Branch II Property is a 223,300 SF anchored retail property located in Birmingham, Alabama, within Shelby County, approximately 13.1 miles southeast of the Birmingham central business district. The improvements on the Village at Lee Branch II Property were constructed in 2004 and consist of six, one-story retail buildings. The Village at Lee Branch II Property includes three pad sites, none of which is currently improved with a building and are adjacent to Hobby Lobby and to Baumhower’s. The pad adjacent to Hobby Lobby encompasses approximately 43,403 SF (one anchor/junior anchor pad), and the two pads adjacent to Baumhower’s each encompass approximately 13,429 SF (two small building pads). The Village at Lee Branch II Property is situated on a 39.96-acre site with 1,423 surface parking spaces (approximately 6.37 spaces per 1,000 SF). As of August 1, 2018, the Village at Lee Branch II Property was 94.3% leased to 27 national, regional and local tenants. The Village at Lee Branch II Property is anchored by AMC Theatres (Carmike Cinemas) (67,950 SF) and major tenants include: Hobby Lobby (56,030 SF), Urban Home Market, LLC (16,600 SF), Santa Fe Day Spa (7,200 SF), and Baumhower’s (7,040 SF). The Village at Lee Branch II Property is part of a larger, 506,527 SF retail development that includes the Village at Lee Branch I, an adjoining center anchored by Publix, Academy Sports, Lifeway Christian, and Panera Breads.

Major Tenants.

AMC Theatres (Carmike Cinemas) (67,950 SF, 30.4% of NRA, 33.4% of underwritten base rent). Carmike Cinemas (“Carmike”) was acquired by AMC Entertainment Holdings, Inc. (“AMC”) (NYSE: AMC) in December 2016 for $858.2 million. AMC is the largest operator of movie theatres in the world and offers traditional film programming, independent and foreign films, performing arts, music and sports through its cinema locations. All Carmike theatres have been rebranded to be part of one of the three AMC family of theatres including AMC, AMC Classic, and AMC Dine-In. AMC Classic is designed for smaller mid-sized and suburban markets across the United States and offers more value options for customers. The AMC Classic Theatres include Coca-Freestyle machines, refillable popcorn buckets, and movie nachos. The AMC Classic logo incorporates the folded “C” graphic element from the legacy Carmike brand logo and adopts Carmike’s “America’s Hometown Theatres” tagline. AMC was founded in Kansas City, Missouri in 1920 and currently operates 649 theatres throughout the United States with an average of 12.7 screens per theatre. AMC Theatres has been a tenant at the Village at Lee Branch II Property since 2004 under a lease that commenced July 1, 2004 and expires June 30, 2024, with four, five-year renewal options remaining and no termination options.

Hobby Lobby (56,030 SF, 25.1% of NRA, 19.0% of underwritten base rent). Founded in 1970, Hobby Lobby Stores, Inc. (“Hobby Lobby”) owns and operates a chain of arts and crafts stores in the United States. Hobby Lobby is based in Oklahoma City, Oklahoma and is the largest privately owned arts-and-crafts retailer employing approximately 32,000 employees and operating more than 800 stores in 47 states. Hobby Lobby offers products under various categories including hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby has been a tenant at the Village at Lee Branch II Property since 2004 under a lease that commenced June 26, 2004 and expires June 30, 2024, with two, five-year renewal options remaining and no termination options.

Urban Home Market, LLC (16,600 SF, 7.4% of NRA, 5.3% of underwritten base rent). Urban Home Market, LLC (“Urban Home Market”) is a home furnishings store that offers both rustic and elegant furniture, lighting, decor and design services and specializes in only new home décor. Founded in 2014 as a spinoff of a Birmingham consignment business, McMahon’s Renaissance Consignment & Marketplace, Urban Home Market has its only location at the Village at Lee Branch II Property. Urban Home Market’s decorators work with a homeowner throughout the entire decorating process and allow the customer to spend the night in their newly decorated home before paying for the project in what the owner refers to as the “live with it, pay for it” system. Urban Home Market has been a tenant at the Village at Lee Branch II Property since 2015 under a lease that commenced April 1, 2015 and expires April 30, 2022, with two, three-year renewal options remaining and no termination options.

Santa Fe Day Spa (7,200 SF, 3.2% of NRA, 4.0% of underwritten base rent). Santa Fe Day Spa is a premier spa, salon, and aesthetic center that serves the Birmingham area. Santa Fe Day Spa specializes in massages, facials, body wraps, manicures, and pedicures. Santa Fe Day Spa has been a tenant at the Village at Lee Branch II Property since 2004 under a lease that commenced December 7, 2004 and expires July 31, 2021, with two, five-year renewal options remaining and no termination options.

Baumhower’s (7,040 SF, 3.2% of NRA, 5.5% of underwritten base rent). Baumhower’s was founded by Bob Baumhower, a retired football player of the University of Alabama and the Miami Dolphins. Baumhower’s is a full service casual sports restaurant that specializes in chicken wings. Baumhower’s restaurants feature athletic décor and televisions. Baumhower’s currently has 10 locations throughout the state of Alabama. Bob Baumhower serves as CEO of Aloha Hospitality International, a restaurant management company that develops and runs the Baumhower’s Victory Grille franchise, as well as Dauphin’s – a fine dining restaurant on the 34th floor of the RSA Trustmark Bank building in downtown Mobile, Alabama. Baumhower’s has been a tenant at the Village at Lee Branch II Property since 2009 under a lease that commenced September 1, 2009 and expires December 31, 2019, with one, five-year renewal option remaining and no termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

The following table presents a summary regarding the largest tenants at the Village at Lee Branch II Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
AMC Theatres (Carmike Cinemas)	B/B2/B+	67,950	30.4%	$837,824	33.4%	$12.33	$4,563,623	$67	20.9%	6/30/2024
Total Anchor Tenants		67,950	30.4%	$837,824	33.4%	$12.33

Major Tenants
Hobby Lobby	NR/NR/NR	56,030	25.1%	$476,255	19.0%	$8.50	N/A	N/A	N/A	6/30/2024
Urban Home Market, LLC	NR/NR/NR	16,600	7.4%	$133,464	5.3%	$8.04	N/A	N/A	N/A	4/30/2022
Santa Fe Day Spa	NR/NR/NR	7,200	3.2%	$100,800	4.0%	$14.00	$1,339,623	$186	11.0%	7/31/2021
Baumhower’s	NR/NR/NR	7,040	3.2%	$136,858	5.5%	$19.44	$2,657,511	$377	6.8%	12/31/2019
Fitness Express	NR/NR/NR	6,000	2.7%	$53,280	2.1%	$8.88	N/A	N/A	N/A	9/30/2019
Pablo’s Restaurante Cantina	NR/NR/NR	5,600	2.5%	$86,800	3.5%	$15.50	$680,701	$122	17.9%	5/31/2023
The Melting Pot	NR/NR/NR	5,328	2.4%	$72,000	2.9%	$13.51	$746,700	$140	9.6%	MTM
Revolve Kitchen and Brew	NR/NR/NR	5,152	2.3%	$71,098	2.8%	$13.80	N/A	N/A	N/A	12/31/2027
Total Major Tenants		108,950	48.8%	$1,130,554	45.0%	$10.38

Other Tenants		33,600	15.0%	$542,592	21.6%	$16.15
Vacant		12,800	5.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		223,300	100.0%	$2,510,970	100.0%	$11.93

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending June 30, 2018 for each tenant reporting sales.

(5)	Occ. Cost % is based on the contractual rent as of the August 1, 2018 rent roll and underwritten reimbursements divided by most recently reported sales.

The following table presents historical sales information for the tenants at the Village at Lee Branch II Property that are required to present sales information to the Village at Lee Branch II Borrower:

Historical Sales Summary(1)
	3rd Most Recent Reported Sales			2nd Most Recent Reported Sales			Most Recent Reported Sales
Tenant	Sales ($)	Sales PSF	Occ. Cost(2)	Sales ($)	Sales PSF	Occ. Cost(2)	Sales ($)	Sales PSF	Occ. Cost(2)
Tazikl’s Greek Fare	$2,253,077	$626	4.4%	$2,203,754	$612	4.5%	$2,207,695	$613	4.5%
Nails of Grace	N/A	N/A	N/A	$253,997	$106	15.1%	$302,740	$126	12.7%
Sports Clip	$443,816	$370	6.5%	$454,203	$379	6.3%	$462,101	$385	6.2%
Annabell’s Southern Boutique	N/A	N/A	N/A	$243,898	$203	11.5%	$261,307	$218	10.8%
Total/Wtd. Avg.	$2,696,893	$562	4.7%	$3,155,852	$376	6.1%	$3,233,843	$385	6.0%

(1)	Information is based on the underwritten rent roll and sales report as of July 27, 2018.

(2)	Occ. Cost % is based on the base rent as of the August 1, 2018 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

The following table presents certain information relating to the lease rollover at the Village at Lee Branch II Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	5,328	2.4%	2.4%	$13.51	$72,000	2.9%	2.9%
2018	0	0	0.0%	2.4%	$0.00	$0	0.0%	2.9%
2019	4	15,440	6.9%	9.3%	$15.07	$232,738	9.3%	12.1%
2020	4	9,600	4.3%	13.6%	$16.62	$159,552	6.4%	18.5%
2021	7	16,800	7.5%	21.1%	$13.89	$233,376	9.3%	27.8%
2022	4	22,600	10.1%	31.2%	$10.91	$246,600	9.8%	37.6%
2023	3	9,200	4.1%	35.4%	$15.04	$138,328	5.5%	43.1%
2024	2	123,980	55.5%	90.9%	$10.60	$1,314,079	52.3%	95.4%
2025	0	0	0.0%	90.9%	$0.00	$0	0.0%	95.4%
2026	0	0	0.0%	90.9%	$0.00	$0	0.0%	95.4%
2027	1	5,152	2.3%	93.2%	$13.80	$71,098	2.8%	98.3%
2028	1	2,400	1.1%	94.3%	$18.00	$43,200	1.7%	100.0%
2029 & Beyond	0	0	0.0%	94.3%	$0.00	$0	0.0%	100.0%
Vacant	0	12,800	5.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	27	223,300	100.0%		$11.93	$2,510,970	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The Village at Lee Branch II Property is located in Birmingham, Alabama in Shelby County, within the Birmingham-Hoover, AL metropolitan statistical area (the “Birmingham MSA”). Encompassing more than 5,332 square miles, the Birmingham MSA is comprised of seven counties. Birmingham is located at the foothills of the Appalachian Mountains at the cross section of two major railroads and was once considered the primary industrial center of the southern United States. Birmingham’s economy is driven by medical research, banking and service-based industries. Located approximately 142 miles west of Atlanta and approximately 85 miles north of Montgomery, Birmingham is a major banking center, ranking ninth in the nation with assets of nearly $200 billion. Birmingham is also home to the corporate HQ for Regions Financial Corporation and BBVA Compass, and major regional operations for State Farm and Allstate. Other major employers within the Birmingham MSA include University of Alabama at Birmingham (“UAB”), the United States Government, Alabama Power Company, Compass Bank, City of Birmingham and Children’s Hospital. UAB is located approximately 12.3 miles northwest of the Village at Lee Branch II Property. As of the fall semester 2017, UAB had a total enrollment of 20,902 and offered 162 degrees.

The Village at Lee Branch II Property is located on U.S. Highway 280, the primary corridor through the Village at Lee Branch II Property’s neighborhood, extending northwest/southeast. Additional primary corridors include Cahaba Valley Road and Valleydale Road. Interstate 459 is at the northwestern boundary of the neighborhood and provides a ring road around the south and east sides of Birmingham. Interstate 65 is west of the neighborhood and provides direct access to Birmingham’s central business district to the north and Montgomery to the south. Interstate 20 extends east/west through the region, providing access to Atlanta, Georgia and Jackson, Mississippi. The neighborhood surrounding the Village at Lee Branch II Property is comprised of office and retail development along the primary corridors, with single-family and multi-family uses along the secondary corridors. Retail development located along U.S. Highway 280 include Village at Lee Branch, The Colonnade, River Ridge, Inverness Corners, Plaza, Heights and Brook Highland Plaza, along with other smaller strip-type and free-standing retail centers. The Summit is an open-air lifestyle center and is considered one of the premier shopping destinations in Alabama. The Summit, located approximately 5.9 miles north of the Village at Lee Branch II Property, is an upscale mixed-use development that opened in the mid-1990s and currently encompasses approximately 1.0 million SF of retail and office space. The Summit features national and regional upscale tenants including Saks Fifth Avenue, Apple, Brooks Brothers, Restoration Hardware, West Elm, Anthropologie, Williams Sonoma, and Vera Bradley. According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Village at Lee Branch II Property is 3,898, 39,260 and 67,284, respectively. The 2018 estimated average household income within the same radii is $126,170, $128,162 and $124,263, respectively.

According to the appraisal, the Village at Lee Branch II Property is located within the Birmingham retail market which contained approximately 104.0 million SF of retail space as of second quarter of 2018. The Birmingham retail market reported a vacancy rate of 4.4% with an average rental rate of $10.26 per SF. The Birmingham retail market reported positive net absorption of 203,954 SF during the second quarter of 2018. There was 231,681 SF of retail space under construction and year-to-date deliveries totaling 18,500 SF.

According to the appraisal, the Village at Lee Branch II Property is located within the Shelby County retail submarket which contained approximately 12.9 million SF of retail space as of second quarter of 2018. The Shelby County retail submarket reported a vacancy rate of 3.1% with an average rental rate of $15.16 per SF. The Shelby County retail submarket reported positive net absorption of 10,522 SF during the second quarter of 2018. There was 27,775 SF of retail space under construction and no year-to-date deliveries.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

The following table presents competitive retail properties with respect to the Village at Lee Branch II Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Village at Lee Branch II 1201 Doug Baker Boulevard Birmingham, AL	Retail	2004/N/A	223,300(1)	94.3%(1)	AMC Theatres	N/A
Village at Lee Branch 410 Doug Baker Boulevard Hoover, AL	Retail	2004/N/A	192,892	97.0%	Publix, Academy Sports	0.3 miles
Inverness Plaza and Corners 100 Inverness Corners Hoover, AL	Neighborhood/Retail	1985/2015	311,262	96.0%	Kohl’s, Winn-Dixie, PGA Superstore, Planet Fitness	3.0 miles
Inverness Village 4700 Highway 280 Birmingham, AL	Neighborhood/Retail	2004/N/A	55,107	100.0%	The Fresh Market, Walgreens	3.1 miles
River Ridge Shopping Center 4610 Highway 280 Birmingham, AL	Power Center/Retail	2001/N/A	172,166	99.0%	Best Buy, Nordstrom Rack, Staples, Cost Plus	3.8 miles
The Colonnade 3409 Colonnade Parkway Birmingham, AL	Neighborhood/Retail	1989/2004	127,031	97.0%	Gold’s Gym	5.4 miles
Cahaba Village 2800 Cahaba Village Plaza Birmingham, AL	Neighborhood/Retail	2007/N/A	115,205	100.0%	Whole Foods	7.0 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Village at Lee Branch II Property:

Cash Flow Analysis
	2015(1)	2016	2017	8/31/2018 TTM	UW	UW PSF
Base Rent(2)	N/A	$2,357,546	$2,385,055	$2,444,582	$2,712,770	$12.15
Total Recoveries	N/A	$485,090	$808,352	$689,504	$743,266	$3.33
Other Income(3)	N/A	$25,912	$31,591	$8,689	$22,064	$0.10
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($201,800)	($0.90)
Effective Gross Income	N/A	$2,868,549	$3,224,997	$3,142,775	$3,276,300	$14.67
Total Expenses	N/A	$1,130,957	$1,184,727	$1,134,271	$1,029,468	$4.61
Net Operating Income(4)	N/A	$1,737,592	$2,040,270	$2,008,504	$2,246,832	$10.06
Capital Expenditures	N/A	$0	$0	$0	$33,495	$0.15
TI/LC	N/A	$0	$0	$0	$223,300	$1.00
Net Cash Flow	N/A	$1,737,592	$2,040,270	$2,008,504	$1,990,037	$8.91

Occupancy %	N/A	91.5%	92.7%	92.5%	94.2%(5)
NOI DSCR (P&I)	N/A	1.18x	1.39x	1.37x	1.53x
NCF DSCR (P&I)	N/A	1.18x	1.39x	1.37x	1.35x
NOI Debt Yield	N/A	8.3%	9.7%	9.6%	10.7%
NCF Debt Yield	N/A	8.3%	9.7%	9.6%	9.5%

(1)	The Village at Lee Branch II Property was acquired in December 2015; therefore, the 2015 cash flow statements are not available.

(2)	UW Base Rent is based on the rent roll dated August 1, 2018 and include (i) rent steps through December 1, 2019 of $25,072 and (ii) vacancy gross up of $201,800.

(3)	Other Income includes miscellaneous income and late charges.

(4)	UW Net Operating Income increased more than 10% compared to the 8/31/2018 TTM Net Operating Income due to (i) rent steps through December 1, 2019 being included in the underwriting, (ii) real estate taxes being underwritten based on the actual 2018 tax bills of $350,011 compared to the 8/31/2018 TTM real estate tax of $406,915 and (iii) four tenants (Grade Power Learning Center, ATI Physical Therapy, Cache Salon-RELO, and Highland Shoe Company, LLC) commencing their leases in 2018.

(5)	UW Occupancy % is based on the underwritten vacancy of 5.8%. The Village at Lee Branch II Property was 94.3% occupied as of August 1, 2018.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Escrows and Reserves. The Village at Lee Branch II Borrower deposited into escrow at origination (i) $31,077 for annual insurance premiums, (ii) $500,000 for tenant improvement and leasing commissions (“TI/LC”), and (iii) $5,750 for deferred maintenance. The Village at Lee Branch II Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) replacement reserves of $2,791 and (iv) $18,608 for TI/LCs, subject to a cap of $500,000.

Lockbox and Cash Management. The Village at Lee Branch II Mortgage Loan documents provide for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Village at Lee Branch II Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account, and funds in the lockbox account are required to be transferred to the cash management account within two business days. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Village at Lee Branch II Mortgage Loan documents. Pursuant to the Village at Lee Branch II Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) to the extent a Cash Sweep Event (as defined below) period is not in effect, to the Village at Lee Branch II Borrower, (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant (as defined below) TI/LC account until the cure of such Critical Tenant Trigger Event has occurred, and (c) if a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then to the lender controlled excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the Village at Lee Branch II Borrower’s second late debt service payment within any consecutive 12-month period, (iii) any bankruptcy action of the Village at Lee Branch II Borrower, the guarantor or property manager, (iv) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (v) a Critical Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, such event of default has been cured or waived; in regard to clause (ii) above, the Village at Lee Branch II Borrower has made 12 consecutive debt service payments on time; in regard to clause (iii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Village at Lee Branch II Borrower, within 45 days for the guarantor, and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Village at Lee Branch II Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; and in regard to clause (v) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Village at Lee Branch II Borrower, the guarantor or property manager, (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived; in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Village at Lee Branch II Borrower, within 45 days for the guarantor, and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Village at Lee Branch II Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; and in regard to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Critical Tenant” means each of Carmike Motion Pictures Birmingham III, LLC and Hob-Lob, Limited Partnership or any other tenant occupying the space currently occupied by such tenant (and each related lease, a “Critical Tenant Lease”).

A “Critical Tenant Trigger Event” will occur upon the occurrence of any of the following (i) the date that a Critical Tenant gives notice of its intention to not extend or renew its lease; (ii) on or prior to 24 months prior to the date a Critical Tenant Lease expires, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease (or 18 months prior to the then applicable expiration date under the lease if the Carmike Renewal Condition (as defined below) has been satisfied); (iii) on or prior to the date on which a Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, the applicable Critical Tenant fails to give such notice; (iv) an event of default under a Critical Tenant Lease exists; (v) a bankruptcy action of a Critical Tenant occurs; and (vi) if a Critical Tenant discontinues its normal business operations or goes dark. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii), or (iii) above, the date that (1) a Critical Tenant Lease extension is executed and delivered by the Village at Lee Branch II Borrower, and the related Critical Tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) above, after the applicable event of default under the related Critical Tenant Lease is cured, as determined by lender in its reasonable discretion; (c) with respect to clause (v) above, the Critical Tenant ceases to be a debtor in the applicable bankruptcy action or the affirmation of the Critical Tenant Lease in the applicable bankruptcy action, provided that in each case the Critical Tenant is actually paying all rents and other amounts under its lease; and (d) with respect to clause (vi) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event has occurred.

A “Carmike Renewal Condition” will occur upon the lease extension of the Carmike lease at a minimum net rent of $12.33 PSF and a lease expiration of no earlier than December 31, 2029.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the applicable Critical Tenant space has been leased to one or more replacement tenants for a term of at least 10 years on terms that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full, and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space as evidenced by the applicable estoppel certificate.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Village at Lee Branch II Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

MINNEAPOLIS
MINNESOTA
Rochester
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WISC.
Sioux Falls
Sioux City
Mason City
Waterloo
Cedar Rapids
IOWA
Ames
Dubuque
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Iowa City
DES MOINES
Knoxville
Oskaloosa
OMAHA
Council Bluffs
Lincoln
NEBR.
Ottumwa
Burlington
Keokuk
ILLINOIS
MISSOURI
Kirksville
Quincy

Lake Michigan
MICHIGAN
Elgin
Aurora
CHICAGO
Gary
Joliet
Hammond
South Bend
Elkhart
TOLEDO
Columbia City
FORT WAYNE
Monticello
Wabash
INDIANA
Lafayette
Kokomo
OHIO
Bloomington
Champaign
Decatur
ILLINOIS
Muncie
Anderson
Carmel
Fishers
Terre Haute
INDIANAPOLIS
Greenwood
DAYTON
Springfield
Hamilton
Columbus
CINCINNATI
Evansville
Owensboro
LOUISVILLE
Frankfort
LEXINGTON
KENTUCKY

IDAHO
WYOMING
Logan
Ogden
Rock Springs
Rawlins
Laramie
Cheyenne
SALT LAKE CITY
Provo
Vernal
Fort Collins
Greeley
Longmont
Boulder
DENVER
AURORA
UTAH
Grand Junction
Aspen
Vail
COLORADO SPRINGS
Pueblo
Moab
COLORADO
Montrose
Durango
Alamosa
Trinidad
Farmington
ARIZONA
NEW MEXICO
Española

ARKANSAS
Texarkana
El Dorado
Greenville
Monroe
Vicksburg
JACKSON
SHREVEPORT
LOUISIANA
MISSISSIPPI
Alexandria
Natchez
Hattiesburg
TEXAS
BATON ROUGE
BEAUMONT
Lake Charles
LAFAYETTE
NEW ORLEANS
Houma
Cut Off
Gulf of Mexico

VIRGINIA
Danville
Winston-Salem
Greensboro
Burlington
Oxford
Henderson
Durham
RALEIGH
Cary
Chapel Hill
Statesville
Concord
CHARLOTTE
Fayetteville
NORTH CAROLINA
SOUTH CAROLINA
Columbia
Florence
Wilmington
Atlantic Ocean

Regency Properties Portfolio

1	Raceway Mall	Knoxville, IA
2	Columbia Square	Columbia City, IN
3	Monticello Marketplace	Monticello, IN
4	Wabash Crossings East	Wabash, IN
5	Tarpon Heights	Cut Off, LA
6	Granville Corners	Oxford, NC
7	Vernal Towne Center	Vernal, UT

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Retail
Original Balance(1):	$20,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$20,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	612,940 SF
Borrower Sponsor:	Regency Commercial Associates LLC			Cut-off Date Balance per SF(1):	$58
Mortgage Rate:	5.4460%			Maturity Date Balance per SF(1):	$50
Note Date:	10/15/2018			Property Manager:	Regency Property Services LLC (borrower-related)
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI(2):	$3,794,516
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	10.8%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Balance(1):	$15,250,000			UW NCF DSCR(1):	1.70x (IO)	1.39x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	$2,662,815 (7/31/2018 TTM)
Reserves(2)				2nd Most Recent NOI(3):	$1,828,822 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	N/A
RE Tax:	$118,297	$47,196	N/A	Most Recent Occupancy:	89.4% (8/31/2018)
Insurance:	$171,349	Springing	N/A	2nd Most Recent Occupancy:	83.0% (7/31/2018)
Replacements:	$0	$7,662	$275,823	3rd Most Recent Occupancy:	83.0% (12/31/2017)
Deferred Maintenance:	$159,825	$0	N/A	Appraised Value (as of)(4):	$47,330,000 (Various)
TI/LC:	$750,000	Springing	$643,587	Cut-off Date LTV Ratio(1)(4):	74.5%
Material Tenant Rollover:	$600,000	$0	N/A	Maturity Date LTV Ratio(1)(4):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$35,250,000	100.0%	Loan Payoff:	$29,806,622	84.6%
			Reserves:	$1,799,470	5.1%
			Closing Costs:	$1,004,869	2.9%
			Return of Equity:	$2,639,039	7.5%
Total Sources:	$35,250,000	100.0%	Total Uses:	$35,250,000	100.0%

(1)	The Regency Properties Portfolio Mortgage Loan (as defined below) is part of the Regency Properties Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $35,250,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Regency Properties Portfolio Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(3)	The 3rd Most Recent NOI is not available as the Regency Properties Portfolio Properties (as defined below) were acquired between December 2016 and January 2018. The Most Recent NOI and 2nd Most Recent NOI include full-year financial reporting for only four of the seven Regency Properties Portfolio Properties, which comprise 60.6% of the portfolio NRA. UW NOI is based on the underwritten rent rolls dated August 31, 2018 for all seven Regency Properties Portfolio Properties.

(4)	Appraised Value, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are based on the aggregate “as-is” appraised values of the Regency Properties Portfolio Properties. The appraiser concluded an “as stabilized” appraised value as of August 1, 2021 for the Monticello Marketplace property of $9.08 million, which assumes a stabilized occupancy of 100.0%. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, such property has an allocated Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 61.7% and 54.0%, respectively. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, the Regency Properties Portfolio (as defined below) has an aggregate Appraised Value of $48.61 million and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.5% and 63.4%, respectively.

The Mortgage Loan. The tenth largest mortgage loan (the “Regency Properties Portfolio Mortgage Loan”) is part of a whole loan (the “Regency Properties Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $35,250,000. The Regency Properties Portfolio Whole Loan is secured by the fee interests in a seven-property portfolio of retail properties totaling 612,940 SF located in Indiana, Iowa, Louisiana, North Carolina, and Utah (collectively, the “Regency Properties Portfolio Properties” or “Regency Properties Portfolio”). Promissory Note A-1, with an original principal balance of $20,000,000, represents the Regency Properties Portfolio Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Regency Properties Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Regency Properties Portfolio Whole Loan, including the remaining promissory note, which is currently held by UBS AG and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Regency Properties Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C14	Yes
Note A-2	$15,250,000	$15,250,000	UBS AG	No
Total	$35,250,000	$35,250,000

The proceeds of the Regency Properties Portfolio Whole Loan were used to refinance existing debt on the Regency Properties Portfolio, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are Regency Vernal LLC, Regency Oxford II LLC, Regency Cut Off LLC, Regency Wabash East LLC, Regency Monticello LLC, Regency Columbia City LLC, and Regency Knoxville LLC (collectively, the “Regency Properties Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Regency Properties Portfolio Whole Loan. All of the Regency Properties Portfolio Borrowers are 100% owned by Regency CSP III LLC, which is 100% owned by the nonrecourse carve-out guarantor, Regency Commercial Associates LLC (the “Regency Properties Portfolio Sponsor”).

The Regency Properties Portfolio Sponsor is a privately-owned Indiana limited liability real estate investment company headquartered in Evansville, Indiana committed to service and investment in county seat communities that serve as the hub for business, local government, recreation, and shopping for surrounding rural regions. Founded in 1949, the Regency Properties Portfolio Sponsor owns and operates a portfolio of 64 properties located in 18 states throughout various regions of the United States, totaling 6.28 million SF of retail real estate. According to its balance sheet dated December 31, 2017, the Regency Properties Portfolio Sponsor has total assets and a net worth of approximately $255.8 million and $48.4 million, respectively.

The Properties.

The Regency Properties Portfolio consists of seven retail centers totaling 612,940 SF located in seven different cities throughout Indiana, Iowa, Louisiana, North Carolina, and Utah. The Regency Properties Portfolio Properties range in size from 42,956 SF to 159,854 SF and are situated on sites ranging from 3.40 acres to 18.71 acres. As of the August 31, 2018 rent rolls, the Regency Properties Portfolio is approximately 89.4% occupied by a mix of 67 national, regional, and local tenants, with individual property occupancies ranging from 85.0% to 96.7%. The following table presents certain information relating to the Regency Properties Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Occupancy (%)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(2)(3)
Vernal Towne Center	Vernal, UT	2014	159,854	86.5%	$1,428,183	43.1%	$15,250,000	43.3%	$20,200,000	75.5%
Monticello Marketplace	Monticello, IN	1979, 2003, 2008	105,005	94.4%	$508,060	15.3%	$5,600,000	15.9%	$7,800,000	71.8%
Columbia Square	Columbia City, IN	1981, 2002	114,369	86.7%	$239,659	7.2%	$3,200,000	9.1%	$5,100,000	62.7%
Wabash Crossings East	Wabash, IN	2008	22,137	93.0%	$321,107	9.7%	$3,000,000	8.5%	$3,920,000	76.5%
Granville Corners	Oxford, NC	1990	110,941	85.0%	$276,789	8.3%	$2,900,000	8.2%	$3,710,000	78.2%
Tarpon Heights	Cut Off, LA	1982	57,678	95.6%	$298,121	9.0%	$2,800,000	7.9%	$3,500,000	80.0%
Raceway Mall	Knoxville, IA	1988	42,956	96.7%	$245,424	7.4%	$2,500,000	7.1%	$3,100,000	80.6%
Total/Wtd. Avg.			612,940	89.4%	$3,317,343	100.0%	$35,250,000	100.0%	$47,330,000	74.5%

(1)	Information is based on the underwritten rent rolls.

(2)	Allocated Cut-off Date Balance is based on the Regency Properties Portfolio Whole Loan.

(3)	The appraiser concluded an “as stabilized” appraised value as of August 1, 2021 for the Monticello Marketplace property of $9.08 million, which assumes a stabilized occupancy of 100.0%. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, such property has an Allocated Cut-off Date LTV Ratio of 61.7%, the aggregate Appraised Value of the Regency Properties Portfolio is $48.61 million, and the Regency Properties Portfolio Whole Loan has a Cut-off Date LTV Ratio of 72.5%.

The Regency Properties Portfolio Sponsor acquired the Regency Properties Portfolio Properties between December 2016 and January 2018 for a total acquisition cost of approximately $45.0 million, and has since invested approximately $1.9 million in capital improvements and other soft costs. Based on a total cost of $46.9 million, the Regency Properties Portfolio Sponsor has approximately $14.4 million cash equity remaining in the Regency Properties Portfolio.

Three of the Regency Properties Portfolio Properties are anchored by grocer tenants: Kroger at the Monticello Marketplace property and Columbia Square property, and Hy-Vee Food Stores at the Raceway Mall property, which is located directly across from the Knoxville Raceway and Marion county fairgrounds. The Vernal Towne Center property is shadow anchored by Lowe’s Home Improvement and Walmart Supercenter, which are located on adjacent lots along northbound US Route 40, in addition to anchor tenants such as Sportsman’s Warehouse and T.J. Maxx. The Wabash Crossings East property is shadow anchored by Walmart Supercenter, which is located on an adjacent lot on westbound Cass Street. Two of the Regency Properties Portfolio Properties are anchored by discount retailers: Roses and Peebles at the Granville Corners property, and Stage and Dollar General at the Tarpon Heights property. The weighted average length of tenancy for all tenants of the Regency Properties Portfolio is currently 16.8 years. The top five tenants have been in occupancy for a weighted average of 25.8 years, with three of the top five tenants having been in occupancy for over 30 years. The Regency Properties Portfolio Properties are neighborhood shopping retail centers primarily located in county seat community hubs.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Portfolio Property Anchors
Property Name	Anchor Type	County Seat	Anchors / Additional Shadow Anchors	Wtd. Avg. Length of Anchor Tenancy
Vernal Towne Center	Retail Anchor	Yes	Sportsman’s Warehouse, T. J. Maxx (anchors) / Lowe’s Home Improvement, Walmart Supercenter (shadow anchors)	4.3 yrs / N/A
Monticello Marketplace	Grocery Anchor	Yes	Kroger - Monticello Marketplace	37.2 yrs
Columbia Square	Grocery Anchor	Yes	Kroger - Columbia Square	40.1 yrs
Wabash Crossings East	Retail Shadow Anchor	Yes	Walmart Supercenter (shadow anchor)	N/A
Granville Corners	Discount Retail Anchor	Yes	Roses, Peebles	7.1 yrs
Tarpon Heights	Discount Retail Anchor	No	Stage, Dollar General	15.0 yrs
Raceway Mall	Grocery Anchor	Yes	Hy-Vee Food Stores	30.4 yrs

Major Tenants.

The Regency Properties Portfolio has nine investment grade tenants across the seven properties, comprising 30.0% of the portfolio NRA, and 29.1% of the portfolio UW base rent. The five largest tenants of the Regency Properties Portfolio collectively make up approximately 39.2% of the Regency Properties Portfolio’s NRA and 30.4% of the Regency Properties Portfolio’s underwritten base rent. The five largest tenants are summarized below:

Kroger (122,020 SF, 19.9% of NRA, 15.5% of underwritten base rent). Founded in 1883 and incorporated in 1902, The Kroger Co. (“Kroger”) (NYSE: KR) (Moody’s/S&P: Baa1/BBB) operates 2,782 supermarkets across the United States and has 60 million household customers, according to its 2017 annual report. During the fiscal year ending February 3, 2018, Kroger completed sales of $122.7 billion, a 6.4% increase over the previous fiscal year’s sales. Kroger occupies 65,146 SF at the Monticello Marketplace property (62.0% of property NRA) and 56,874 SF at the Columbia Square property (49.7% of property NRA), under two separate leases, and has occupied its spaces for 40.1 years and 37.2 years, respectively. At the Monticello Marketplace property, Kroger pays base rent of $6.73 PSF through its lease expiration in May 2019 and percentage rent of 1% of sales over $42.6 million (capped at $30,000 per annum) and has six, five-year renewal options remaining and no termination options. At the Columbia Square property, Kroger pays base rent of $4.23 PSF through its lease expiration in November 2023 and percentage rent of 1% of sales over $38.0 million (capped at $60,000 per annum) and has six, five-year renewal options remaining and no termination options.

Roses (57,000 SF, 9.3% of NRA, 2.7% of underwritten base rent). Roses operates 248 stores across Midwestern and Southern United States. Founded in 1915, Roses offers an assortment of discount retail merchandise, including toys, health and beauty aids, housewares, furniture, sporting goods, and snacks as well as clothing, accessories, jewelry, and shoes. Roses occupies 57,000 SF at the Granville Corners property (51.4% of NRA) and pays base rent of $2.11 PSF through its lease expiration in May 2019 and percentage rent of 4% of sales over $3.0 million. Its lease provides for two, five-year renewal options with 10% rent steps and no termination options.

Sportsman’s Warehouse (30,676 SF, 5.0% of NRA, 8.0% of underwritten base rent). Sportsman’s Warehouse is an outdoor sporting goods retailer, which operates across 22 states within the United States, including Alaska. Sportsman’s Warehouse sells apparel, footwear, and gear, which caters to sportsmen and sportswomen with interests in hunting, shooting, reloading, camping, fishing, and other outdoor recreational activities. Founded in 1986, Sportsman’s Warehouse has approximately 5,000 employees across all locations supporting its 87 stores. During the fiscal year ending February 3, 2018, Sportsman’s Warehouse completed sales of $809.7 million, a 3.8% increase over the previous fiscal year’s sales. Sportsman’s Warehouse occupies 30,676 SF at the Vernal Town Center property under a lease that commenced in July 2014 and expires in June 2024, with four, five-year renewal options remaining. Under its current lease, Sportsman’s Warehouse has the right to terminate its lease if gross sales do not exceed $7.0 million for the trailing 12-month period ending June 30, 2019, along with written notice between June 30, 2019 and August 31, 2019.

Hy-Vee Food Stores (30,473 SF, 5.0% of NRA, 4.1% of underwritten base rent). Hy-Vee Food Stores (“Hy-Vee”) is an employee-owned supermarket company founded in 1930. Hy-Vee operates 246 stores across eight states concentrated in the Midwestern United States and has over 84,000 employees. According to its company website, Hy-Vee has sales of $10 billion annually. Hy-Vee occupies 30,473 SF at the Raceway Mall property (70.9% of property NRA), and has been in occupancy of its space for approximately 30 years. Hy-Vee pays base rent of $5.91 PSF through its lease expiration in June 2023 and percentage rent of 0.75% of sales over $18.0 million, less fixed rent and reductions and has three, five-year renewal options remaining and no termination options. Additionally, Hy-Vee Wine & Spirits occupies 2,800 SF at the Raceway Mall property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

The following table presents certain information relating to the major leases at the Regency Properties Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost
Kroger	Monticello Marketplace	NR/Baa1/BBB	65,146	10.6%	$438,312	10.0%	$32,549,800(3)	$500	1.5%	5/31/2019
Roses	Granville Corners	NR/NR/NR	57,000	9.3%	$120,000	2.7%	$2,917,183(4)	$51	4.1%	5/31/2019
Kroger	Columbia Square	NR/Baa1/BBB	56,874	9.3%	$240,672	5.5%	$28,947,499(5)	$509	0.9%	11/30/2023
Sportsman’s Warehouse(6)	Vernal Towne Center	NR/NR/NR	30,676	5.0%	$352,500	8.0%	N/A	N/A	N/A	6/30/2024
Hy-Vee Food Stores(7)	Raceway Mall	NR/NR/NR	30,473	5.0%	$180,000	4.1%	$16,846,453(8)	$553	1.6%	6/6/2023
T.J. Maxx	Vernal Towne Center	NR/A2/A+	23,000	3.8%	$212,750	4.9%	$4,509,291(9)	$196	5.7%	8/31/2024
Ross Dress For Less	Vernal Towne Center	NR/A3/A-	20,064	3.3%	$190,608	4.4%	N/A	N/A	N/A	1/31/2025
Goody’s	Columbia Square	NR/NR/NR	16,650	2.7%	$75,000	1.7%	N/A	N/A	N/A	1/31/2023
Stage	Tarpon Heights	NR/NR/NR	16,464	2.7%	$67,500	1.5%	$1,097,052(10)	$67	8.7%	1/31/2021
Peebles	Granville Corners	NR/NR/NR	15,134	2.5%	$45,402	1.0%	$997,860(11)	$66	6.2%	1/31/2023
Subtotal/Wtd. Avg.			331,481	54.1%	$1,922,744	43.9%
Remaining Tenants			216,571	35.3%	$2,456,650	56.1%
Vacant			64,888	10.6%	$0	0.0%
Total/Wtd. Avg.			612,940	100.0%	$4,379,394	100.0%

(1)	Information is based on the underwritten rent rolls.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	As of the trailing 12-month period ending May 31, 2018.

(4)	As of the trailing 12-month period ending June 30, 2018.

(5)	As of the trailing 12-month period ending November 30, 2017.

(6)	Sportsman’s Warehouse has the right to terminate its lease if gross sales for the trailing 12-month period ending June 30, 2019 do not exceed $7.0 million and notice is given prior to August 31, 2019.

(7)	Excludes Hy-Vee Wine & Spirits, which leases 2,800 SF at the Raceway Mall property for $5.50 PSF through June 6, 2023.

(8)	As of the trailing 12-month period ending September 30, 2017.

(9)	As of the trailing 12-month period ending January 31, 2018.

(10)	As of the trailing 12-month period ending January 31, 2018.

(11)	As of the trailing 12-month period ending February 28, 2018.

The following table presents certain information relating to the lease rollover schedule at the Regency Properties Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	2,676	0.4%	0.4%	$11.64	$31,160	0.7%	0.7%
2019	12	143,211	23.4%	23.8%	$5.89	$843,733	19.3%	20.0%
2020	9	38,745	6.3%	30.1%	$7.63	$295,774	6.8%	26.7%
2021	7	28,664	4.7%	34.8%	$9.27	$265,829	6.1%	32.8%
2022	4	16,793	2.7%	37.5%	$7.01	$117,747	2.7%	35.5%
2023	14	153,922	25.1%	62.7%	$5.80	$893,433	20.4%	55.9%
2024	9	91,085	14.9%	77.5%	$12.61	$1,148,922	26.2%	82.1%
2025	6	59,576	9.7%	87.2%	$10.57	$629,821	14.4%	96.5%
2026	1	2,200	0.4%	87.6%	$16.00	$35,200	0.8%	97.3%
2027	2	11,180	1.8%	89.4%	$10.53	$117,775	2.7%	100.0%
2028	0	0	0.0%	89.4%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	89.4%	$0.00	$0	0.0%	100.0%
Vacant	0	64,888	10.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	67	612,940	100.0%		$7.99	$4,379,394	100.0%

(1)	Information is based on the underwritten rent rolls.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

The Markets. The Regency Properties Portfolio Properties are located in seven different cities throughout Indiana, Iowa, Louisiana, North Carolina, and Utah. The following tables present certain information relating to the competitive sets of the three largest Regency Properties Portfolio Properties by Allocated Cut-off Date Balance:

Vernal, Utah: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Vernal Towne Center property was 20,099 and 27,762, respectively, and $87,271 and $86,548, respectively.

Vernal Towne Center Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Vernal Towne Center	—	2014	159,854(1)	86.5%(1)	$12.52(1)
Diamond Mountain Shopping Center Warehouse Space	1.5	1990	88,433	91.9%	$3.33
Uintah Plaza Shopping Center	1.6	1983	128,133	30.1%	NAV
Vernal Plaza	1.7	2005	16,037	82.3%	$12.00 - $22.00
Vernal Marketplace	0.1	2005	27,275	80.6%	$13.00 - $16.00
Vernal Towne Center - Gardner	0.1	2016	10,300	63.1%	$16.00 - $25.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Monticello, Indiana: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Monticello Marketplace property was 8,553 and 11,564, respectively, and $62,834 and $65,268, respectively.

Monticello Marketplace Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Monticello Marketplace	—	1979, 2003, 2008	105,005(1)	94.4%(1)	$7.02(1)
Wal-Mart	1.9	NAV	150,000	100.0%	NAV
Monticello Plaza	0.2	1984	81,836	100.0%	NAV
Monticello Shops	0.2	NAV	19,410	100.0%	$7.00 - $9.00
Shoppes at Monticello	1.5	2004	10,000	100.0%	NAV
Monticello Suites	1.7	2001	14,184	41.1%	$11.00 - $12.00
R&J Plaza	0.7	2000	27,200	89.0%	$8.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Columbia City, Indiana: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Columbia Square property was 11,570 and 14,800, respectively, and $69,707 and $71,560, respectively.

Columbia Square Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Columbia Square	—	1981, 2002	114,369(1)	86.7%(1)	$4.54(1)
Town & Country Center	1.3	1996	58,155	95.8%	$15.00
Town & Country Plaza	0.9	1989	50,000	100.0%	NAV
Columbia Commons	1.2	2005	12,000	100.0%	NAV
Wal-mart Supercenter	0.9	1989	147,558	100.0%	$9.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Regency Properties Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(2)	7/31/2018 TTM(2)	UW	UW PSF
Gross Potential Rent(3)	N/A	N/A	$1,993,169	$2,852,344	$4,908,851	$8.01
Total Recoveries	N/A	N/A	$481,293	$716,807	$919,842	$1.50
Other Income	N/A	N/A	$12,995	$38,071	$17,000	$0.03
Less Vacancy & Credit Loss	N/A	N/A	($12,436)	$4,831	($464,767)	($0.76)
Effective Gross Income	N/A	N/A	$2,475,021	$3,612,053	$5,380,925	$8.78
Total Operating Expenses	N/A	N/A	$646,199	$949,238	$1,586,409	$2.59
Net Operating Income	N/A	N/A	$1,828,822	$2,662,815	$3,794,516	$6.19
Tenant Improvements	N/A	N/A	$0	$0	$243,387	$0.40
Leasing Commissions	N/A	N/A	$0	$0	$108,878	$0.18
Replacement Reserves	N/A	N/A	$0	$0	$124,909	$0.20
Net Cash Flow	N/A	N/A	$1,828,822	$2,662,815	$3,317,343	$5.41

Occupancy %	N/A	N/A	83.0%	83.0%	89.4%
NOI DSCR (P&I)(4)	N/A	N/A	0.77x	1.12x	1.59x
NCF DSCR (P&I)(4)	N/A	N/A	0.77x	1.12x	1.39x
NOI Debt Yield(4)	N/A	N/A	5.2%	7.6%	10.8%
NCF Debt Yield(4)	N/A	N/A	5.2%	7.6%	9.4%

(1)	Historical operating performance prior to 2017 is not available as the Regency Properties Portfolio Properties were acquired between December 2016 and January 2018.

(2)	Operating performance for 2017 and 7/31/2018 TTM include full-year financial reporting for only four of the seven Regency Properties Portfolio Properties, which comprise 60.6% of the portfolio NRA.

(3)	UW Gross Potential Rent is based on the underwritten rent rolls as of August 31, 2018 and includes (i) vacancy gross up of $449,631, (ii) percentage rent of $79,826, and (iii) rent steps of $67,629.

(4)	Debt service coverage ratios and debt yields are based on the Regency Properties Portfolio Whole Loan.

Escrows and Reserves. At origination, the Regency Properties Portfolio Borrowers deposited in escrow (i) $118,297 for real estate taxes, (ii) $171,349 for insurance premiums, (iii) $159,825 for deferred maintenance, (iv) $750,000 for tenant allowances, tenant improvement costs and leasing commissions (“TI/LC”) and (v) $600,000 into a Material Tenant (as defined below) reserve ($120,000 with respect to Roses’ lease and $480,000 with respect to Kroger’s lease at the Monticello Marketplace property). On a monthly basis, the Regency Properties Portfolio Borrowers are required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $47,196, (ii) 1/12 of annual estimated insurance premiums, provided however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect, except for required flood insurance, for which the Regency Properties Portfolio Borrowers will be required to make monthly escrows, (iii) $7,662 for capital expenditures, subject to a cap of $275,823, and (iv) $17,877 monthly into a TI/LC reserve, subject to a cap of $643,587.

Lockbox and Cash Management. The Regency Properties Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be swept into a cash management account every business day for the payment of, among other things, monthly escrows, debt service and property operating expenses pursuant to an annual approved budget. During the continuance of a Cash Sweep Trigger Event (as defined below), excess cash flow will be swept from the cash management account to pay extraordinary expenses and the remaining amount, if any, into (i) a Material Tenant reserve during the continuance of a Material Tenant Trigger Event (as defined below) or (ii) an excess cash flow account during any Cash Sweep Trigger Event other than one caused by a Material Tenant Trigger Event.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Regency Properties Portfolio Borrowers, the Regency Properties Portfolio Sponsor or the property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 90 days of such filing, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters, (iv) an indictment for fraud or misappropriation of funds by the Regency Properties Portfolio Borrowers, Regency Properties Portfolio Sponsor or affiliated property manager or a director or an officer of the Regency Properties Portfolio Borrowers, Regency Properties Portfolio Sponsor or affiliated property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a Material Tenant Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Regency Properties Portfolio Borrowers, the Regency Properties Portfolio Sponsor or the property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 90 days of such filing, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.15x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

A “Material Tenant Trigger Event” will commence upon (i) any Material Tenant giving written notice of its intent to terminate or not to extend or renew its lease; (ii) on or prior to six months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant fails to extend or renew its lease, provided however, that the failure of either Kroger at the Monticello Marketplace property or Roses at the Granville Corners property to extend or renew its respective lease in 2019 will not cause a Material Tenant Trigger Event under this clause; (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the Regency Properties Portfolio Borrowers of its election to renew its lease, such Material Tenant failing to give such notice; (iv) a monetary event of default in excess of $10,000 or a material non-monetary event of default under a Material Tenant lease that continues beyond any applicable notice and cure period; (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action; (vi) a Material Tenant lease being terminated or being no longer in full force and effect; or (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to its Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space, or (c) all or a portion of the applicable Material Tenant space is leased to a replacement tenant; in regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space or (y) all or a portion of the applicable Material Tenant space is leased to a replacement tenant; in regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; in regard to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding); provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty; in regard to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant; or in regard to clause (vii) above, the applicable Material Tenant re-commences its operations such that it is no longer dark, and has not vacated or ceased to conduct business at the Regency Properties Portfolio. For any Material Tenant Trigger Event, the Regency Properties Portfolio Borrowers either (a) deposit with the lender an amount equal to 12 months of the then-current rent at the Regency Properties Portfolio and all other recovery amounts (the “Material Tenant Trigger Prevention Amount”) or (b) deliver to the lender a letter of credit equal to the Material Tenant Trigger Prevention Amount for each Material Tenant causing a Material Tenant Trigger Event.

A “Material Tenant” means (i)(a) Kroger at the Columbia Square property or (b) any tenant at the Columbia Square property that either (x) leases 20% or more of the NRA at the Columbia Square property or (y) accounts for no less than 20% of the total in-place base rent at the Columbia Square property, (ii)(a) Stage at the Tarpon Heights property, (b) Dollar General at the Tarpon Heights property or (c) any tenant at the Tarpon Heights property that either (x) leases 20% or more of the NRA at the Tarpon Heights property or (y) accounts for no less than 20% of the total in-place base rent at the Tarpon Heights property, (iii)(a) Hy-Vee at the Raceway Mall property or (b) any tenant at the Raceway Mall property that either (x) leases 20% or more of the NRA at the Raceway Mall property or (y) accounts for no less than 20% of the total in-place base rent at the Raceway Mall property, (iv)(a) Kroger at the Monticello Marketplace property or (b) any tenant at the Monticello Marketplace property that either (x) leases 20% or more of the NRA at the Monticello Marketplace property or (y) accounts for no less than 20% of the total in-place base rent at the Monticello Marketplace property, (v)(a) Roses at the Granville Corners property or (ii) any tenant at the Granville Corners property that either (x) leases 20% or more of the NRA at the Granville Corners property or (y) accounts for no less than 20% of the total in-place base rent at the Granville Corners property, (vi)(a) Sportsman’s Warehouse at the Vernal Towne Center property, (b) T.J. Maxx at the Vernal Towne Center property, (c) Ross Dress for Less at the Vernal Towne Center property or (d) any tenant at the Vernal Towne Center property that either (x) leases 15% or more of the NRA at the Vernal Towne Center property or (y) accounts for no less than 15% of the total in-place base rent at the Vernal Towne Center property or (vii) any tenant at the Wabash Crossings East property that either (x) leases 50% or more of the NRA at the Wabash Crossings East property or (y) accounts for no less than 50% of the total in-place base rent at the Wabash Crossings East property.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Regency Properties Portfolio Borrowers may obtain the release of any of the Regency Properties Portfolio Properties securing the Regency Properties Portfolio Whole Loan, at any time on or after the first monthly payment date following the end of the two-year period commencing on the closing date of the UBS 2018-C14 Trust, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Regency Properties Portfolio Borrowers prepay a portion of the Regency Properties Portfolio Whole Loan equal to 120% of the allocated loan amount of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) the debt service coverage ratio as of the origination date, (iv) the debt yield for the remaining properties is no less than the greater of (a) the debt yield immediately preceding such release and (b) the debt yield at origination of the Regency Properties Portfolio Whole Loan, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) the loan-to-value ratio at origination of the Regency Properties Portfolio Whole Loan.

Terrorism Insurance. The Regency Properties Portfolio Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

TRANSACTION CONTACT INFORMATION

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Cantor Fitzgerald & Co. / CCRE

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925

Jared Noordyk	Tel. (212) 915-1709

Natixis

Matthew Feast	Tel. (212) 891-5742

David Williams	Tel. (212) 891-5781

Delphine Clerjaud	Tel. (212) 891-5775

Mark Lacerenza	Tel. (212) 891-6172

Andrew Florio	Tel. (212) 891-6572

William Han	Tel. (212) 891-5765

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.